As filed with the Securities and Exchange Commission on October 16, 2012

Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Coil Tubing Technology, Inc.
(Name of registrant in its charter)

Nevada	3533	76-0625217
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

19511 Wied Rd. Suite E
Spring, Texas 77388
281-651-0200
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Jason Swinford, Chief Executive Officer
19511 Wied Rd. Suite E
Spring, Texas 77388
281-651-0200
 (Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount Being Registered (1)	Proposed Maximum Price Per Share(2)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee
Common Stock, par value $0.001 per share	887,501 (3)	$2.30	$2,041,252	$278.43

Total	887,501 (3)	$2.30	$2,041,252	$278.43

(1)           In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended and based on the average of the high and low sales prices of our common stock reported on the OTC Pink Market on October 15, 2012, the last day that the Company’s common stock traded on the OTC Pink Market prior to the date of this filing. This amount has been calculated only for purposes of determining the registration fee, the actual amount received by the Selling Stockholders will be based upon fluctuating market prices on the OTC Pink Market or in the event our securities are quoted on the Over-The-Counter Bulletin Board (“OTCBB”) in the future, as it is our intention, on the OTCBB.

(3)           Includes 562,501 shares of outstanding common stock; 220,000 shares of common stock issuable upon exercise of warrants to purchase 220,000 shares of common stock of the Company which expire on August 28, 2013, with an exercise price of $1.00 per share; and 105,000 shares of common stock issuable upon exercise of warrants to purchase 105,000 shares of common stock of the Company with a term expiring on January 5, 2017 and an exercise price of $1.00 per share, which are being offered by the Selling Stockholders described in the Prospectus below.

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2012

PROSPECTUS

Relating to the Resale of 887,501 Shares of Common Stock

The Selling Stockholders named in this Prospectus are offering 887,501 shares of common stock offered through this Prospectus for their own account, which includes 562,501 shares of outstanding common stock; 220,000 shares of common stock issuable upon exercise of warrants to purchase 220,000 shares of common stock of the Company which expire on August 28, 2013, with an exercise price of $1.00 per share; and 105,000 shares of common stock issuable upon exercise of warrants to purchase 105,000 shares of common stock of the Company with a term expiring on January 5, 2017 and an exercise price of $1.00 per share.

 We will not receive any proceeds from this Offering (provided that we may receive up to $325,000 in connection with the exercise of the warrants, which shares of common stock issuable upon exercise thereof are being registered herein) and have not made any arrangements for the sale of these securities.

Our common stock is presently traded on the OTC Pink Sheet market under the symbol “CTBG”; however, our securities are currently highly illiquid, and subject to large swings in trading price, and are only traded on a sporadic and limited basis. The Selling Stockholders will sell at prevailing market prices or privately negotiated prices on the OTC Pink Sheet Market, or on the OTC Bulletin Board, where we hope to quote our shares subsequent to this filing.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The Selling Stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other Offering expenses.

Each Selling Stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, the Selling Stockholders may be deemed to be underwriters.

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended.  “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

The purchase of the securities offered through this Prospectus involves a high degree of risk.  See the section entitled “Risk Factors” starting on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  The Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS ________________ , 2012

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, information contained in this Prospectus concerning our industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly-available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us using data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this Prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors.”

For investors outside the United States: we have not taken any action to permit a public offering of the shares of our common stock or the possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Prospectus.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." The Company currently has one wholly-owned subsidiary; Coil Tubing Technology Holdings, Inc., a Nevada corporation, which in turn has three wholly-owned subsidiaries, Precision Machining Resources, Inc. (“PMR”) and Coil Tubing Technology, Inc. (“CTT Texas”), both Texas corporations and Coil Tubing Technology Canada Inc., an Alberta, Canada corporation (“CTT Canada”). In this Prospectus, the terms "we," "us," "our," “Coil Tubing” and "Company," refer to Coil Tubing Technology, Inc., a Nevada corporation and its subsidiaries.  "Common Stock" refers to the common stock, par value $0.001 per share, of Coil Tubing Technology, Inc.

Our Company

We specialize in the design and production of proprietary tools for the coil tubing industry. We concentrate on three categories of coil tubing applications: tubing fishing, tubing work over and coil tubing drilling, which categories of applications are described in greater detail below. We currently outsource 95% of our tools and components to be manufactured by outside manufacturers and purchase the remaining 5% of our products off the shelf.

Coiled tubing refers to using a long, thin, continuous string of hollow pipe that is mounted on a truck to workover oil and gas wells. Crews lower this tubing into the well under the careful control of an operator and once in place this pipe allows the usage of specialized tools, and the pumping of fluids such as nitrogen into the well. The tool string at the bottom of the coil is often called the bottom hole assembly (“BHA”). The BHA can range from something as simple as a jetting nozzle, for jobs involving pumping chemicals or cement through the coil, to a larger string of logging tools, depending on the operations. Coiled tubing is used for a wide range of oil field services, including but not limited to drilling, logging,  fracturing, cementing, fishing, completion and production.

We focus on the development, marketing and rental of advanced tools and related technical solutions for use with coil tubing and jointed pipe in the BHA for the exploration and production of hydrocarbons (“E&P”).  Although various companies in the E&P services industry have realized the importance of coiled tubing, we have focused entirely on the development of dedicated, patented, proprietary downhole tools and related marketing strategies.

The Market for Coiled Tubing

We believe that the United States domestic market and Canada, which we are actively trying to expand our presence in, is by far the largest and the most competitive market for coil tubing technology, due to the older age of wells and the difficulty in keeping them profitable. Moreover, the United States is considered to be the breeding ground for new technology with a consequential large build-up of coiled tubing units and related companies keeping the rates competitive and therefore coiled tubing workovers more viable.   We are currently focusing our efforts primarily in the United States, Canada and Latin America; however we are also working to expand our distribution markets to include the North Sea and Middle Eastern markets.

Plan of Operations

We believe that we will be able to continue our business operations for the next twelve months without raising any additional capital. We anticipate the need for approximately $11,000,000 in additional funding to support the planned expansion of our operations and acquisitions over the next twelve months and $11,500,000 in additional funding to support our planned expansion and acquisitions over the next 24 months (See also, “Management's Discussion and Analysis of Financial Condition and Results of Operations” – “Plan of Operation for the Next Twelve Months”, below).  We may choose to raise additional funds in the future through sales of debt and/or equity securities to support our ongoing operations and for expansion. Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations and repay our outstanding liabilities. If we do not raise the additional capital, it is likely that we may need to scale back or curtail implementing our business plan.

We are currently working on a new generation of coil tubing tools to aid in and facilitate well drilling. We expect the market for new applications of coiled tubing to continue to expand our operations throughout fiscal 2012 and 2013, especially in drilling and workover applications, which we are actively pursuing, including working to provide additional sales to Canada and moving into international markets including Indonesia.

Moving forward, we anticipate spending a larger percentage of our working capital on research and development activities, which we believe will be required to provide technological advancement to our coiled tubing technologies and workover product lines.  We also hope to undertake acquisitions of related businesses, tool companies and other companies with whom we believe we may have synergistic relationships with in the future, funding permitting; provided that we do not currently have any planned acquisitions, have not entered into any definitive agreements relating to acquisitions and will need to raise additional funding in the future to complete acquisitions, which funding we hope to raise through the sale of debt or equity, which we may not be able to undertake on favorable terms, if at all.

Recent Financial Performance

•
We had total revenue of $2,080,723 for the three months ended June 30, 2012, compared to total revenue of $1,088,386 for the three months ended June 30, 2011, an increase in total revenue of $992,337 or 91.2% from the prior period.

•
We had cost of products and rental revenues of $682,441 for the three months ended June 30, 2012, compared to cost of products and rental revenues of $333,786 for the three months ended June 30, 2011, an increase in cost of product and rental revenues of $348,655 or 104.5% from the prior period.

•
We had cost of revenue – depreciation of rental tools of $245,235 for the three months ended June 30, 2012, compared to $106,928 for the three months ended June 30, 2011, an increase of $138,307 or 129.3% from the prior period.

•
We had gross profit of $1,153,047 for the three months ended June 30, 2012, compared to gross profit of $647,672 for the three months ended June 30, 2011, an increase in gross profit of $505,375 or 78.0% from the prior period.

•
We had total operating expenses of $948,508 for the three months ended June 30, 2012, compared to total operating expenses of $415,552 for the three months ended June 30, 2011, an increase in total operating expenses of $532,956 or 128.3% from the prior period.

•
We had net income of $199,840 for the three months ended June 30, 2012, compared to net income of $223,717 for the three months ended June 30, 2011, a decrease in net income of $23,877 or 10.7% from the prior period.

•
We had total revenue of $4,345,806 for the six months ended June 30, 2012, compared to total revenue of $1,735,302 for the six months ended June 30, 2011, an increase in total revenue of $2,610,504 or 150.4% from the prior period.

•
We had cost of products and rental revenues of $1,334,444 for the six months ended June 30, 2012, compared to cost of products and rental revenues of $609,284 for the six months ended June 30, 2011, an increase in cost of product and rental revenues of $725,160 or 119.0% from the prior period.

•
We had cost of revenue – depreciation of rental tools of $469,433 for the six months ended June 30, 2012, compared to $165,439 for the six months ended June 30, 2011, an increase of $303,994 or 183.7% from the prior period.

•
We had gross profit of $2,541,929 for the six months ended June 30, 2012, compared to gross profit of $960,579 for the six months ended June 30, 2011, an increase in gross profit of $1,581,350 or 164.6% from the prior period.

•
We had total operating expenses of $1,832,900 for the six months ended June 30, 2012, compared to total operating expenses of $810,208 for the six months ended June 30, 2011, an increase in total operating expenses of $1,022,692 or 126.2% from the prior period.

•
We had net income of $699,892 for the six months ended June 30, 2012, compared to net income of $126,728 for the six months ended June 30, 2011, an increase net income of $573,164 or 452.3% from the prior period.

•
We had total revenue of $5,541,131 for the year ended December 31, 2011, compared to total revenue of $1,751,850 for the year ended December 31, 2010, an increase in total revenue of $3,789,281 or 216.3% from the prior period.

•
We had cost of revenue products and rental revenues of $1,681,857 for the year ended December 31, 2011, compared to cost of products and rental revenues of $1,291,701 for the year ended December 31, 2010, an increase in cost of product and rental revenues of $390,156 or 30.2% from the prior period.

•
We had cost of revenue – depreciation of rental tools of $544,013 for the year ended December 31, 2011, compared to $140,593 for the year ended December 31, 2010, a decrease of $403,420 or 286.9% from the prior period.

•
We had gross profit of $3,315,261 for the year ended December 31, 2011, compared to gross profit of $319,556 for the year ended December 31, 2010, an increase in gross profit of $2,995,705 or 937.5% from the prior period.

•
We had total operating expenses of $2,555,538 for the year ended December 31, 2011, compared to total operating expenses of $722,578 for the year ended December 31, 2010, an increase in total operating expenses of $1,832,960 or 253.7% from the prior period.

•
We had net income of $729,445 for the year ended December 31, 2011, compared to net loss of $457,590 for the year ended December 31, 2010, an increase in net income of $1,187,035 from the prior period.

Penny Stock Rules

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended.  “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Emerging Growth Company

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for future filings. See "Description of Business: Government Regulations" contained herein and “Risk Factors” below.

Risks Relating to Our Business and Our Industry

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this Prospectus summary. Some of these risks are:

•	the need for additional funding;
•	our status as a former “shell company”;
•	our lack of a significant operating history;
•	our preferred stock and related rights;
•	the fact that our majority shareholder has control over our voting stock;
•	the loss of key personnel or failure to attract, integrate and retain additional personnel;
•	corporate governance risks;
•	the cost of the production of our products;
•	economic downturns;
•	our ability to innovate;
•	the level of competition in our industry and our ability to compete;
•	our ability to respond to changes in our industry;
•	our ability to protect our intellectual property and not infringe on others’ intellectual property;
•	our ability to scale our business;
•	our ability to maintain supplier relationships;
•	our ability to obtain and retain customers;
•	our ability to produce our products at competitive rates;
•	our ability to execute our business strategy in a very competitive environment;
•	trends in and the market for and the price of oil and gas and alternative energy sources;
•	lack of insurance policies;
•	dependence on a small number of customers;
•	changes in laws and regulations;
•	volatility and/or declines in oil and gas prices;
•	the volatile market for our common stock;
•	our ability to effectively manage our growth;
•	dilution to existing shareholders;
•	costs and expenses associated with being a public company;
•	economic downturns both in the United States and globally;
•	risk of increased regulation of our operations and products; and
•	other risk factors included under “Risk Factors” below.

Corporate Information

Our principal executive offices are located at 19511 Wied Rd., Suite E, Spring, Texas 77388, and our telephone number is (281) 651-0200.  Our website address is www.coiltubingtechnology.com.  The information on, or that may be accessed through, our website is not incorporated by reference into this registration statement and should not be considered a part of this registration statement.

“CTT,” our logo, and other trade names, trademarks, and service marks of the Company appearing in this Prospectus are the property of the Company. Other trade names, trademarks, and service marks appearing in this Prospectus are the property of their respective holders.

SUMMARY OF THE OFFERING:

Common Stock Offered:	887,501 shares of common stock

Common Stock Outstanding Before The Offering:	15,651,827 shares

Common Stock Outstanding After The Offering (assuming the exercise of all warrants which shares of common stock issuable upon exercise thereof are being registered herein):	15,976,827 shares

Use Of Proceeds:
We will not receive any proceeds from the shares offered by the Selling Stockholders in this Offering (provided that we may receive up to $325,000 in connection with the exercise of the warrants, which shares of common stock issuable upon exercise thereof are being registered herein), see also “Use of Proceeds”, below.

Limited Market:
Our common stock is quoted on the OTC Pink Sheets market under the symbol "CTBG." The market for our common stock is highly volatile, sporadic and illiquid as discussed in more detail below, under the heading "Risk Factors." We can provide no assurance that there will be a market for our securities in the future. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

We intend to apply to the Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company.

Risk Factors:
You should read the “Risk Factors” section of this Prospectus beginning on page 12 and all of the other information set forth in this Prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Need for Additional Financing:
We believe that we will be able to continue our business operations for approximately the next twelve months without raising any additional capital. We anticipate the need for approximately $10,000,000 in additional funding to support the planned expansion of our operations and acquisitions over the next approximately twelve months and $15,000,000 in additional funding to support our planned expansion and acquisitions over the next 24 months.  See also, “Management's Discussion and Analysis of Financial Condition and Results of Operations” – “Plan of Operation for the Next Twelve Months”, below. We may choose to raise additional funds in the future through sales of debt and/or equity securities to support our ongoing operations and for expansion. Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations and repay our outstanding liabilities. If we do not raise the additional capital, it is likely that we may need to scale back or curtail implementing our business plan.

Address:	19511 Wied Rd., Suite E, Spring, Texas 77388

Telephone Number:	(281) 651-0200

General Information About This Prospectus

Unless otherwise noted, throughout this Prospectus the number of shares of our common stock to be outstanding following this Offering is based on 15,651,827 shares of our common stock outstanding as of October 16, 2012. It does not include:

•	1,203,334 shares of our common stock issuable upon exercise of outstanding stock options as of October 16, 2012, at a weighted average exercise price of $1.02 per share;

•
warrants to purchase 1,925,000 shares of our common stock at a weighted average exercise price of $1.00 per share, as of October 16, 2012 (of which shares of common stock issuable upon exercise of 325,000 of such warrants are being registered herein);

•	233,333 shares of common stock reserved for future issuance under our 2012 Stock Incentive Plan and 2010 Stock Incentive Plan, as of October 16, 2012; or

•	66,667 shares of common stock issuable upon the conversion of our outstanding Series B Convertible Preferred Stock, as of October 16, 2012.

 Unless otherwise indicated, all information in this Prospectus reflects and assumes the following:

•	no exercise of options or warrants outstanding as of October 16, 2012; and

•	no conversion of our outstanding Series B Convertible Preferred Stock.

[Remainder of page left intentionally blank.]

SUMMARY FINANCIAL DATA

You should read the summary consolidated financial information presented on the following pages as of June 30, 2012 and December 31, 2011 and for the three and six months ended June 30, 2012 and 2011. We derived the summary financial information from our unaudited consolidated financial statements for the three and six months ended June 30, 2012 and 2011 and our audited consolidated financial statements for the years ended December 31, 2011 and 2010, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

[Remainder of page left intentionally blank.]

SUMMARY CONSOLIDATED BALANCE SHEETS INFORMATION
JUNE 30, 2012 AND DECEMBER 31, 2011

	June 30,	December 31,
	2012	2011
Assets	(unaudited)

Current Assets:
Cash	$637,592	$225,750
Accounts receivable, net	1,844,974	1,580,901
Other current assets	76,644	54,490
Total Current Assets	2,559,210	1,861,141

Rental tools, net	3,930,585	3,566,766
Property and equipment, net	537,862	500,696
Intangible assets, net	1,073,331	1,113,333
Total Assets	$8,100,988	$7,041,936

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$802,588	$1,146,736
Accrued liabilities	461,202	276,820
Related party notes payable - current	155,556	155,556
Notes payable - current	61,617	73,818
Total Current Liabilities	1,480,963	1,652,930

Long Term Liabilities:
Related party notes payable, net of current portion	324,073	401,851
Notes payable, net of current portion	159,998	203,593
Total Liabilities	1,965,034	2,258,374

Commitments and contingencies

Stockholders' Equity:
Preferred Stock, $.001 par value, 5,000,000 shares authorized
Series A Preferred Stock, $.001 par value, 1,000,000 shares authorized;
0 shares issued and outstanding	-	-
Series B Convertible Preferred Stock, $.001 par value, 1,000,000 shares
authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Common Stock, $.001 par value, 200,000,000 shares authorized;
15,651,827 and 15,599,327 shares issued and outstanding, respectively	15,652	15,599
Subscription receivable	(800,000)	(1,400,000)
Additional paid-in capital	9,165,535	9,113,088
Accumulated deficit	(2,246,233)	(2,946,125)
Total Stockholders' Equity	6,135,954	4,783,562

Total Liabilities and Stockholders' Equity	$8,100,988	$7,041,936

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION
THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue:
Product revenue	$51,973	$234,914	$102,411	$437,238
Rental revenue	2,028,750	853,472	4,243,395	1,298,064
Total revenue	2,080,723	1,088,386	4,345,806	1,735,302

Cost of revenue:
Cost of products and rental revenue	682,441	333,786	1,334,444	609,284
Cost of revenue - depreciation of rental tools	245,235	106,928	469,433	165,439
Total cost of revenue	927,676	440,714	1,803,877	774,723

Gross profit	1,153,047	647,672	2,541,929	960,579

Operating Expenses:
Selling and marketing	514,634	248,835	1,033,763	421,092
General and administrative	373,609	127,355	680,950	312,271
Depreciation and amortization	60,265	39,362	118,187	76,845
Total operating expenses	948,508	415,552	1,832,900	810,208

Income from operations	204,539	232,120	709,029	150,371

Other expense:
Interest expense	(4,699)	(8,403)	(9,137)	(23,643)
Total other expense	(4,699)	(8,403)	(9,137)	(23,643)

Net income	$199,840	$223,717	$699,892	$126,728

Net income per share :
Basic	$0.01	$0.04	$0.04	$0.03
Diluted	$0.01	$0.03	$0.04	$0.03

Weighted average common shares outstanding:
Basic	16,411,333	6,040,131	16,409,314	3,904,915
Diluted	18,732,517	7,013,346	18,730,498	4,878,130

FORWARD-LOOKING STATEMENTS

Portions of this Prospectus, including disclosure under “Management’s Discussion and Analysis or Plan of Operation,” contain forward-looking statements. These forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning, are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. You can generally identify a forward-looking statement by words such as may, will, should, expect, anticipate, estimate, believe, intend, contemplate or project. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include among others set forth under “Risk Factors”:

•	the need for additional funding;
•	our status as a former “shell company”;
•	our lack of a significant operating history;
•	our preferred stock and related rights;
•	the fact that our majority shareholder has control over our voting stock;
•	the loss of key personnel or failure to attract, integrate and retain additional personnel;
•	corporate governance risks;
•	the cost of the production of our products;
•	economic downturns;
•	our ability to innovate;
•	the level of competition in our industry and our ability to compete;
•	our ability to respond to changes in our industry;
•	our ability to protect our intellectual property and not infringe on others’ intellectual property;
•	our ability to scale our business;
•	our ability to maintain supplier relationships;
•	our ability to obtain and retain customers;
•	our ability to produce our products at competitive rates;
•	our ability to execute our business strategy in a very competitive environment;
•	trends in and the market for and the price of oil and gas and alternative energy sources;
•	lack of insurance policies;
•	dependence on a small number of customers;
•	changes in laws and regulations;
•	volatility and/or declines in oil and gas prices;
•	the volatile market for our common stock;
•	our ability to effectively manage our growth;
•	dilution to existing shareholders;
•	costs and expenses associated with being a public company;
•	economic downturns both in the United States and globally;
•	risk of increased regulation of our operations and products; and
•	other risk factors included under “Risk Factors” below.

With respect to any forward-looking statement that includes a statement of its underlying assumptions or basis, we caution that, while we believe such assumptions or basis to be reasonable and have formed them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by applicable law, including the securities laws of the United States and/or if the existing disclosure fundamentally or materially changes, we do not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect unanticipated events that may occur.

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.  The below risk factors include a discussion of all material risks which we believe are applicable to the Company, its operations and its securities.

We May Require Additional Financing To Implement Our Business Plan And Continue Developing And Marketing Our Products.

The revenues we have generated since our incorporation have not been sufficient to support our operations, which have principally been funded through sales of common stock to date. We currently believe that we will be able to continue our business operations for approximately the next twelve months with our current cash on hand and from our expected revenues. Historically we have received funds from our largest shareholder and Director, Herbert C. Pohlmann, through private placements of our common stock, which we have used to fund our operations.  We anticipate the need for approximately $10,000,000 in additional funding to support the planned expansion of our operations over the next approximately twelve months. Additional available capital may not be available on favorable terms, if at all.  We anticipate the need for approximately $11,500,000 in additional funding to support our plans for expansion of our operations over the next approximately 24 months. We may choose to raise additional funds in the future through sales of debt and/or equity securities to support our ongoing operations and for expansion.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations and repay our outstanding liabilities. If we do not raise the additional capital, it is likely that we may need to scale back or curtail implementing our business plan.

We May Have Difficulty Obtaining Future Funding Sources, If Needed, And We May Have To Accept Terms That Would Adversely Affect Shareholders

We will need to raise funds from additional financing. We have no commitments for any financing and any financing commitments may result in dilution to our existing stockholders. We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Additionally, we may raise funding by issuing convertible notes, which if converted into shares of our common stock would dilute our then shareholders’ interests. Lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

Our Ability To Grow And Compete In The Future Will Be Adversely Affected If Adequate Capital Is Not Available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Shareholders Who Hold Unregistered Shares Of Our Common Stock Will Be Subject To Resale Restrictions Pursuant To Rule 144, Due To The Fact That We Are Deemed To Be A Former “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered securities will be eligible to be sold pursuant to Rule 144, until at least a year after the Registration Statement of which this Prospectus is a part is declared effective by the Commission (assuming we continue to file the reports required under the Exchange Act), any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned).

We Lack A Significant Operating History Focusing On Our Current Business Strategy Which You Can Use To Evaluate Us, Making Share Ownership In Our Company Risky

Our Company lacks a long standing operating history focusing on our current business strategy which investors can use to evaluate our Company’s previous earnings. Therefore, ownership in our Company is risky because we have no significant business history and it is hard to predict what the outcome of our business operations will be in the future.

We Have Established Preferred Stock Which Can Be Designated By The Company's Board Of Directors Without Shareholder Approval And The Board Established Series A Preferred Stock, Which Gives The Holders Majority Voting Power Over The Company.

The Company has 5,000,000 shares of preferred stock authorized. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. In May 2007, we designated 1,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"). The Series A Preferred Stock have no dividend rights, no liquidation preference, no redemption rights and no conversion rights. Shortly after being designated, we granted all 1,000,000 shares of such Series A Preferred Stock to our Executive Vice President and Chairman, Jerry Swinford, who held such shares until his entry into the Executive Employment Agreement in November 2010, described below under “Employment Agreements” pursuant to which such Series A Preferred Stock were cancelled. The Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote (the “Super Majority Voting Rights”).  In June 2007, we designated 1,000,000 shares of Series B Preferred Stock and subsequently issued such Series B Preferred Stock to Grifco.  The Series B Preferred Stock have no voting rights, but are convertible into 66,667 shares of our common stock (0.0667 of one share for each share of Series B Preferred Stock outstanding), if Grifco exercises its option to purchase the Series A Preferred Stock of the Company for aggregate consideration of $100, which option is exercisable for two (2) years from the date that Mr. Swinford no longer desired to hold such Series A Preferred Stock (which date was November 30, 2010 and which option expires on November 30, 2012).  We believe that Grifco is no longer an operating entity and we further believe that the likelihood of Grifco exercising its rights under the Series B Preferred Stock is minimal at this time.

Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company's shareholders, shareholders of the Company will have no control over what designations and preferences the Company's preferred stock will have.

Herbert C. Pohlmann, Our Majority Shareholder and Director, Can Vote A Majority Of Our Common Stock And Can Exercise Control Over Corporate Decisions.

Herbert C. Pohlmann, our majority shareholder and Director beneficially owns 16,001,095 shares of our common stock, representing 92.8% of our outstanding common stock giving him the right to exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Pohlmann may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.  Additionally, as described below under “Certain Relationships and Related Transactions” Mr. Pohlmann has made an approximate $3.75 million provision for our Executive Vice President and Chairman, Jerry Swinford in the event Mr. Pohlmann dies, which could cause conflicts of interest between Mr. Pohlmann, Mr. Swinford as our Executive Vice President and Chairman, and our minority shareholders.  Mr. Pohlmann has also entered into a voting agreement with Mr. Swinford, described in greater detail below under the risk factor entitled “Jerry Swinford, Our Executive Vice President, Chief Financial Officer And Director Is Party To A Voting Agreement With Our Majority Shareholder”.

Jerry Swinford, Our Executive Vice President and Chairman, Can Vote A Majority Of The Outstanding Voting Shares Of Our Wholly-Owned Subsidiary, Coil Tubing Technology Holdings, Inc. ("Holdings").

Jerry Swinford, our Executive Vice President and Chairman, holds 1,000,000 shares of the Series A Preferred Stock of Holdings, which owns and controls substantially all of our assets and operations, which preferred stock gives him the right to vote in aggregate, 51% of the outstanding voting shares of Holdings on all shareholder matters. Accordingly, Mr. Swinford will exercise control in determining the outcome of all corporate transactions or other matters concerning Holdings, including the election of Directors, mergers, consolidations, the sale of all or substantially all of Holdings’ assets, and also the power to prevent or cause a change in control. The interests of Mr. Swinford may differ from the interests of the Company and the Company’s other stockholders and thus result in corporate decisions relating to Holdings that are adverse to the Company or other shareholders.

Jerry Swinford, Our Executive Vice President, Chief Financial Officer And Director Is Party To A Voting Agreement With Our Majority Shareholder.

In January 2011, the Company’s majority shareholder and current Director, Herbert C. Pohlmann, and the Company’s Executive Vice President, Chief Executive Officer and Director, Jerry Swinford, entered into a Voting Agreement, pursuant to which Mr. Pohlmann agreed to vote the shares of the Company which he owns as directed by Mr. Swinford from time to time, to appoint at least 40% of the Company’s Board of Directors, rounded up to the nearest whole number of Directors. As such, Mr. Swinford has the right to direct Mr. Pohlmann to appoint two (2) out of every five (5) Directors of the Company (currently two (2) of the Company’s three (3) Directors), as determined by Mr. Swinford in his sole discretion, pursuant to the Voting Agreement, which remains in effect until December 31, 2015.  Pursuant to the Voting Agreement, Mr. Swinford has the power to appoint two (2) of the Company’s three (3) Directors, and moving forward will have the power to appoint 40% of the Company’s Directors in the event the number of Directors of the Company is increased in the future. Accordingly, Mr. Swinford will exercise significant control in determining the appointment of Directors and subsequently, the outcome of corporate transactions or other matters concerning the Company, including the appointment of officers. The interests of Mr. Swinford may differ from the interests of the Company and the Company’s other stockholders.  The voting rights provided to Mr. Swinford pursuant to the Voting Agreement may be viewed negatively by investors and the marketplace and may cause the value of our shares to decline in value and/or be worth less than similarly situated companies which do not have similar voting arrangements in place.

We Rely On Our Executive Vice President And Chairman, Jerry Swinford, And If He Were To Leave Our Company Our Business Plan Could Be Adversely Effected

We rely on Jerry Swinford, our Executive Vice President and Chairman for the success of our Company. Mr. Swinford has an employment agreement with us, currently effective until November 2015, which employment agreement is described in greater detail below under “Directors, Executive Officers And Corporate Governance”, “Employment Agreements”.  Mr. Swinford’s experience and input creates the foundation for our business and he is responsible for the direction and control over the Company’s development activities. Moving forward, should he be lost for any reason, the Company will incur costs associated with recruiting a replacement and any potential delays in operations which this may cause. If we are unable to replace Mr. Swinford with another individual suitably trained in coil tubing technology we may be forced to scale back or curtail our business plan.

Our Officers Receive Discretionary Bonuses From Time To Time In the Sole Discretion of The Board of Directors, And Have The Ability To Approve Their Own Bonuses.

The Employment Agreements of our officers, Jerry Swinford and his son, Jason Swinford, provide for them to receive discretionary bonuses from time to time in the sole discretion of the Board of Directors.  To date Jerry Swinford has received a discretionary bonus of $108,000 for both the 2011 and 2012 fiscal years and Jason Swinford has received discretionary bonuses of $144,000 and $200,000, for the 2011 and 2012 fiscal years, respectively; provided that the 2012 bonus has been accrued and has not been paid to date.  As Jerry and Jason Swinford represent a majority of our Board of Directors, they have the power, in their sole discretion, to approve discretionary bonuses to themselves from time to time and to further determine the amount of such discretionary bonuses.  The approval and payment of discretionary bonuses to Jerry and Jason Swinford at the discretion of the Board of Directors (of which Jerry and Jason Swinford constitute a majority of such Board of Directors) may ultimately not be in the best interests of the Company or its shareholders.  Furthermore, the perception from the investing community that such discretionary bonuses are not fair to the shareholders or the Company, may be perceived negatively.  The payment of discretionary bonuses may create actual or perceived conflicts of interest between the officers, the Company and the Company’s shareholders. Our results of operations may be adversely affected by discretionary bonuses declared and paid to Jerry and Jason Swinford and the value of our common stock may be adversely effected by such discretionary bonuses and/or negative perceptions from the investing community regarding such bonuses.  See also the risk factor below entitled “We Face Corporate Governance Risks And Negative Perceptions Of Investors Associated With The Fact That We Currently Have Only Three Directors, None of Whom Are Independent” and the description of the Employment Agreements below under “Corporate Governance”, “Employment Agreements”.

Our Officers Have The Right To Receive Substantial Bonuses From The Company Pursuant To Their Employment Agreements.

The Employment Agreements of our officers, Jerry Swinford and his son, Jason Swinford, provide them the right to receive discretionary bonuses (as described in the risk factor above), bonuses based on our yearly EBITDA (for each year other than fiscal 2013), bonuses based on our gross profit (for fiscal 2013) and in Jason Swinford’s case, a bonus based on the occurrence of certain fundamental transactions which effect the Company.

Each of the executives is due a bonus at the end of each calendar year during the term of the agreements (other than 2013) in the event the Company has positive earnings before interest, taxes, depreciation and amortization (minus extraordinary items including stock buybacks, acquisitions and other extraordinary items as determined at the reasonable discretion of the Board of Directors of the Company, and legal fees associated with such items) (“EBITDA”) for the prior calendar year ended December 31 (the “Prior Year”). The bonus is based on a percentage of the officer’s annual base salary for the Prior Year (the “Prior Year’s Salary”) pursuant to a set schedule from between 100% of the Prior Year’s Salary if EBITDA exceeds $7 million to no bonus if EBITDA is less than $2 million.

The officers were also provided the right to earn a profit sharing bonus equal to 2.5% of the Company’s Gross Profit (the “Profit Bonus”) monthly in arrears for each month from January 2013 through December 2013 (each a “Profit Sharing Month”), which Profit Bonus is paid to the officers by the Company based on the applicable Profit Sharing Month’s Gross Profit. “Gross Profit” is defined as the Company’s gross profit (in the event the Company has a gross loss for any period, there shall be no Gross Profit for the applicable period) for each applicable period, calculated by taking the Company’s revenue for the applicable period and subtracting cost of revenues.

In addition to the bonuses described above, Jason Swinford’s Employment Agreement provides for him to receive a bonus (the “Transaction Bonus”) in the event that a (a) Change of Control (as defined in the Employment Agreement) of the Company, Holdings, or CTT Texas; or (b) the sale by the Company of substantially all of the assets of the Company (or controlling interests in the Company’s subsidiaries), each in one or more related transactions (each a “Bonus Transaction”); occurs while Mr. Swinford is employed under the terms of the Employment Agreement or within six (6) months of the termination of such agreement by the Company for any reason other than cause, or by Mr. Swinford for good reason.  The Amount of the Transaction Bonus varies based on a set schedule and provides for Mr. Swinford to receive from between $2 million in the event the total consideration received by the Company and its shareholders is more than $75 million to $5 million in the event the total consideration received by the Company and its shareholders is more than $150 million.

The Employment Agreements and the bonuses are described in greater detail below under “Corporate Governance”, “Employment Agreements”.  Due to the structure of the bonuses, the officers have an incentive to increase our EBITDA and Gross Profit in the periods covered by the bonuses and Jason Swinford has an incentive to facilitate a Bonus Transaction.  Such bonuses may cause actual or perceived conflicts of interest between our officers, the Company and the Company’s shareholders. The payment of the bonuses will likely have a material adverse effect on our results of operations, cash flow and funds available for business operations.  The payment of the bonuses may force us to curtail or abandon planned expansion activities.  The requirement for the Company to pay the bonuses could prevent a change of control of the Company.  Consequently, the bonuses could cause the value of our common stock to decline in value and/or be valued at less than a similarly sized company which does not have a similar bonus structure.

We Will Owe Substantial Consideration To Our Officers In The Event They Are Able to Terminate Their Employment Agreements With Us For “Good Reason”, Including Their Death Or Disability.

We entered into five year Executive Employment Agreements with Jerry Swinford to serve as our Chief Executive Officer and Jason Swinford to serve as our Chief Operating Officer in November 2010.  In December 2011, the agreements were amended, Jerry Swinford resigned as Chief Executive Officer of the Company (provided that he still serves as the Treasurer, Chief Financial Officer and Secretary of the Company) and was appointed as Executive Vice President of the Company and Jason Swinford was appointed as the Chief Executive Officer of the Company.  The agreements were subsequently amended again in August 2012 and October 2012 (effective August 2012) and the December 2011, August 2012 and October 2012 amendments are reflected in the discussion below.  Both agreements are renewable for additional one-year terms as provided in the agreements.  Pursuant to Jerry Swinford’s amended employment agreement, he is currently due $120,000 per year for services to the Company.  Pursuant to Jason Swinford’s amended employment agreement, he is currently due $200,000 per year for services to the Company.  Additionally, each is due Options and Bonuses (as described below under “Directors, Executive Officers And Corporate Governance”, “Employment Agreements”) pursuant to the agreements.  If either individual’s employment is terminated by the Company for “cause” as defined in their agreements, the Company is required to pay such individual the compensation earned by him through the date of termination, including any Bonus which is due (which is calculated pro rata through the end of the last full calendar quarter as applicable), within 10 days of such termination date.  In the event the Company terminates either individual’s employment for no reason or such individual terminates the agreement for “good reason” as provided for in the agreements, including his death, the Company materially diminishing his responsibilities, his disablement, the Company breaching any term of the employment agreement, or a constructive termination (including such individual being demoted, having his salary decreased or being forced to re-locate), the Company is required pay such individual his salary for the remaining amount of the term of the agreement (at such times as the consideration would be due as if he was still employed by the Company), along with an additional $100,000 lump sum payment, due within 10 days of the termination date of the agreement.  As such, in the event that either Jerry or Jason Swinford’s employment agreements are terminated by them for “good reason”, including, but not limited to their death or disablement, we will be forced to continue to pay their salaries, honor their Options and pay them (or their estate) the Bonuses they would have been due as if they were still employed by the Company, as well as paying them a $100,000 lump sum payment.  The requirement for the Company to continue to pay the salaries and other compensation to Jerry and Jason Swinford after they are no longer employed by the Company could prevent us from having sufficient available cash to engage new officers or Directors, materially adversely affect our ability to pay our expenses as they become due, negatively affect our results of operations, and/or prevent a change of control of the Company.

We Face Corporate Governance Risks And Negative Perceptions Of Investors Associated With The Fact That We Currently Have Only Three Directors, None of Whom Are Independent.

Currently, our officers are Jerry Swinford and Jason Swinford, his son.  As such, Jerry and Jason Swinford have significant control over our business direction.  Our Directors include Jerry and Jason Swinford and our majority shareholder, Herbert C. Pohlmann.  As such, Jerry and Jason Swinford have majority control of the Board of Directors and can, among other things, declare themselves discretionary bonuses, take actions to maximize the consideration they are due under their Employment Agreements, and determine their own compensation levels. Additionally, there are no independent members of the Board of Directors available to second and/or approve related party transactions involving Jerry or Jason Swinford or Mr. Pohlmann, including the compensation paid to Jerry or Jason Swinford and the employment agreements we enter into with such individuals. Therefore, investors may perceive that because no other Directors are approving related party transactions involving Jerry or Jason Swinford or Mr. Pohlmann, that such transactions are not fair to the Company. The price of our common stock may be adversely affected and/or devalued compared to similarly sized companies with multiple unrelated and independent officers and Directors due to the investing public’s perception of limitations facing our Company due to the above.

We Have Arrangements In Place With Various Manufacturers To Build And Produce Our Products, And If The Demand For Those Manufacturers’ Skills Increases, The Cost Of Producing Our Products May Increase, Causing Our Profits (If Any) To Decrease.

We currently have a number of arrangements with various manufacturing shops which manufacture our Coil Tubing Technology tools and equipment. In the event that the demand for those manufacturers’ time and unique skills increase, we may be forced to pay more money to have our products manufactured. If this were to happen, we may be forced to charge more for our products, which may cause the demand for our products and consequently our sales to decrease, which would likely cause any securities which you hold to decrease as well. Additionally, if the materials which our products are made from, including steel, increase in cost, it could similarly cause increases in the cost of manufacturing our products, which could force us to increase the prices we charge for our products, which could cause the demand for such products to decline.

Our Future Success And Profitability May Be Adversely Affected If We Fail To Develop And Introduce New And Innovative Products That Appeal To Our Customers.

The oil and gas drilling industry is characterized by continual technological developments that have resulted in, and likely will continue to result in, substantial improvements in the scope and quality of oilfield chemicals, drilling and artificial lift products and services and product function and performance. As a result, our future success depends, in part, upon our continued ability to develop and introduce new and innovative products in order to address the increasingly sophisticated needs of our customers and anticipate and respond to technological and industry advances in the oil and gas drilling industry in a timely manner. If we fail to successfully develop and introduce new and innovative products and services that appeal to our customers, or if new companies or our competitors offer such products, our revenue and profitability may suffer.

If We Are Unable To Adequately Protect Our Intellectual Property Rights Our Business Is Likely To Be Adversely Affected.

We rely on a combination of patents, trademarks, non-disclosure agreements and other security measures to establish and protect our proprietary rights. The measures we have taken or may take in the future may not prevent misappropriation of our proprietary information or prevent others from independently developing similar products or services, designing around our proprietary or patented technology or duplicating our products or services. Furthermore, some of our intellectual property rights are only protected by patent applications and we may choose to not move forward with those patent applications in the future. Finally, our patent applications may not be granted in the future. In the event that we do not move forward with the patent applications and/or do not obtain registration of those patents, we will have a diminished ability to protect our proprietary technology, which could cause us to spend substantial funds in connection with litigation and/or may force us to curtail or abandon our business activities.

Jerry Swinford, Our Executive Vice President And Chairman Has A First Priority Security Interest Over Our Patents.

The Patents (defined below under “Description of Business”, “Patents, Trademarks and Licenses”) which we acquired from Jerry Swinford, our Executive Vice President and Chairman, are significant to our operations and are required for us to operate our business and protect our intellectual property rights.  Mr. Swinford currently holds a first priority security interest over the Patents in order to secure the repayment of a note in the original amount of $700,000 which is due September 15, 2015, and is payable in monthly installments of the lesser of $12,963 or the amount outstanding under such note per month, which note was provided to Mr. Swinford by the Company in connection with the IP Purchase Agreement described in greater detail below under “Certain Relationships and Related Transactions and Director Independence”).  In the event we default in the repayment of such note and Mr. Swinford enforces his security interest over the Patents we may be forced to curtail or abandon our business operations.  The total amount outstanding under the note as of June 30, 2012 was $479,629.

A Significant Amount Of Our Revenues Are Due To Only A Small Number Of Customers, And If We Were To Lose Any Of Those Customers, Our Results Of Operations Would Be Adversely Affected.

The Company had gross sales of $4,345,806 and $1,735,302 during the six months ended June 30, 2012 and 2011, respectively. The Company had two customers representing approximately 15.8% and 16.4% of gross sales during the six months ended June 30, 2012 which were Total Thru Tubing and Weatherford. The Company had three customers representing approximately 12%, 11%, and 10% of gross sales during the six months ended June 30, 2011 which were Dark Light, LLC, Total Thru Tubing, and Quality Energy Services, respectively.   The Company had gross sales of $5,541,131 and $1,751,850 for the years ended December 31, 2011 and 2010, respectively. The Company had one customer that represented greater than 10% of gross sales for the year ended December 31, 2011 which was DSI Thru Tubing. The Company had three customers that represented approximately 18%, 14%, and 11% of gross sales for the year ended December 31, 2010 which were Weatherford, Key Energy Services and Dark Light, LLC, respectively. As a result, the majority of our revenues are due to only a small number of customers, and we anticipate this trend continuing moving forward. Additionally, we do not have any contracts in place with the majority of our customers (except as described below under “Description of Business”, “Material Agreements”) and instead operate purchase order to purchase order with such customers. As a result, a termination in relationship or a reduction in orders from these customers could have a materially adverse effect on our results of operations and could force us to curtail or abandon our current business operations.

A Significant Amount Of Our Revenues Come From Entities Which Are Also Our Competitors, And If We Were To Lose Any Of Those Customers, Or They Were To Create Products To Directly Compete With Ours, Our Results Of Operations Would Be Adversely Affected.

For the year ended December 31, 2011, a significant portion of our revenues, approximately 8.6%, came from Weatherford International and approximately 1.6% came from Thru Tubing Solutions, a Division of Rollins Corporation, which are also competitors of us. While such companies do not currently compete directly for our products, they offer similar products. If either of those entities, or any other entity which is a customer of ours, creates products in the future which directly compete with ours, such entities will likely cease using our services and our revenues could be adversely affected. Similarly, we could lose additional customers to such directly competing competitors, which would further cause a decrease in our results of operations.

Our Revenues Are Subject To Seasonal Rules And Regulations, Such As The Frost Laws Enacted By Several States And Canada, Which Could Cause Our Operations To Be Subject To Wide Seasonal Variations.

Certain states which experience below freezing temperatures during the winter months, and Canada have enacted Frost Laws, which put maximum weight limits on certain public roads during the coldest months of the years, to help prevent damage to the roads caused by frost heaves. As a result, our revenues may be limited in such cold weather states (and Canada) by such Frost Laws and our results of operations for those winter months may be substantially less than our results of operations during the summer months. We are currently focusing our efforts primarily in the United States, Canada and Latin America; however we are also working to expand our distribution markets to include the North Sea and Middle Eastern markets. As a result, our results of operations for one quarterly period may not give an accurate projection of our results of operations for the entire fiscal year and/or may vary significantly from one quarter to the other.

We May Not Be Able To Successfully Manage Our Growth, Which Could Lead To Our Inability To Implement Our Business Plan.

Our growth is expected to place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have two executive officers and three Directors. Further, as we enter into additional contracts, we will be required to manage multiple relationships with various consultants, businesses and other third parties. These requirements will be exacerbated in the event of our further growth. Our systems, procedures and/or controls may not be adequate to support our operations or our management may not be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead to us being forced to abandon or curtail our business plan and operations.

If We Make Any Acquisitions, They May Disrupt Or Have A Negative Impact On Our Business.

If we make acquisitions in the future, funding permitting, of which there can be no assurance, we could have difficulty integrating the acquired company's personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company.  In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;
•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired;
•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities; and
•	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations. Further, the commencement of business in other countries may be subject to significant risks in areas which we are not able to prepare for in advance.

RISKS RELATED TO OUR INDUSTRY

Volatility Or Decline In Oil And Natural Gas Prices May Result In Reduced Demand For Our Products And Services Which May Adversely Affect Our Business, Financial Condition And Results Of Operation.

The markets for oil and natural gas have historically been extremely volatile. We anticipate that these markets will continue to be volatile in the future. Although oil and gas prices have increased significantly in recent years, there can be no guarantees that these prices will remain at current levels. Such volatility in oil and gas prices, or the perception by our customers of unpredictability in oil and natural gas prices, affects the spending patterns in our industry. The demand for our products and services is, in large part, driven by current and anticipated oil and gas prices and the related general levels of production spending and drilling activity. In particular, volatility or a decline in oil and gas prices may cause a decline in exploration and drilling activities. This, in turn, could result in lower demand for our products and services and may cause lower prices for our products and services. As a result, volatility or a prolonged decline in oil or natural gas prices may adversely affect our business, financial condition and results of operations.

Competition From New And Existing Competitors Within Our Industry Could Have An Adverse Effect On Our Results Of Operations.

The oil and gas industry is highly competitive and fragmented. Our principal competitors include numerous small coil tubing companies capable of competing effectively in our markets on a local basis as well as a number of large coil tubing companies that possess substantially greater financial and other resources than we do. Furthermore, we face competition from companies working to develop advanced oil and gas technology which would compete with us and other coil tubing companies.  Additionally, our larger competitors may be able to devote greater resources to developing, promoting and selling or renting their products and services. We may also face increased competition due to the entry of new competitors including current suppliers that decide to sell or rent their coil tubing products and services directly. As a result of this competition, we may experience lower sales if our prices are undercut or advanced technology is brought to market which accomplishes greater results on average than our technology, which would likely have an adverse effect on our results of operations and force us to curtail or abandon our current business plan.

A Reduction In Spending Due To The Economic Downturn Could Result In A Decrease In Demand For Our Products.

If spending on capital expenditures for oil and gas related products such as our Coil Tubing Technology decreases, the demand for products like those provided by us would likely decline. This decrease could reduce our opportunity for growth, increase our marketing and sales costs, and reduce the prices we can charge for products, which could reduce our revenue and operating results.

Our Results Of Operations May Be Negatively Affected By Sustained Downturns Or Sluggishness In The Economy, Including Reductions In Demand Or Low Levels In The Market Prices Of Commodities, All Of Which Are Beyond Our Control.

Sustained downturns in the economy generally affect the markets in which we operate and negatively influence our operations. Declines in demand for oil and gas as a result of economic downturns may reduce our cash flows, especially if our customers reduce exploration and production activities and, therefore, use of our products.

Lower demand for oil and gas and lower prices for oil and gas result from multiple factors that affect the markets which consume our products and services:

•
supply of and demand for energy commodities, including any decreases in the production of oil and gas which could negatively affect the demand for oil and gas in general, and as a result the need for our coil tubing technology;

•
general economic conditions, including downturns in the United States, Canada or other economies which affect energy consumption particularly in which sales to industrial or large commercial customers which could negatively affect the demand for oil and gas in general, and as a result the need for our coil tubing technology; and

•
federal, state and foreign energy and environmental regulations and legislation, which could make oil and gas exploration more costly, which could in turn drive down demand for oil and gas, and which could in turn reduce the demand for our technology and cause our revenues to decrease.

The Long-Term Financial Condition Of Our Businesses Is Dependent On The Continued Availability Of Oil And Gas Reserves.

Our businesses are dependent upon the continued availability of oil production and reserves. Low prices for oil and gas, regulatory limitations, or the lack of available capital for these projects could adversely affect the development of additional reserves and production, and, therefore, demand for our products and services.

Our Business Is Subject To Extensive Regulation That Affects Our Operations And Costs.

Our assets and operations are subject to regulation by federal, state and local authorities, including regulation by the Federal Energy Regulatory Commission (FERC) and regulation by various authorities under federal, state and local environmental laws. Regulation affects almost every aspect of our businesses, including, among other things, our ability to determine the terms and rates of services provided by some of our operations; make acquisitions; issue equity or debt securities; and pay dividends. Changes in such regulations may affect our capacity to conduct this business effectively and sustain or increase profitability.

Potential Legislative And Regulatory Actions Could Increase The Costs Of Oil And Gas Exploration Activities Of Our Customers, Reduce Their Revenues And/Or Prohibit Certain Activities, Which Could Decrease Demand For Our Products And The Market For Oil And Gas Exploration In General.

The activities of exploration and production companies operating in the United States are subject to extensive regulation at the federal, state and local levels. Changes to existing laws and regulations or new laws and regulations such as those described below could, if adopted, have an adverse effect on the business and operations of our customers, which in turn could reduce the demand for our products and ultimately our revenues.  For example:

Federal Taxation of Producers of Natural Gas and Oil. Federal budget proposals would potentially increase and accelerate the payment of federal income taxes of producers of natural gas and oil. Proposals that would significantly affect our customers would repeal the expensing of intangible drilling costs, the percentage depletion allowance and lengthen the amortization period of geological and geophysical expenses. These changes, if enacted, will make it more costly for our customers to explore for and develop natural gas and oil resources.

Hydraulic Fracturing. Hydraulic fracturing is used in completing greater than 90% of all natural gas and oil wells drilled today in the United States. Certain environmental and other groups have suggested that additional federal, state and local laws and regulations may be needed to more closely regulate the hydraulic fracturing process. We cannot predict whether any such federal, state or local laws or regulations will be enacted and, if so, what actions any such laws or regulations would require or prohibit. If additional levels of regulation or permitting requirements were imposed through the adoption of new laws and regulations, our customers’ businesses and operations could be subject to delays, increased operating and compliance costs and process prohibitions.  Hydraulic fracturing is material to the Company’s business and constitutes approximately 80% of the Company’s business.

RISKS RELATING TO OUR SECURITIES

We Have Not Paid Any Cash Dividends In The Past And Have No Plans To Issue Cash Dividends In The Future, Which Could Cause The Value Of Our Common Stock To Have A Lower Value Than Other Similar Companies Which Do Pay Cash Dividends.

We have not paid any cash dividends on our common stock to date and do not anticipate any cash dividends being paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As we have no plans to issue cash dividends in the future, our common stock could be less desirable to other investors and as a result, the value of our common stock may decline, or fail to reach the valuations of other similarly situated companies who have historically paid cash dividends in the past.

The Market For Our Common Stock Is Volatile, Sporadic and Illiquid.

Our common stock is currently quoted on the OTC Pink Market, an over-the-counter electronic quotation service, under the symbol “CTBG”.  The market for our common stock is currently volatile, sporadic and illiquid.  Subsequent to the filing of this registration statement, we plan to engage a market maker and apply for quotation of our common stock on the Over-The-Counter Bulletin Board.  If we are successful in quoting our common stock on the Over-The-Counter Bulletin Board and/or if we are unsuccessful in quoting our common stock on the Over-The-Counter Bulletin Board and continue instead to quote our common stock on the OTC Pink Market or the OTCQB, the market for our common stock will likely continue to be volatile, sporadic and illiquid.  Additionally, we anticipate that the market for our common stock will be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	increased competition; and
(4)	conditions and trends in the oil and gas industry and/or the market for coil tubing technology products and tools in general.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Shareholders May Face Significant Restrictions On The Resale Of Our Common Stock Due To Federal Regulations Of Penny Stocks.

Our common stock is and will be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended, as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of Company shareholders to sell their securities in the secondary market.

Shareholders May Be Diluted Significantly Through Our Efforts To Obtain Financing And Satisfy Obligations Through The Issuance Of Additional Shares Of Our Common Stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

State Securities Laws May Limit Secondary Trading, Which May Restrict The States In Which And Conditions Under Which You Can Sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Because We Are Not Subject To Compliance With Rules Requiring The Adoption Of Certain Corporate Governance Measures, Our Stockholders Have Limited Protections Against Interested Director Transactions, Conflicts Of Interest And Similar Matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because we only have three Directors, none of whom are independent, we do not currently have an independent audit or compensation committee. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We Will Incur Significant Increased Costs As A Result Of Operating As A Fully Reporting Company As Well As In Connection With Section 404 Of The Sarbanes Oxley Act.

We will incur legal, accounting and other expenses in connection with our future status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and rules subsequently implemented by the SEC have imposed various requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly. The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 and our future status as a publicly reporting company will require that we incur substantial accounting, legal and filing expenses and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

If Our Common Stock Is Not Approved For Quotation On The Over-The-Counter Bulletin Board It Could Make It Difficult To Sell Shares Of Our Common Stock And/Or Cause The Value Of Our Common Stock To Decline In Value.

Our common stock is currently quoted on the OTC Pink Market, an over-the-counter electronic quotation service, under the symbol “CTBG”.  The market for our common stock is currently volatile, sporadic and illiquid.  In order to have our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”), which is our current plan, we will need to first have our Registration Statement, of which this Prospectus is a part, declared effective by the SEC; then engage a market maker, who will file a Form 15c2-11 with the Financial Industry Regulatory Authority ("FINRA"); and clear FINRA comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear FINRA comments, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of our Registration Statement. In the event we are unable to have our Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by FINRA, we plan to continue trading our common stock on the OTC Pink Market or OTCQB which could make it more difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB, it may be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

Sales Of Our Common Stock Under Rule 144 Could Reduce The Price Of Our Stock.

As of the date of this prospectus, we have 770,303 shares of our common stock held by non-affiliates (including 562,501 shares of outstanding common stock being registered herein) and 14,214,897 shares held by affiliates which Rule 144 of the Securities Act of 1933 defines as “restricted securities.”  A total of 887,501 shares of common stock being registered hereunder (including 325,000 shares issuable upon exercise of warrants) will be available for resale as of the date of effectiveness of the Registration Statement of which this Prospectus is a part.  All of the restricted shares outstanding that are not being registered hereunder will be available for sale under Rule 144 beginning one year after the date our Registration Statement is filed with the Commission (due to our status as a former “shell company”), although shares held by affiliates will be subject to restrictions relating to the amount that may be sold in any 90 day period and manner in which such sales may be made, among other limitations.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

This Prospectus Permits The Selling Stockholders To Resell Their Shares. If They Do So, The Market Price For Our Shares May Fall And Purchasers Of Our Shares May Be Unable To Resell Them.

This prospectus includes 887,501 shares being offered by existing stockholders (including 325,000 shares issuable upon exercise of warrants). To the extent that these shares are sold into the market, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

We Are Exposed To Risks From Uncertainties Both As To Potential Regulator Action And Potential Adverse Market Reaction If We Are Unable To Conclude We Have Effective Internal Control Over Financial Reporting When Required, Which Could Reduce Our Stock Price.

Under SEC rules we must establish an ongoing program to evaluate and test internal controls over financial reporting controls to comply with the requirements for the year ended December 31 in the fiscal year after the fiscal year in which our Registration Statement of which this Prospectus is a part is declared effective.  Because we are not currently required to and have not performed these tests, there is uncertainty as to whether we will be able to conclude that our internal controls over financial reporting are effective when we are required to conduct the evaluation.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404 or under SEC Rules, the SEC or other regulators could take legal action against us and/or the market may negatively react to this inability, and the market prices of our shares could be reduced.

RISKS RELATING TO THE JOBS ACT

The Recently Enacted JOBS Act Will Allow Us To Postpone The Date By Which We Must Comply With Certain Laws And Regulations And To Reduce The Amount Of Information Provided In Reports Filed With The SEC. We Cannot Be Certain If The Reduced Disclosure Requirements Applicable To “Emerging Growth Companies” Will Make Our Common Stock Less Attractive To Investors.

We are and we will remain an "emerging growth company" until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, as is currently our plan, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

The Company's Election Not To Opt Out Of JOBS Act Extended Accounting Transition Period May Not Make Its Financial Statements Easily Comparable To Other Companies.

Pursuant to the JOBS Act, as an “emerging growth company”, the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (PCAOB) or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an “emerging growth company”, can adopt the standard for the private company. This may make a comparison of the Company's financial statements with any other public company which is not either an “emerging growth company” nor an “emerging growth company” which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Recently Enacted JOBS Act Will Also Allow The Company To Postpone The Date By Which It Must Comply With Certain Laws And Regulations Intended To Protect Investors And To Reduce The Amount Of Information Provided In Reports Filed With The SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

•
be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•
be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

•
be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended and instead provide a reduced level of disclosure concerning executive compensation; and

•	be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

USE OF PROCEEDS

We will not receive any proceeds from the resale of already issued and outstanding shares of common stock by the Selling Stockholders which are offered in this Prospectus (provided that we may receive up to $325,000 in connection with the exercise of the warrants, which shares of common stock issuable upon exercise thereof are being registered herein, which funds we will use for general working capital, if received).

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the name, age and position of each Director and executive officer of the Company. There are no other persons who can be classified as a promoter or controlling person of the Company. The officers and directors of the Company are as follows:

NAME	AGE	POSITION	DATE FIRST APPOINTED AS DIRECTOR

Jason Swinford	33	Chief Executive Officer and Director	December 2011

Jerry Swinford	64	Chief Financial Officer, Secretary, Treasurer, Executive Vice President, and Chairman	August 2006

Herbert C. Pohlmann	69	Director	January 2012

Jerry Swinford:

Since January 2006, Mr. Swinford has served as our Chief Financial Officer and Secretary.  From January 2006 to December 2011, Mr. Swinford served as our Chief Executive Officer. From January 2006 to January 2012, Mr. Swinford served as our President.  Since August 2006, Mr. Swinford has served as a Director of the Company, serving as Chairman since December 2011.  Since December 2011, Mr. Swinford has also served as our Executive Vice President. Mr. Swinford has served as the President of and as a Director of Steplyn Holdings, LLC (“Steplyn”) since August 2007. Steplyn is a privately owned entity.  Mr. Swinford served as the President and Chief Executive Officer of Holdings from July 1999 to June 2009 and from November 2010 to present (Mr. Swinford served as Vice President of Holdings from June 2009 to November 2010), and as Chief Financial Officer, Secretary and Treasurer of Holdings since May 2007. Mr. Swinford served as Director of Holdings from April 2002 until March 2005, and has served as sole Director of Holdings from August 2006 to present. From July 1995 until November 1998, Mr. Swinford served as the Director of the Thru Tubing and Manufacturing Division of Ponder Industries in Houston, Texas. From June 1995 until June 1996, Mr. Swinford was President and sole director of Reel Tubing Components, Inc. From January 1990 until June 1995, Mr. Swinford served as a Division Manager at Houston Engineers in Houston, Texas. For more than fifteen years, Mr. Swinford was employed by Dresser Industries where he held various research and development and managerial positions. For the last three years of his tenure with Dresser Industries, Mr. Swinford also previously served as the Eastern U.S. Division Manager for Sales and Operations for multiple oilfield products divisions for Dresser Oil Tools in Louisiana.

Mr. Swinford is a member of the Intervention & Coiled Tubing Association (ICOTA), and was formerly a member of the Society of Petroleum Engineers (SPE), and the International Association of Drilling Contractors (IADC).

Qualifications as Director:

As founder of Holdings, Mr. Swinford has over 40 years of expertise in the design and development of drilling tools. His diverse background in the Oil and Gas Industry includes responsibility of business policy implementation, product design, research and development, and field engineer. This experience provided the foundation for building the Company into a successful company that designs, develops, and patents proprietary drilling tools that are a widely respected brand of the industry. Mr. Swinford continues as an innovative force in the Oil and Gas Industry.

Jason Swinford

Jason Swinford served as our Chief Operating Officer from November 1, 2010 to December 2011, when he was appointed as Chief Executive Officer.  Mr. Swinford has served as a Director of the Company since December 2011.  Mr. Swinford’s career with the Company began as Operations Manager of Holdings in 1999 when Holdings was founded. Mr. Swinford was responsible for establishing and organizing the manufacturing operating procedures and the supervision of seven (7) employees. Also, during this period, Mr. Swinford was responsible for the marketing effort and manufacturing endeavors of PMR, Holding’s wholly-owned subsidiary. In April 2005, Mr. Swinford left the Company to become President of Houston Vehicles Unlimited (“HVU”), a subsidiary of Steplyn Holdings, Inc., a private equity company. During his tenure with HVU, the company had approximately $7,000,000 in sales.  Since August 2007, Mr. Swinford has served on the Board of Directors of and as the Secretary of Steplyn Holdings. Since returning to the Company in November 2010, Mr. Swinford has supervised the day to day operations, sales and manufacturing of the Company. During the last twelve months, Mr. Swinford established and developed a successful sales force that not only services the initial sales territories of Texas, Oklahoma and Louisiana, but has extended the Company’s presence into California, Colorado, North Dakota, New Mexico, Pennsylvania, Utah, West Virginia, Wyoming and Canada.

Qualifications as Director:

Mr. Swinford’s significant experience as an officer and employee of the Company, as well as his other management experience gained through his time spent with HVU gives Mr. Swinford significant insight into the Company’s operations and provides him with unique experience which he uses as a member of the Board of Directors of the Company.

Herbert C. Pohlmann

Mr. Pohlmann, the Company’s majority shareholder, has served as a Director of the Company since January 30, 2012.  Mr. Pohlmann has served as President of B.P. Financial, Inc., an investment management firm located in Naples, Florida since 1981.  Mr. Pohlmann has taken various seminars offered by the Harvard Business School and Stanford University relating to business management.  Mr. Pohlmann obtained his Bachelor’s degree in Business and Economics from North Central College in 1966.

Qualifications as Director:

Mr. Pohlmann has over 30 years of business experience associated with the operation of his own investment management firm.  Furthermore, Mr. Pohlmann has been significantly involved with the Company and its operations since approximately April 2007.  Mr. Pohlmann brings significant investment experience associated with public companies and a diverse business management background to the Board of Directors.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer of the Company are currently held separately. Jerry Swinford serves as Chairman and Jason Swinford, Jerry Swinford’s son, serves as Chief Executive Officer. The Board of Directors does not have a policy as to whether the Chairman should be an independent Director, an affiliated Director, or a member of management.  Our Board believes that the Company’s current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the members of our Board of Directors (including Jerry Swinford as Chairman). It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the Directors to facilitate the Board’s oversight of management, promote communication between management and our Board, and support our Board’s consideration of key governance matters. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Family Relationships:

Jason Swinford is the son of Jerry Swinford.

--------------------------------

Our Directors are elected annually and hold office until the annual meeting of the shareholders of the Company and until their successors are elected and qualified. Officers hold their positions at the pleasure of the Board of Directors, absent any employment agreement. In the event we employ any additional officers or Directors of the Company, they may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Vacancies in the Board will be filled by majority vote of the remaining Directors or by our majority shareholders. Our Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

Involvement in Certain Legal Proceedings

Our Directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board of Directors Meetings

The Company had two official meetings of the Board of Directors of the Company during the last fiscal year ending December 31, 2011.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, however, we do have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Directors.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Directors believe that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to Jason Swinford, our Chief Executive Officer, at 19511 Wied Rd. Suite E, Spring, Texas 77388.

Audit Committee Financial Expert and Independence of Directors

Our Board of Directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K.

We believe that our Board of Directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Board of Directors of our Company does not believe that it is necessary to have an audit committee or “audit committee financial expert” because management believes that the functions of an audit committee can be adequately performed by the Board of Directors. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development.

Additionally, the Company does not have any independent Directors at this time as the Company is not required to maintain independent Directors. The Company will seek to appoint independent Directors, if and when it is required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by only a small number of employees, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.  In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Directors review the Company's internal accounting controls, practices and policies.

Employment Agreements:

Jerry Swinford

In November 2010, the Company entered into an Executive Employment Agreement with Jerry Swinford, pursuant to which Mr. Swinford agreed to serve as Chief Executive Officer of the Company (which was subsequently amended by the parties entry into an amended agreement pursuant to which Mr. Swinford agreed to serve as Executive Vice President in December 2011 and was subsequently amended again in August 2012 and October 2012, (effective August 2012) in each case to revise certain sections of the agreement, which amendments have been reflected in the discussion below) for five years (automatically renewable for additional one year terms unless terminated by either party as provided in the agreement) and the Company agreed to pay Mr. Swinford a base salary of not less than $120,000 per year ($108,000 per year from January 2011 to June 2012). The Company agreed to pay for Mr. Swinford’s and his wife’s health insurance through the end of the term of the agreement, regardless of whether such agreement is terminated as provided below.  The Company also agreed to pay Mr. Swinford a bonus of $10,000 upon his entry into the agreement and provide him the right to earn an additional bonus (collectively, the “Bonuses”). One such Bonus shall be paid at the end of each calendar year during the term of the agreement (except for 2013, pursuant to which the Profit Sharing Bonus (described below) applies) in the event the Company has positive earnings before interest, taxes, depreciation and amortization (minus extraordinary items including stock buybacks, acquisitions and other extraordinary items as determined at the reasonable discretion of the Board of Directors of the Company, and legal fees associated with such items) (“EBITDA”) for the prior calendar year ended December 31 (the “Prior Year”). The Bonus is based on a percentage of Mr. Swinford’s annual base salary for the Prior Year (the “Prior Year’s Salary”, provided that if the annual base salary has changed during such Prior Year, the Prior Year’s Salary shall equal the annual base salary at the end of such Prior Year), as provided below. If EBITDA for the Prior Year is:

i.	less than $2,000,000, no Bonus shall be due;
ii.	between $2,000,000 and $3,000,000, the Bonus shall be equal to 20% of the Prior Year’s Salary;
iii.	between $3,000,000 and $4,000,000, the Bonus shall be equal to 30% of the Prior Year’s Salary;
iv.	between $4,000,000 and $5,000,000, the Bonus shall be equal to 40% of the Prior Year’s Salary;
v.	between $5,000,000 and $6,000,000, the Bonus shall be equal to 50% of the Prior Year’s Salary;
vi.	between $6,000,000 and $7,000,000 the Bonus shall be equal to 75% of the Prior Year’s Salary; or
vii.	$7,000,000 or more, the Bonus shall be equal to 100% of the Prior Year’s Salary.

Mr. Swinford was provided the right to earn a profit sharing Bonus equal to 2.5% of the Company’s Gross Profit (the “Profit Bonus”) monthly in arrears for each month from January 2013 through December 2013 (each a “Profit Sharing Month”), which Profit Bonus is paid to Mr. Swinford by the Company based on the applicable Profit Sharing Month’s Profit. “Gross Profit” is defined as the Company’s gross profit (in the event the Company has a gross loss for any period, there shall be no Gross Profit for the applicable period) for each applicable period, calculated by taking the Company’s revenue for the applicable period and subtracting cost of revenues.

Additionally, pursuant to the Executive Employment Agreement, the Company also granted Mr. Swinford an option to purchase 401,667 shares of the Company’s common stock (the “Option”), with 1,667 options vesting upon the parties entry into the agreement (the “Initial Option”), with options to purchase the remaining amount of the Option vesting to Mr. Swinford as follows: 100,000 options on December 14, 2011 (the “2011 Option”); 100,000 options on December 31, 2012 (the “2012 Option”); 100,000 options on December 31, 2013 (the “2013 Option”); and 100,000 options on December 31, 2014 (the “2014 Option”), provided that Mr. Swinford is still employed (either as an officer or Director) by the Company on such vesting date(s). The Initial Option has an exercise price of $7.50 per share, the 2011 Option, 2012 Option, 2013 Option and 2014 Option have an exercise price of $1.00 per share. The Options expire on November 30, 2020, include a cashless exercise provision and the 2011 Option is subject to the Company’s 2010 Stock Incentive Plan and the 2012 Option, 2013, Option and 2014 Option are subject to the Company’s 2012 Stock Incentive Plan (described in greater detail below under “Market For Common Equity And Related Stockholder Matters”, “Equity Compensation Plan Information”).

Finally, pursuant to the Executive Employment Agreement, Mr. Swinford agreed to cancel the 2,050,000 shares of common stock of Holdings which he was previously issued and any rights to additional shares pursuant to the employment agreement he previously entered into with Holdings as well as 1,000,000 shares of Series A Preferred Stock of the Company which he then held in consideration for 10,000 shares of the Company’s common stock.  A required term and condition of the cancellation of the Series A Preferred Stock of the Company was the entry by Mr. Pohlmann into the Voting Agreement described below under “Certain Relationships and Related Transactions.”

If Mr. Swinford’s employment is terminated by the Company for “cause” as defined in the agreement, the Company is required to pay him the compensation earned by him through the date of termination, including any Bonus which is due (which is calculated pro rata through the end of the last full calendar quarter), within 10 days of such termination date.  In the event the Company terminates Mr. Swinford’s employment for no reason or Mr. Swinford terminates the agreement for “good reason” as provided for in the agreement, including his death, the Company materially diminishing his responsibilities, his disablement, the Company breaching any term of the employment agreement, or a constructive termination (including Mr. Swinford being demoted, having his salary decreased or being forced to re-locate), the Company is required pay Mr. Swinford his salary for the remaining amount of the term of the agreement (at such times as the consideration would be due as if he was still employed by the Company), along with an additional $100,000 lump sum payment, due within 10 days of the termination date of the agreement.

Concurrently with his entry into the employment agreement, Mr. Swinford also entered into an At-Will Employment, Non-Competition, Confidential Information, Invention Assignment and Arbitration Agreement (the “At-Will Agreement”).   Pursuant to the At-Will Agreement, Mr. Swinford agreed that his employment is “at-will”; that he will not compete against the Company for a period of twelve months in south-eastern Texas following the termination of his employment agreement; that he would keep all of the Company’s confidential and proprietary information confidential following the termination of his employment agreement; that any inventions created by Mr. Swinford while employed by the Company belong to the Company; and that for twelve months following the termination of his employment agreement he will not solicit employees of the Company.

Jason Swinford

In November 2010, Jason Swinford, Jerry Swinford’s son, also entered into an Executive Employment Agreement with the Company, whereby Jason Swinford agreed to serve as the Chief Operating Officer of the Company (which agreement was revised and amended to provide for Mr. Swinford to serve as Chief Executive Officer in December 2011 and was subsequently amended again in August 2012 and October 2012 (effective August 2012), in each case to revise certain other sections of the agreement, which amendments have been reflected in the discussion below) in consideration for an annual base salary of $132,000 per year ($200,000 per year subsequent to the December 2011 amendment), for a term of five years (automatically renewable for additional one year terms unless terminated by either party as provided in the agreement). Jason Swinford also received a bonus of $10,000 upon his entry into the agreement, and substantially similar rights to receive Bonuses and Options as Jerry Swinford has as provided above.  Jason Swinford’s employment agreement has substantially similar terms as Jerry Swinford’s as provided above, except for the higher yearly salary payable to Jason Swinford and the right to earn a Transaction Bonus (as defined below).

The Employment Agreement provides for Mr. Swinford to receive a bonus (the “Transaction Bonus”) in the event that a (a) Change of Control (as defined in the Employment Agreement) of the Company, Holdings, or CTT Texas; or (b) the sale by the Company of substantially all of the assets of the Company (or controlling interests in the Company’s subsidiaries), each in one or more related transactions (each a “Bonus Transaction”); occurs while Mr. Swinford is employed under the terms of the Employment Agreement or within six (6) months of the termination of such agreement by the Company for any reason other than cause, or by Mr. Swinford for good reason, subject to the below “Transaction Bonus Schedule”:

i.
If the total consideration received by the Company and the Company’s shareholders in such Bonus Transaction, including the assumption of any liabilities of the Company in such transaction and the value of any securities received by the Company or its shareholders in connection with such Bonus Transaction (collectively the “Bonus Transaction Consideration”), exceeds $75 million, but is less than $99,999,999.99, Mr. Swinford receives a Transaction Bonus of $2 million;

ii.	If the Bonus Transaction Consideration is between $100 million and $124,999,999.99 million, Mr. Swinford receives a Transaction Bonus of $3 million;

iii.	If the Bonus Transaction Consideration is between $125 million and $149,999,999.99, Mr. Swinford receives a Transaction Bonus of $4 million; and

iv.	If the Bonus Transaction Consideration is over $150 million, Mr. Swinford receives a Transaction Bonus of $5 million.

Additionally, in connection with the Company’s entry into the employment agreement with Jason Swinford, he entered into an At-Will Agreement with substantially similar terms as Jerry Swinford’s At-Will Agreement as discussed above.

EXECUTIVE AND DIRECTOR COMPENSATION

SUMMARY COMPENSATION TABLE*
Name And Principal Position	Fiscal Year Ended December 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Jerry Swinford Former President, Former CEO, Executive Vice President, Chief Financial Officer and Chairman (2)	2011	108,000	108,000 (1)	-	16,000 (4)	22,630 (5)	254,630
	2010	132,000	10,000	15,982 (6)	12,500 (7)	34,806 (8)	205,288

Jason Swinford CEO, Former Chief Operating Officer, and Director (2)	2011	146,668	144,000 (1)	-	16,000 (4)	27,191 (9)	333,859
	2010	22,000	10,000	-	12,500 (7)	4,955 (10)	49,455

Wayne Tynon Former President and Chief Executive Officer of Holdings (3)	2010	$132,000	-	15,982 (6)	-	15,866 (11)	163,848

*
Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.  No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.
During the periods indicated, the Company had no Directors who did not also serve as executive officers of the Company, whose total compensation as provided above, included compensation for services as Directors of the Company (if any).  There have been no changes in the Company’s compensation policies since December 31, 2011.

(1)	Accrued and paid in fiscal 2012.

(2)
Jason Swinford was appointed as Chief Operating Officer in November 2010 and as Chief Executive Officer in December 2011 upon the resignation of Jerry Swinford as Chief Executive Officer of the Company.

(3)
Mr. Tynon served as Chief Executive Officer and President of Holdings, the Company’s former majority-owned subsidiary and current wholly-owned subsidiary from June 1, 2009 to November 23, 2010.  Mr. Tynon served as a consultant to the Company until March 31, 2012 and received a monthly fee of $5,000 per month.

(4)
Represents the value of options to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.00 per share, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(5)
Includes $10,800 ($900 per month for twelve months) paid as an automobile allowance to Mr. Swinford, which vehicle he drove for personal and work purposes and $11,830 in health insurance premiums for Mr. Swinford and his wife, which are paid for by the Company.

(6)	Represents the value of 10,000 shares of the Company’s common stock, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(7)
Represents the value of options to purchase 1,667 shares of the Company’s common stock at an exercise price of $7.50 per share, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(8)
Includes $10,800 ($900 per month for twelve months) paid as an automobile allowance to Mr. Swinford, which vehicle he drove for personal and work purposes and $24,006 in health insurance premiums for Mr. Swinford and his wife, which were paid for by the Company.

(9)
Includes $10,800 ($900 per month for twelve months) paid as an automobile allowance to Mr. Swinford, which vehicle he drove for personal and work purposes and $16,391 in health insurance premiums for Mr. Swinford and his family, which were paid for by the Company.

(10)
Includes $1,800 ($900 per month for two months) paid as an automobile allowance to Mr. Swinford, which vehicle he drove for personal and work purposes and $3,155 in health insurance premiums for Mr. Swinford and his family, which were paid for by the Company.

(11)
Includes $13,500 paid as an automobile allowance to Mr. Tynon, which vehicle he drove for personal and work purposes and $2,366 in health insurance premiums for Mr. Tynon, which were paid for by the Company.

Board Compensation

Set forth below is the compensation received by each of our non-executive Directors during the last fiscal year.

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Callis	(a)	-	-	$-	-	-	-	$-
Richard Connaughton	(b)	-	-	$-	-	-	-	$-
Herbert C. Pohlmann	(c)	-	-	$-	-	-	-	$-

We do not have any policy regarding the compensation of Directors and paid no compensation for Director services during the year ended December 31, 2011.

(a)
Mr. Callis was appointed to the Board of Directors effective January 30, 2012, and resigned effective June 20, 2012. Mr. Callis is the son-in-law of our Director and majority shareholder, Herbert C. Pohlmann.

(b)	Mr. Connaughton was appointed to the Board of Directors effective January 30, 2012, and resigned effective June 21, 2012.

(c)	Mr. Pohlmann was appointed to the Board of Directors effective January 30, 2012.

OUTSTANDING EQUITY AWARDS AS OF THE DATE OF THIS PROSPECTUS (1)

Name	Number of securities underlying unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Jerry Swinford, Executive Vice President and CFO	1,667	-	-	$7.50	11/30/2020	-	-	-	-
	100,000	-	-	$1.00	11/30/2020	-	-	-	-
	-	-	100,000	$1.00	11/30/2020	-	-	-	-
	-	-	100,000	$1.00	11/30/2020	-	-	-	-
	-	-	100,000	$1.00	11/30/2020	-	-	-	-

Jason Swinford CEO	1,667	-	-	$7.50	11/30/2020	-	-	-	-
	100,000	-	-	$1.00	11/30/2020	-	-	-	-
	-	-	100,000	$1.00	11/30/2020	-	-	-	-
	-	-	100,000	$1.00	11/30/2020	-	-	-	-
	-	-	100,000	$1.00	11/30/2020	-	-	-	-

(1)
Pursuant to the Executive Employment Agreements entered into in November 2010 and amended in December 2011, August 2012 and October 2012 (effective August 2012), with Jerry and Jason Swinford (as described above under “Employment Agreements”), the Company granted Jerry and Jason Swinford each options to purchase 401,667 shares of the Company’s common stock (the “Option”), with 1,667 options vesting upon the parties entry into the agreement (the “Initial Option”), with options to purchase the remaining amount of the Option vesting to Mr. Swinford as follows: 100,000 options on December 14, 2011 (the “2011 Option”); 100,000 options on December 31, 2012 (the “2012 Option”); 100,000 options on December 31, 2013 (the “2013 Option”); and 100,000 options on December 31, 2014 (the “2014 Option”), provided that the executives are still employed by the Company on such vesting date(s). The Initial Option has an exercise price of $7.50 per share, the 2011 Option, 2012 Option, 2013 Option and 2014 Option have an exercise price of $1.00 per share.  While the 2014 Options were not outstanding as of December 31, 2011, as they were granted in August 2012, they have been included in the table above.  Additionally, the exercise prices of the 2012 Option and 2013 Option were set in August 2012, and have been included in the table above.  Finally, the term of the various options above was extended from five years to ten years in August 2012, and the current terms (as amended) have been included in the table above.

 Compensation Discussion And Analysis

Director Compensation

Our Directors have historically received consideration from time to time in the form of stock options for their service on the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation provided to our executive officers, Jerry Swinford and his son, Jason Swinford, and/or any other executive officers we may hire in the future in its sole determination. Our executive compensation program is designed to attract and retain talented executives, to meet our short-term and long-term business objectives. In doing so, we attempt to align our executive’s interests with the interests of our shareholders by providing an adequate compensation package to such executive. This compensation package includes a base salary, which we believe is competitive with other companies of our relative size. Additionally, our Board of Directors reserves the right to award incentive bonuses which are linked to our performance, as well as to individual executive officer’s performance in the future. This package may also include long-term, stock based compensation similar to the Options, described above under “Employment Agreements”, which are intended to align the performance of our executives with our long-term business strategies.

Criteria for Compensation Levels

The Company has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, the most important of which is its shareholders, but also including its customers, its employees, and the communities in which the Company operates.

The Board of Directors, in determining compensation levels, considers many factors, which may include, but are not limited to, the individual’s abilities and executed performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, contributions to the Company’s overall image and reputation in the Company’s industry, and contributions to the development of the management team and other employees. An employee must demonstrate his or her ability to deliver results in his or her areas of responsibility, which can include, among other things: business development, efficient management of operations and systems, implementation of appropriate changes and improvements to operations and systems, personnel management, financial management, sales and strategic decision making.

Compensation levels for executives and employees are generally reviewed upon the expiration of such executive’s employment and/or consulting agreements (if any), and/or annually, but may be reviewed more often as deemed appropriate.

Compensation Philosophy and Strategy

In addition to the “Criteria for Compensation Levels” set forth above, the Company has a “Compensation Philosophy” for all employees of the Company (set forth below).

Compensation Philosophy

The Company’s compensation philosophy is as follows:

•
The Company believes that compensation is an integral component of its overall business and human resource strategies. The Company’s compensation plans strive to promote the hiring and retention of personnel necessary to execute the Company’s business strategies and achieve its business objectives.

•
The Company’s compensation is strategy-focused, and set up to recognize and reward individual and group contributions and results. The Company’s compensation plans strive to promote an alignment of the interests of employees with the interests of the shareholders by having a portion of compensation based on financial results and actions that generate future shareholder value.

•
When determining compensation for officers, managers and consultants, the Company takes into account the employee’s (and/or consultant’s) knowledge, experience, past employment history and connections in the industry, including industry specific knowledge and experience, to the extent such knowledge and experience contributes to the Company’s ability to achieve its business objectives.

•
In order to reward financial performance over time, the Company’s compensation programs generally consist of: base compensation, and may also consist of short-term variable incentives and long-term variable incentives (such as those described above under “Employment Agreements,”), as appropriate.

•	The Company’s compensation plans are administered consistently and fairly to promote equal opportunities for the Company’s employees.

•	The Company reserves the right to adjust annual base salaries of employees and/or to award performance based bonuses if individual performance is at or above pre-established performance expectations.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of common stock as of October 16, 2012  by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 15,651,827 shares outstanding as of October 16, 2012, (ii) each of our Directors, (iii) each named executive officer and (iv) all Directors and officers as a group. Except as otherwise indicated, all shares are owned directly.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of October 16, 2012, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or Directors listed in the table below is 19511 Wied Rd., Suite E, Spring, Texas 77388.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Owned

Executive Officers and Directors

Jerry Swinford	111,667 (1)	*
Jason Swinford	101,667 (1)	*
Herbert C. Pohlmann	16,001,095 (2)	92.8%
All of the officers and Directors as a group (3 persons)	16,214,429	92.9%

5% Shareholders

None.

*      Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Pursuant to the Executive Employment Agreements entered into in November 2010 and amended in December 2011, August 2012 and October 2012 (effective August 2012), with Jerry and Jason Swinford (as described above under “Directors, Executive Officers And Corporate Governance”, “Employment Agreements”), the Company granted Jerry and Jason Swinford each options to purchase 401,667 shares of the Company’s common stock (the “Option”), with 1,667 options vesting upon the parties entry into the agreement (the “Initial Option”), with options to purchase the remaining amount of the Option vesting to Mr. Swinford as follows: 100,000 options on December 14, 2011 (the “2011 Option”); 100,000 options on December 31, 2012 (the “2012 Option”), 100,000 options on December 31, 2013 (the “2013 Option”) and 100,000 options on December 31, 2014 (the “2014 Option”), provided that the executives are still employed by the Company on such vesting date(s). The Initial Option has an exercise price of $7.50 per share, the 2011 Option, 2012 Option, 2013 Option and 2014 Option have an exercise price of $1.00 per share.   The table above includes 101,667 options which are exercisable within 60 days of October 16, 2012.

(2)	Includes warrants to purchase 1,600,000 shares of the Company’s common stock which have an exercise price of $1.00 per share, and a term expiring on December 14, 2016.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form S-1 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  The financial statements attached hereto for the years ended December 31, 2011 and 2010, were audited by LBB & Associates Ltd., LLP.  The Loev Law Firm, PC, and LBB & Associates Ltd., LLP do not have any interest contingent or otherwise in the Company.

EXPERTS

The financial statements of the Company as of December 31, 2011 and, 2010, included in this Prospectus, have been audited by LBB & Associates Ltd., LLP, our independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries.  Nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and Directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Operations

We specialize in the design and production of proprietary tools for the coil tubing industry. We concentrate on three categories of coil tubing applications: tubing fishing, tubing work over and coil tubing drilling, which categories of applications are described in greater detail below. We currently outsource 95% of our tools and components to be manufactured by outside manufacturers and purchase the remaining 5% of our products off the shelf.

We focus on the development, marketing and rental of advanced tools and related technical solutions for use with coil tubing and jointed pipe in the bottom hole assembly (“BHA”) for the exploration and production of hydrocarbons (“E&P”).  Although various companies in the E&P services industry have realized the importance of coiled tubing, we have focused entirely on the development of dedicated, patented, proprietary downhole tools and related marketing strategies.

Organizational History

The Company was formed as a result of a series of transactions in November and December 2005 that resulted in a reverse merger, change in domicile and name change. In November 2005, IPMC Holdings Corp., a Florida corporation (which was a delinquent filer with the Commission), we and Grifco International, Inc. [GFCI.PK] (“Grifco”) entered into an Agreement For Exchange of Common Stock (the “Exchange Agreement”), whereby IPMC Holdings Corp. agreed to exchange 250,000 newly issued shares of its common stock (representing approximately 89% of IPMC Holdings Corp.’s then outstanding stock, based on 47,336 shares of IPMC Holdings Corp.’s outstanding common stock prior to the exchange) to Grifco for 20,000,000 shares of Coil Tubing Technology Holdings, Inc. (“Holdings”)(our current wholly-owned subsidiary) common stock, representing 100% of Holdings’ then outstanding shares. As a result of the Exchange Agreement, Holdings became a wholly-owned subsidiary of IPMC Holdings Corp. and IPMC Holdings Corp. became a majority owned subsidiary of Grifco (which held 250,000 shares of IPMC Holdings Corp. as a result of the Exchange Agreement).

Grifco had acquired 100% of the outstanding shares of Holdings (which was originally formed as a Texas corporation and converted to a Nevada corporation in May 2007) pursuant to a Definitive Acquisition Purchase Agreement (the “Purchase Agreement”), which was entered into on March 20, 2005, between the then sole shareholder of Holdings, Jerry Swinford, who is currently our Executive Vice President and Chairman, and Grifco, pursuant to which Mr. Swinford sold 100% of Holdings’ outstanding common stock to Grifco for an aggregate price of $510,000, payable as $50,000 in cash and $460,000 worth of Grifco common stock (totaling 1,482,871 shares of common stock, based on the trading price of Grifco’s common stock on the Pink Sheets trading market on the day of the closing of the Purchase Agreement), of which $200,000 in stock (645,161 shares) was paid to settle an $800,000 debt owed by Holdings to a third party, HyCoTec Investments, B.V., a Netherlands limited liability company (“HyCoTec”), and $260,000 in stock (837,710 shares) was paid directly to Mr. Swinford. The 837,710 shares of Grifco common stock which Mr. Swinford received represented less than 5% of Grifco’s common stock. As such, Mr. Swinford did not have any control over the operations of Grifco prior to or following the parties’ entry into the March 2005 Purchase Agreement. Further, Mr. Swinford has not ever served as an officer or director of Grifco. Grifco held Holdings’ common shares in its own name and as such, Holdings was a wholly-owned subsidiary of Grifco following the Purchase Agreement and prior to the Exchange Agreement, described above.

HyCoTec had been an investor in Holdings prior to the date of the exchange and previously converted its equity interest in Holdings into debt secured by Holdings’ assets. Neither Mr. Swinford nor Holdings had any relationship with HyCoTec other than in relation to the debt owed to HyCoTec by Holdings.

In connection with the reverse merger and to convert the state of incorporation and change our name, on November 30, 2005, Coil Tubing Technologies, Inc. was formed in Nevada. On December 8, 2005, IPMC Holdings Corp. entered into a Plan and Agreement of Merger and Reorganization (the “Merger”) with Coil Tubing Technologies, Inc., pursuant to which each outstanding share of IPMC Holdings Corp. was exchanged for one share of Coil Tubing Technologies, Inc. As a result of the Merger, we became the sole surviving corporate entity of the merger between IPMC Holdings Corp. and Coil Tubing Technologies, Inc. (taking the name “Coil Tubing Technology, Inc.” in connection with the Merger), and Holdings became our wholly-owned subsidiary.

Coil Tubing Technologies, Inc. had no business or operations prior to the Merger with IPMC Holdings Corp. Coil Tubing Technologies, Inc. had only 100 outstanding shares at the time of its formation and prior to the Merger with IPMC Holdings Corp., which shares were held by Grifco’s then President, James Dial.

IPMC Holdings Corp. had approximately 310 shareholders of record prior to the Exchange Agreement. The Company is not aware of the operations of IPMC Holdings Corp. immediately prior to the acquisition of IPMC Holdings Corp. by Grifco pursuant to the Exchange Agreement. Furthermore, Mr. Swinford does not and did not have any detailed knowledge of Grifco’s operations or the size and scope of its revenues or profit. Mr. Swinford is however, aware that Grifco had some coil tubing related business prior to the Exchange Agreement, but that such coil tubing products were not its main product line. At the time of the Exchange Agreement, it is believed that the vast majority of Grifco’s coil tubing business was conducted through Holdings, which became our wholly-owned subsidiary as a result of the Merger.

The acquisition by Grifco of IPMC Holdings Corp. was handled entirely by Grifco’s management and presumably, its counsel. Neither the current management of the Company, nor Holdings were involved in negotiating, drafting or finalizing the transaction or the terms of the transaction, nor was their input on the transaction sought. Grifco was the ultimate purchaser of IPMC Holdings Corp., controlled the management of, and the officers and Directors of IPMC Holdings Corp. Later, after the management of the Company was taken over by Jerry Swinford, our current Executive Vice President and Chairman in approximately January 2006, it became clear that there were numerous issues with the Grifco/IPMC Holdings Corp. merger, including the fact that IPMC Holdings Corp. was a deficient filer with the Commission, that IPMC Holdings Corp. may have had liabilities which were unknown to Grifco at the time of the transaction, and that IPMC Holdings Corp.’s financial statements were not in a position to be easily audited. As a result, the Company obtained separate counsel to assist them with the issues created by the transaction. Mr. Swinford has no control and has never had any control over Grifco, and has historically only had limited contact with Grifco.

IPMC Holdings Corp. had 47,336 outstanding shares held by approximately 310 shareholders prior to entering into the Exchange Agreement. Of the 47,336 outstanding shares, 21,111 shares, representing 44.6% of the outstanding stock were held by Ramsy Holding Corp., 11,338 shares, representing 23.9% of the outstanding stock were held by Mercatus and Partners Ltd., and 7,411 shares, representing 15.7% of the outstanding stock were held by The Myrtle Heim Declaration Trust. No other shareholders accounted for more than 5% of the outstanding common stock other than the shareholders described above, and the Company has no knowledge of the beneficial owners of the shares described above.

The Company is the result of Grifco’s acquisition of IPMC Holdings Corp. and the related “reverse merger.” The Company’s current Executive Vice President and Chairman, Jerry Swinford, was not involved in negotiating or effecting the transaction. Thus, he was not aware of the Company’s reporting obligations pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until sometime well after the 2005 merger. As a result, Mr. Swinford did not consider the Company a reporting company until he was informed of such reporting obligations by the Company’s legal and accounting advisors, which was subsequent to the date of the Exchange Agreement.  In February 2008, the Company filed a Form 15 with the Securities and Exchange Commission (the “Commission”) and ceased its reporting obligations under the Exchange Act.  The filing of this registration statement and effectiveness of thereof will once again cause the Company to be subject to reporting obligations under the Exchange Act.  The Company also filed a Form 10 Registration Statement in January 2012, which was subsequently withdrawn in February 2012, prior to such Registration Statement being declared effective.

Subsequent to the Exchange Agreement, Grifco continued to provide financial assistance to the Company in the form of cash contributions to the wholly-owned subsidiary of Holdings, Coil Tubing Technology, Inc., a Texas corporation (“CTT Texas”), for the benefit of the Company. Such cash contributions made between November 2005 and March 2007, totaled approximately $556,000, plus advances in 2007 totaling $75,000. The advances were repaid in full in the second quarter of 2007. No additional contributions have been made by Grifco since March 2007. The contributions provided by Grifco were used by us for working capital and to pay certain expenses including legal and accounting expenses and to rebuild the Company’s machine shop, and to repair and replace certain coil tubing machinery, including the Company’s computer numerical control (“CNC”) equipment, which was damaged while under the control of Grifco.

In May 2007, we entered into 1) an Agreement and Release and 2) a Novation of Agreement For Exchange of Common Stock (collectively the “Release and Restatement”) with Holdings, Grifco, our Executive Vice President, Jerry Swinford and James Dial, the then Chief Executive Officer of Grifco. Pursuant to the Release and Restatement, the parties agreed that Grifco would distribute the 250,000 shares of our common stock which it held (which shares were received in connection with the Exchange Agreement, described above) to its shareholders and we would issue Grifco 1,000,000 shares of Series B Preferred Stock (described in greater detail below). The Release and Restatement agreements also provided that Jerry Swinford would cancel 250,000 shares of the Company which he then held, which shares were subsequently cancelled.

The Release and Restatement also provided that Grifco on behalf of itself, its shareholders, directors, officers, attorneys, agents, employees, heirs, predecessors, successors, affiliates, and assigns, and Mr. Dial release, acquit and forever discharge us, Holdings and Mr. Swinford along with their shareholders, directors, officers, attorneys, agents, employees, heirs, predecessors, successors, affiliates, from any and all claims, demands and causes of action of any nature whatsoever, whether arising under any contract or in tort, or arising under any state or regulation or under common law, which were or which could have been asserted in, or which arise from or in any way relate to the various activities by the parties, or which arise from or relate to any of the events giving rise thereto, and including all damage and other events arising therefrom. However, neither we nor Holdings released Grifco from any claims or causes of action.

Pursuant to the Release and Restatement, the parties also agreed to amend certain inconsistent terms of the Exchange Agreement, and that Grifco and Mr. Dial agreed to release and discharge Holdings, us and Mr. Swinford from any and all liability, claims or demands whatsoever in connection with the Exchange Agreement.

In or around May 2007, our management determined that it was in our best interests to spin-off the 20,000,000 shares of Holdings’ common stock which we held to our shareholders, take Holdings public as a separate standalone company, and eventually seek quotation of Holdings’ common stock on the Over-The-Counter Bulletin Board.  Holdings filed a registration statement with the Commission in July 2007 to register the distribution of the 20,000,000 shares of Holdings which we planned to spin-off to shareholders and achieved effectiveness of such registration statement in February 2008.  However; subsequent to the effectiveness of the registration statement we determined that the previously contemplated spin-off would be too expensive when taking into account the need to register the spin-off and blue sky the distribution of Holdings’ shares in each state in which shares would need to be distributed.  As a result, in March 2010, we determined it was in our best interests to abandon the previously contemplated spin-off of Holdings’ shares and subsequently filed a Form 15 with the Commission to cease Holdings’ filing obligations with the Commission.  We subsequently determined it was in our best interest to file this Registration Statement instead for the Company to become a reporting company under the Exchange Act.

In March 2010, the Company filed a Motion for Fairness Hearing to Issue Securities Pursuant to Section 3(a)(10) of the Securities Act of 1933, as Amended (the “Motion”) in order to issue shares of common stock to certain prior shareholders of the Company, Grifco, and the Company’s largest shareholder, Herbert C. Pohlmann in order to settle an ongoing lawsuit. The court subsequently held a fairness hearing and approved the issuance of 761,408 shares of the Company’s common stock, plus additional shares issuable due to rounding without restrictive legend pursuant to an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, which shares were issued in May through August 2011 and which lawsuit was subsequently dismissed.  Mr. Pohlmann received 230,972 shares of common stock in connection with the Company’s Section 3(a)(10) distribution, which shares were issued as restricted securities and which were due to Mr. Pohlmann as a result of his ownership of the Company on the date of the Grifco distribution.

Amendments to Certificate of Incorporation

In May 2007, we designated 1,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"). The Series A Preferred Stock have no dividend rights, no liquidation preference, no redemption rights and no conversion rights. Shortly after being designated, we granted all 1,000,000 shares of such Series A Preferred Stock to our former Chief Executive Officer, current Executive Vice President and Chairman, Jerry Swinford, who held such shares until his entry into the Executive Employment Agreement in November 2010, described above under “Directors, Executive Officers And Corporate Governance”, “Employment Agreements” pursuant to which such Series A Preferred Stock were cancelled. The Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote (the “Super Majority Voting Rights”). Additionally, we are not allowed to adopt any amendments to our Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of the Series A Preferred Stock. However, we may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

In June 2007, Mr. Swinford, as the sole Director of Holdings approved the designation of 1,000,000 shares of Holdings’ Series A Preferred Stock (with identical terms and conditions, including the Super Majority Voting Rights, as the Company’s Series A Preferred Stock) and the issuance of 1,000,000 shares of Holdings Series A Preferred Stock to Mr. Swinford. Unless otherwise stated or the context would suggest otherwise, all references to the Series A Preferred Stock contained in this registration statement refer to the Series A Preferred Stock of the Company, and not of Holdings.

The shares of Series A Preferred Stock in the Company, with the Super Majority Voting Rights, and the Series A Preferred Stock of Holdings, were issued to Mr. Swinford so that he could control the previously planned and now abandoned distribution of Holdings’ common stock to our shareholders and to approve various agreements and documents which would need to be entered into in connection with the distribution regardless of the number of outstanding shares of the Company and Holdings, and without having to expend additional resources in obtaining shareholder consents. Finally, because Mr. Swinford previously controlled the intellectual property right which the Company uses to generate the majority of its revenues, the Company and Holdings determined it was reasonable for Mr. Swinford to have voting control over such companies and therefore dictate the use and exploitation of such intellectual property.  Subsequently, in November 2010, Mr. Swinford entered into the IP Purchase Agreement and sold all of his intellectual property rights to the Company and Mr. Swinford and the Company entered into an Executive Employment Agreement pursuant to which he agreed to cancel the shares of Series A Preferred Stock which he held of the Company (which shares have been cancelled to date)(both of which agreements are described below under “Certain Relationships and Related Transactions”).

In June 2007, we designated 1,000,000 shares of Series B Preferred Stock and subsequently issued such Series B Preferred Stock to Grifco.  The Series B Preferred Stock have no voting rights, but are convertible into 66,667 shares of our common stock (0.0667 of one share for each share of Series B Preferred Stock outstanding), if Grifco exercises its option to purchase the Series A Preferred Stock of the Company for aggregate consideration of $100, which option is exercisable for two (2) years from the date that Mr. Swinford no longer desired to hold such Series A Preferred Stock (which date was November 30, 2010 and which option expires on November 30, 2012).  We believe that Grifco is no longer an operating entity and we further believe that the likelihood of Grifco exercising its rights under the Series B Preferred Stock is minimal at this time.

In February 2010, the Company’s then sole Director and its majority shareholder approved the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada, pursuant to which our authorized shares of common stock were increased to 750,000,000 shares of common stock $0.001 par value per share and we re-authorized 5,000,000 shares of preferred stock $0.001 par value per share, which was filed and effective with the Secretary of State of Nevada in February 2010.

In September 2010, the Company’s then sole Director and its majority shareholder approved the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada, pursuant to which our authorized shares of common stock were increased to 1,990,000,000 shares of common stock $0.001 par value per share and we re-authorized 5,000,000 shares of preferred stock $0.001 par value per share, which was filed and effective with the Secretary of State of Nevada in September 2010.

In May 2011, the Company’s then sole Director and its majority shareholder approved the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada, pursuant to which our authorized shares of common stock were increased to 4,990,000,000 shares of common stock $0.001 par value per share and we re-authorized 5,000,000 shares of preferred stock $0.001 par value per share, which was filed and effective with the Secretary of State of Nevada in May 2011.

In September 2011, the Company’s then sole Director and majority shareholder approved an amendment to the Company’s Articles of Incorporation to affect a 1:300 reverse stock split of the Company’s outstanding shares of common stock and to authorize 205,000,000 shares of capital stock, including 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, which amendment was effective with the Secretary of State of Nevada on October 21, 2011.  Unless otherwise stated, the effects of the 1:300 reverse stock split have been retroactively reflected throughout this registration statement.

DESCRIPTION OF BUSINESS OPERATIONS:

What is Coil Tubing Technology?

Coiled tubing refers to using a long, thin, continuous string of hollow pipe that is mounted on a truck to workover oil and gas wells. Crews lower this tubing into the well under the careful control of an operator and once in place this pipe allows the usage of specialized tools, and the pumping of fluids such as nitrogen into the well. The tool string at the bottom of the coil is often called the bottom hole assembly (“BHA”). The BHA can range from something as simple as a jetting nozzle, for jobs involving pumping chemicals or cement through the coil, to a larger string of logging tools, depending on the operations. Coiled tubing is used for a wide range of oil field services, including but not limited to drilling, logging,  fracturing, cementing, fishing, completion and production.

Due to the natural characteristics of the hydrocarbon reservoir, a production reservoir needs maintenance to keep up production levels. Traditionally, workovers were performed using traditional rigs and jointed pipes. However, in the experience of our management, improvements in the material used to manufacture coiled tubing as well as the quality of the tools used in the bottom hole assembly have boosted demand for coiled tubing compared to traditional jointed drill pipes.

Compared to a coiled tubing unit, a traditional rig using jointed tubes, is complex, immobile and requires a large surface to operate. Moreover, coiled tubing allows for workovers leaving the production tubes in the well as the coiled tubing can be fed through the production tubes instead of having to pull these tubes out replacing them with jointed pipes. The consequential saving in time and related cost has proven to be significant.

Furthermore, drilling with coiled tubing allows the operator to virtually steer the bottom hole assembly in any desired direction to optimize production of the reservoir with relative ease at limited cost, creating for example multi-lateral wells. If need be, the operator can maintain a continuous under-balanced condition throughout the whole drilling operation, whereas a conventional rig and jointed pipe may require re-establishment of under-balanced conditions every 30 feet drilled. Expanding an existing well to increase production levels using coiled tubing re-entry drilling, thereby extending the life of the existing facilities has created an enormous potential for the oil companies to reduce the cost per barrel produced.

Circulation

The most popular use for coiled tubing is circulation. A hydrostatic head (a column of fluid in the well bore) may be inhibiting flow of formation fluids due to its weight (the well is said to have been killed). The safest solution to this problem is to attempt to circulate out the fluid using a gas, frequently nitrogen. By running in coiled tubing to the bottom of the hole and pumping in the gas, the kill fluid can be forced out to production.

Pumping

Pumping through coiled tubing can also be used for disbursing fluids to a specific location in the well such as for cementing perforations or performing chemical washes of downhole components such as sandscreens. In the former case, coiled tubing is particularly advantageous compared to simply pumping the cement from surface, as allowing it to flow through the entire downhole pipe could potentially damage important components.

Drilling

A relatively modern drilling technique involves using coiled tubing instead of conventional drill pipe. This has the advantage of requiring less effort to get in and out of the well (the coil can simply be run in and pulled out while drill string must be assembled and dismantled joint by joint). Instead of rotating the drill bit by using a rotary table or top drive at the surface, it is turned by a downhole motor, powered by the motion of drilling fluid pumped from surface.

Logging and perforating

Well logging usually refers to downhole measurements made via instrumentation that is lowered into the well at the end of a wireline cable (the simplest way to lower equipment in and out of the well, usually just a long strand of very thin wire). These tasks are by default the realm of wireline because coiled tubing is rigid; it can be pushed into the well from the surface. This is an advantage over wireline, which is gravity dependent and depends on the weight of the toolstring to be lowered into the well. For highly deviated and horizontal wells, gravity may be insufficient.

Fishing

Fishing refers to the application of tools, equipment and techniques for the removal of junk, debris or fish (anything left in a wellbore) from a wellbore.

By not having to connect individual pieces of pipe, coiled tubing crews greatly increase the speed of putting pipe into the well and saves time and costs for the well owner, whether dealing with circulation, pumping, drilling, logging and perforating and/or fishing operations.

TOOLS AND SERVICES

We offer (1) proprietary downhole tools, and (2) the ability for our customers to rent only a single item from our inventory.  Our various products and tools are described in greater detail below:

Coiled Tubing Drilling

Although coiled tubing drilling has always provided an alternative to traditional vertical drilling, more sophisticated applications like horizontal, underbalanced, and re-entry drilling have elevated the success of coiled tubing in drilling applications in recent years. We cause to be manufactured and rent several products to be used in drilling applications, including the following:

The “Jet Motor” -
The Jet Motor is a tool that produces rotation and horsepower by pumping fluid or gas through the components of the tool. The power generated by the tool is then used to drill subterranean objects in an oil well or to deepen an existing well.

The “Pulsator” -	The Pulsator is a tool much like an automobile shock absorber. The tool absorbs spike loads induced by the drilling application, which are often created by a Jet Motor or other similar tool.

The “CTT H/H” -
The CTT H/H jar enables energy to be stored like a spring placed in tension. When released the energy accelerates and is released to an internal hammer and anvil creating impact force to strike an object in a well.

The CTT “Amplidyne” ~~-~~
The CTT Amplidyne is used to store the energy released by the CTT H/H through a fluid spring. Upon release of the energy the Amplidyne allows acceleration of energy and magnifies the impact of the CTT H/H.

The CTT “Oscillator”	The CTT Oscillator distributes fluid and pressure through coil tubing, up to a volume required by a customer’s hydraulic specifications inducing vibration of the pipe.

Thru Tubing Well Maintenance

One of the biggest advantages of using coiled tubing technology is the ability to perform live-well workovers instead of killing the well first with fluids and deploying a conventional workover rig to the well. Our tools allow the well tubing to be cleared instead of replaced. We believe that the time and cost savings and ultimate effect on the cost per barrel produced using our technology are considerable.

Our thru tubing well maintenance products include:

The “Jet Hammer” -
The Jet Hammer is a tool that creates rotational horsepower and axial impact energy to remove objects from a wellbore. The tool works under the same principal as a jackhammer cycling to 2000 impacts per minute. The tool is used for the removal of scale, sand cement, barium and paraffin from production tubing and the tool is also effective in shattering glass and ceramic discs placed in the well. The tool can be powered by water, light drilling fluids, air, nitrogen or other acid media. The tool is easy to operate and can withstand temperatures of up to 500 degrees Fahrenheit. Bits for the Jet Hammer are designed to maximize the penetration rate of the tool by taking advantage of the tool’s unique combination of rotational and percussive impact forces.

The “Jet Motor” -
The Jet Motor is a very compact (19 inch overall length) downhole motor. The tool has a unique jetting system to maximize torque. It has no rubber thereby allowing the use of acids, nitrogen or fluid at high operating temperatures. The tool is ideal for use in wells up to 500 degrees Fahrenheit.

The “Jet Nozzle” -	The Jet Nozzle incorporates a unique nozzle system developed for removal of downhole media deposits that impede efficient well productivity.

The 5 1/8” Rotorjet” -	The 5 1/8” RotorJet is a tool developed in liaison with Hammelmann Corporation and is used to clean production tubing of sediments deposited during the production of oil and gas.

Coiled Tubing Fishing

Fishing in the oilfield is generally known as the process of removing debris from a well. The process is used when a well production is affected and the debris must be removed.

The “Rotating Tool”-
The Rotating Tool has been designed and developed specifically for use in our coiled tubing operations. Its purpose is to mechanically provide rotation to assist in connecting to a fish. The Rotating Tool can be also be used with CTT H/Hs in combination with an Amplidyne to remove a fish that remains stuck. The Rotating Tool currently generates more revenue for us than any other tool.

The “CTT H/H” -	The CTT H/H as described in the drilling application above, can also be used in the fishing operations.

The CTT “Amplidyne” -	The CTT Amplidyne, also discussed above, can also be used for fishing operations.

We mainly focus on the development, marketing and rental of advanced tools and related innovative technical solutions to be used with coil tubing in the bottom hole assembly (“BHA”) for the exploration and production of hydrocarbons (“E&P”). Although various companies in the E&P services business have realized the importance of coiled tubing, we have focused entirely on the development of dedicated, patented, proprietary downhole tools and the related marketing strategies.

We believe that we have identified a market for an aggressive, innovative and independent, full line, tool company and have pursued that business strategy. We offer a turnkey tool package containing a full line of standard tools and proprietary downhole tools or a single item tool rental.

Since the United States domestic market is currently by far the largest market for coiled tubing, we are currently focusing primarily on the domestic market, as well as expanding our presence in Canada. We are currently focusing our efforts primarily in the United States, Canada and Latin America; however we are also working to expand our distribution markets to include the North Sea and Middle Eastern markets.

Coiled Tubing Industry

The coiled tubing industry is made up of three operational segments:

•	Oil Companies;
•	Coiled Tubing Operators; and
•	Service Companies.

Oil companies typically outsource most of their coil tubing work to the E&P service industry in general and the coiled tubing industry in particular. The oil companies’ engineers rely on coiled tubing operators and downhole service companies to provide operational recommendations and applications to accomplish a specific task on their well. They are constantly seeking new tools for their operations, which often allow proprietary tool companies, such as us, an advantage on their wells. The trend to outsource services is expected to continue, as the oil companies are not interested in owning and paying for the upkeep of high cost coil tubing equipment and tools. As a result, service companies are responsible for the operation of the majority of drilling and fishing procedures using coil tubing technology. The service companies use mostly proprietary tools and large service companies, with whom we compete, like National Oilwell Varco, Thru Tubing Solutions, Baker-Hughes, Weatherford, and Smith International, which are focusing more and more on drilling. These companies are attempting to create a one-stop-shop concept with turnkey solutions for oil companies, especially abroad, as the United States domestic market is regarded as highly competitive in this respect.

The Market for Coiled Tubing

We believe that the United States domestic market and Canada, which we are actively trying to expand our presence in is by far the largest and the most competitive market for coil tubing technology, due to the older age of wells and the difficulty in keeping them profitable. Moreover, the United States is considered to be the breeding ground for new technology with a consequential large build-up of coiled tubing units and related companies keeping the rates competitive and therefore coiled tubing workovers more viable.   We are currently focusing our efforts primarily in the United States, Canada and Latin America; however we are also working to expand our distribution markets to include the North Sea and Middle Eastern markets.

Business Strategy

We have based our business strategy on the leasing and rental of our product lines to three distinct markets:

•	Oil Companies;
•	Coiled Tubing Operators; and
•	Well Servicing Companies.

There are five components to our strategic vision:

•	Build profitable year over year sales of existing proprietary products;
•	Accelerate development of new proprietary products for the oil and gas industry;
•	Accelerate growth of new distribution stockpoints worldwide;
•	Expand into other areas of drilling, such as conventional drilling tools; and
•	Accelerate growth through acquisitions.

We believe increasing our proprietary product lines availability to our customers is critical to our profitability. Therefore, we will focus on initiatives to drive year over year sales growth for our existing products, funding permitting, emphasizing:

•	Enhanced customer focus through a concerted sales and marketing effort in the future;
•	Increased investment in product lines; and
•	Accelerated growth of new product lines.

Material Agreements:

Hammelmann Distributor Contracts

On or about January 1, 2007, Coil Tubing Technology, Inc. (“CTT Texas”), the wholly-owned subsidiary of Holdings, entered into two Statement of Understandings with Hammelmann Corp. (“Hammelmann” and the “Statement of Understandings”). The Statement of Understandings provide for Hammelmann to provide CTT Texas the coil tubing nozzles known as the 5 1/8” RotorJet and “TurboJet” and the surface cleaner known as the “Coil Tubing Cleaner” to market, field test and to report the performance of to Hammelmann, which any revenues generated on such products to be split 50/50 between CTT Texas and Hammelmann. The Statements of Understandings remain in effect until terminated with sixty (60) days prior written notice to the non-terminating party.

Distribution Agreement

The Company has a Distribution Agreement in place with Supreme Oilfield Services (“Supreme”) pursuant to which Supreme has agreed to distribute the Company’s products in the area south and west of Corpus Christi, Texas.  The agreement was effective May 5, 2010, and renewable for successive one year terms thereafter until terminated by any party for any reason with 90 days prior written notice.  The Distribution Agreement, similar to other distribution agreements the Company has entered into in the past and which the Company may enter into in the future provides for the Company to train the employees of the distributor, provide product literature, expense reimbursements, and engineering and field support and that the parties will work together to jointly promote the products subject to such Distribution Agreement, with the Company receiving a percentage of the rental revenue received in connection with the rental of the products subject to the Distribution Agreement.

Sales Agreement with Revenue Participation & Purchase Option

In January 2010, the Company entered into a Sales Agreement with Revenue Participation & Purchase Option (the “Sales and Revenue Agreement”) with Dark Light, LLC (“Dark Light”).  Pursuant to the Sales and Revenue Agreement, we agreed to sell Dark Light certain products for use in international markets, from time to time, at a markup to our cost of production.  The agreement was non-exclusive, except to Saudi Arabia, in which market Dark Light had the exclusive right to sell our products.  The Sales and Revenue Agreement had a term of 18 months, automatically renewable thereafter for additional one year terms until either party provides the other notice of their intent not to renew such agreement, which must be received no less than 60 days before the end of the then current term.  We were also provided the right pursuant to the Sales and Revenue Agreement to participate with Dark Light in an amount up to 50% of the total value of any products ordered by Dark Light, in the revenues received by Dark Light for the sale of our products.  We terminated the Sales and Revenue Agreement in January 2012.

Subsidiaries

We currently have one wholly-owned subsidiary, Coil Tubing Technology Holdings, Inc., which in turn has three wholly-owned subsidiaries, Precision Machining Resources, Inc. (“PMR”) and Coil Tubing Technology, Inc. (“CTT Texas”) Texas corporations and Coil Tubing Technology Canada Inc., an Alberta, Canada corporation (“CTT Canada”). The majority of our tool rental operations are run through CTT Texas. PMR owns certain manufacturing equipment formerly used to produce tools used in the workover segment of the Company’s rental business, which generally require smaller tools than other coil tubing operations. PMR also stocks coil tubing tool parts which it sells directly to other service companies, making PMR a supply and sales arm for non-proprietary tools and equipment of the Company.   CTT Canada opened a sales and service center in Alberta, Canada, and became operational in January 2012.  We hope to expand our operations in Canada during the remainder of fiscal 2012 and 2013 and see Canada as one of the largest markets for coil tubing products and technology.

Corporate Organization

Employees

We currently have twenty-six (26) full-time employees, including our Executive Vice President, Jerry Swinford, and our Chief Executive Officer, Jason Swinford, Jerry Swinford’s son.

Suppliers

We obtain materials which we use to produce our coil tubing technology from the following suppliers, provided that we do not have any agreements in place with such suppliers:

•	Industrial Bearing Services (IBS);
•	H.E. Halford Welding;
•	JCI Inspection;
•	McKee & Associates;
•	Triple J Coil Tubing Products, LLC; and
•	Precision Machining Specialties.

Dependence on One or a Few Major Customers

The Company had gross sales of $4,345,806 and $1,735,302 during the six months ended June 30, 2012 and 2011, respectively. The Company had two customers representing approximately 15.8% and 16.4% of gross sales during the six months ended June 30, 2012 which were Total Thru Tubing and Weatherford. The Company had three customers representing approximately 12%, 11%, and 10% of gross sales during the six months ended June 30, 2011 which were Dark Light, LLC, Total Thru Tubing, and Quality Energy Services, respectively.   The Company had gross sales of $5,541,131 and $1,751,850 for the years ended December 31, 2011 and 2010, respectively. The Company had one customer that represented greater than 10% of gross sales for the year ended December 31, 2011 which was DSI Thru Tubing. The Company had three customers that represented approximately 18%, 14%, and 11% of gross sales for the year ended December 31, 2010 which were Weatherford, Key Energy Services and Dark Light, LLC, respectively.

As a result, the majority of our revenues have historically been due to only a small number of repeat customers, and we anticipate this trend continuing moving forward. Additionally, as a result, if we lose any of our major customers and are unable to replace such client with a similarly sized customer, it would likely have a materially adverse effect on our results of operations and could force us to curtail or abandon our current business operations. We do not currently have any material agreements in place with any of our customers (except as set forth above under “Material Agreements”), but instead, we bill our customers based on purchase orders (“PO’s”), which contain standard provisions, and allow such customers 30 days from such PO date to pay us for their tool rentals.

Billing Process

We bill our clients based on PO’s received from such clients after the use by such clients of our tools. For instance, assuming a client rents a tool out for five days, we usually receive a PO from such client at the expiration of such five day period, and/or at the expiration of such client’s project in the event that any client is using multiple tools over a prolonged period for a particular job. We receive rental fees based on the use of rented tools by our customers and whether such tools are on particular jobsites. If a tool is on a jobsite but not being used for a downhole application we receive a standby fee for and if any tool is used downhole on any particular day we receive a much larger day rate for such tools.

We also bill our clients for the full cost of any tools which are lost and/or damaged in use and recognize the full cost of the tool as revenue after subtracting the carrying cost of such tool (the value of such tool minus any depreciation).

Patents, Trademarks and Licenses

Below is a summary of the Company’s trademark and patents, pending patents and related rights as of the filing of this registration statement, which Patents were acquired from Jerry Swinford, the Company’s Executive Vice President and Chairman pursuant to the November 2010 IP Purchase Agreement and January 2012 IP Assignment Agreement (both described in greater detail below under “Certain Relationships and Related Transactions”), provided that Mr. Swinford has a first priority security interest over the Patents until such time as the $700,000 promissory note he was provided in connection with the IP Purchase Agreement is satisfied in full:

Type of Intellectual Property	Registered Number (or Provisional Number)	Expiration Date

Trademark - Registered Mark	Serial No. 3,355,177	The Trademark will continue as long as it is used in the marketplace

Patent - Letters Patent Issued Subterranean Rotating Device & Method	No. 5584342	Expires June 6, 2015 (assuming payment of maintenance fees)

Patent - Jet Motor For Providing Rotation In a Downhole Tool	US - No. 7,686,102 Singapore – No. 146369	March 29, 2027 (assuming payment of maintenance fees)

	Canada-Application No. 2,646,326	National Entry September 23, 2008 (registration has not been finalized as of the date of this filing)

Patent– Rotation Tool	US - No. 7,946,348 Canada-Application No. 2,734,285 Indonesia-Application No. W00201001371
December 4, 2029
(assuming payment of maintenance fees)

 Examination Requested March 7, 2012[registration has not been finalized as of the date of this filing]

National Entry April 28, 2010
[registration has not been finalized
as of the date of this filing]

Patent Application Filed – Drilling Jar	US - No. 8151910 Canada-Application No. 2,723,420 Indonesia- IDP 0029982	May 7, 2029 [assuming payment of maintenance fees] Examination Requested March 7, 2012[registration has not been finalized as of the date of this filing] November 26, 2030

Patent Application Filed – Jet Hammer	US - No. 12/480,680	Filed June 8, 2009 [registration has not been finalized as of the date of this filing]

Patent Application Filed – Method and Apparatus for Washing Downhole Tubulars and Equipment	US - No. 13/046,662 Norway Application No. 20120910	Filed March 11, 2011 [registration has not been finalized as of the date of this filing] National Entry August 15, 2012 [registration not finalized yet]

Provisional Patent Application Filed-Downhole Oscillator	US - 13/434,812	Non provisional filed on March 29, 2012 [registration not finalized yet]

PCT – Patent Application Filed –	UK Application No. 1216072.7	National Entry September 10, 2012 [registration not finalized yet]

Patent – Jet Motor For Providing Rotation In a Downhole Tool	US - No. 8151908	December 4, 2029 (assuming payment of maintenance fees)

The issued patents and the PCT, provisional and non-provisional patent applications, which are described above (collectively the “Patents”) make up the core of our business and we believe provide us with a competitive advantage over other coil tubing companies. The vast majority of our revenues are derived from the Patents, through the manufacture and rental of our proprietary tools based on the Patents. There are risks associated with our loss of the use of the Patents, which are described in greater detail above under “If We Are Unable To Adequately Protect Our Intellectual Property Rights Our Business Is Likely To Be Adversely Affected” and “Jerry Swinford, Our Executive Vice President And Chairman Has A First Priority Security Interest Over Our Patents.”

Research and Development

Over the past two years we have spent approximately 5% of the revenues we generated on research and development activities.  Moving forward we anticipate spending a greater percentage of our working capital on research and development activities in an effort to advance the technology of our coil tubing technologies and workover product lines.

Government Regulations

Our assets and operations are subject to regulation by federal, state and local authorities, including regulation by the Federal Energy Regulatory Commission (FERC) and regulation by various authorities under federal, state and local environmental laws.  Regulation affects almost every aspect of our business.  Changes in such regulations may affect our capacity to conduct our business effectively and/or to operate profitably.

Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

•	Exemptions for “emerging growth companies” from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

•
Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934, as amended;

•	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

•	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

•
Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an “emerging growth company” if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an “emerging growth company” after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii)	the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934, as amended.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an “emerging growth company” pursuant to the Securities Act of 1933, as amended, will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years (provided that “smaller reporting companies” such as the Company are only required to provide two years of financial statements);

(ii)
selected financial data required for only the fiscal years that were audited (provided that “smaller reporting companies” such as the Company are not required to provide selected financial data as required by Item 301 of Regulation S-K); and

(iii)	executive compensation only needs to be presented in the limited format now required for “smaller reporting companies”.

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act further exempts an “emerging growth company” from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts “emerging growth companies” from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the Securities Exchange Act of 1934, as amended, to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an “emerging growth company” can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an “emerging growth company” regardless of whether such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of  research reports on the “emerging growth company’s” IPOs.

Section 106 of the JOBS Act permits “emerging growth companies” to submit registration statements under the Securities Act of 1933, as amended, on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow “emerging growth companies” to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act of 1933, as amended, registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

DESCRIPTION OF PROPERTY

The Company has a twelve month residential sub-lease agreement in effect from December 1, 2011 to December 1, 2012, pursuant to which the Company agreed to rent a residence located in Blairsville, Pennsylvania.   The lease has a monthly rental cost of $850 per month.  The Company plans to use the leased residence as a district office for sales in Ohio, Pennsylvania, and West Virginia and repair of equipment for that area.

The Company sub-leases approximately 10,000 square feet in Spring, Texas at 19511 Wied Rd., Suites A through Suite E, which serves as its corporate offices and machine shop. The lease is on a month-to-month basis at a monthly cost of $6,700. There is no written lease agreement in place associated with the lease of this space.

Additionally, the Company leases space for its sales offices (1) outside of Dallas, Texas encompassing 395 square feet at a cost of $666 per month, pursuant to a lease agreement expiring on February 28, 2013, and (2) in Kilgore, Texas at a cost of $500 per month, on a month-to-month basis.

The Company also leases a sales office, warehouse and machine shop in Haynesville, Louisiana. The Company paid the landowner (a former employee of the Company) an aggregate of $77,632 in connection with the construction of the warehouse and machine shop (which is owned by the former employee).  In consideration for paying for the cost to construct the warehouse and machine shop, the landowner agreed to allow the Company to use the warehouse and machine shop and sales office free of charge until August 2012.  The Company currently pays recurring operating costs for the rental of the space only.  The Company and the employee have entered into a two year extension of the lease (through August 2014) at $500 per month.

The Company entered into a six month residential lease agreement (from June 1, 2012 to November 30, 2012) in Red Deer, Alberta, pursuant to which the Company leases a residence which it uses as a corporate office space. The lease has a monthly rental cost of $1,070 Canadian dollars (approximately $1,091 U.S. dollars) per month.

The Company also leases approximately 1,560 square feet of warehouse and office space in Red Deer, Alberta, Canada, which lease arrangement has a term of one (1) year beginning on November 4, 2011 and ending on November 3, 2012, provided that we have an option to extend the lease on mutually agreeable terms for an additional one (1) year.  Rent due under the lease is $1,300 per month plus the Company’s portion of common expenses associated with the rental property which total approximately $487 per month and goods and service tax of approximately $90 per month, for a total monthly rental expense of approximately $1,877 Canadian dollars (approximately $1,914 U.S. dollars) per month during the term of the lease.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and related notes included elsewhere in this registration statement. This discussion and analysis contains forward-looking statements that are based upon current expectations and involve risks, assumptions and uncertainties. You should review the “Risk Factors” section of this registration statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements described in the following discussion and analysis.

Plan of Operation For The Next Twelve Months

We believe that we will be able to continue our business operations for approximately the next twelve months without raising any additional capital. We anticipate the need for approximately $10,000,000 in additional funding to support the planned expansion of our operations over the next approximately twelve months. Additional available capital may not be available on favorable terms, if at all.  We anticipate the need for approximately $11,500,000 in additional funding to support our plans for expansion of our operations over the next approximately 24 months.

We are currently working on a new generation of coil tubing tools to aid in and facilitate well drilling. We expect the market for new applications of coiled tubing to continue to expand our operations throughout fiscal 2012 and 2013, especially in drilling and workover applications, which we are actively pursuing, including working to provide additional sales to Canada and moving into international markets including Indonesia.

Moving forward, we anticipate spending a larger percentage of our working capital on research and development activities, which we believe will be required to provide technological advancement to our coiled tubing technologies and workover product lines.  We also hope to undertake acquisitions of related businesses, tool companies and other companies with whom we believe we may have synergistic relationships with in the future, funding permitting; provided that we do not currently have any planned acquisitions, have not entered into any definitive agreements relating to acquisitions and will need to raise additional funding in the future to complete acquisitions, which funding we hope to raise through the sale of debt or equity, which we may not be able to undertake on favorable terms, if at all.

Since 2010, the Company has been aggressive in the development and introduction of new technology to the Coiled tubing service market.  We have established a market share in competitive product markets of as much as 60%.  We feel that the product advancement for the Company, in the short term, has been maximized in North America and we are now focusing on growing our operations in international markets.  Moving forward, we believe we must diversify into other areas of the oil services markets to continue our aggressive growth plans.  We believe that the best way to accomplish this goal will be through acquisitions of established operating companies which will help to enhance our product lines.

Along those lines, we currently plan to seek to raise approximately $750,000 during the fourth quarter of fiscal 2012 in order to allow us to purchase an Inspection company and/or a Capillary Tool company.  Additionally, we plan to seek to raise $9.25 million in the first half of fiscal 2013 in order to allow us to purchase a Fishing Tool company and an additional $1.5 million in fiscal 2014 in order to allow us to acquire another Drilling tool rental company.

Total expenditures for acquisitions for the next approximate 24 months are summarized in the table below:

Acquisitions	Fourth Quarter of 2012	First Half of 2013	2014	Total Planned Acquisition Cost During The Next 24 Months

Inspection Company (1)	$250,000	-	-	$250,000

Capillary Tool Company (2)	$500,000	-	-	$500,000

Fishing Tool Company (3)	-	$9,250,000	-	$9,250,000

Drilling Tool Rental (4)	-	-	$1,500,000	$1,500,000

Totals	$750,000	$9,250,000	$1,500,000	$11,500,000

(1)           Acquiring an Inspection company is our first priority for expansion. We currently spend approximately $20,000 per month in inspection fees.  The Coil Tubing service industry does not have an exclusive inspection service and we believe there is a need for someone to service this market.  With a relatively small total investment, we believe we can enter this market segment. In addition, we can utilize the inspection service in house.

(2)           Acquiring a Capillary company which is a production enhancement product that is used to chemically inject wells.

(3)           Acquiring a Fishing Tool company whose products are used to remove items from well bores in large drilling operations and well work over processes.

(4)           Acquiring a Drilling Tool company that has down hole tools utilized in the well drilling process.

We plan to raise the funds required for the acquisitions above through the sale of debt or equity securities.  Assuming the Registration Statement of which this Prospectus is a part is declared effective the Securities and Exchange Commission and our common stock is approved for quotation on the OTCBB, we believe investors may be more willing to purchase our common stock in private offerings allowing us to raise funding to use for the items described above. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all. In the event we are unable to raise additional funding we will not be able to undertake any of the proposed acquisitions described above.

Comparison Of Results Of Operations

Three Months Ended June 30, 2012, Compared To The Three Months Ended June 30, 2011

We had total revenue of $2,080,723 for the three months ended June 30, 2012, compared to total revenue of $1,088,386 for the three months ended June 30, 2011, an increase in total revenue of $992,337 or 91.2% from the prior period.  Total revenues included $51,973 of product revenue for the three months ended June 30, 2012, compared to $234,914 for the three months ended June 30, 2011, a decrease in product revenue of $182,941 or 77.9% from the prior period. The decrease in product revenue was mainly due to a decrease in product and tool sales with Weatherford.  Total revenues also included rental revenue of $2,028,750 for the three months ended June 30, 2012, compared to $853,472 for the three months ended June 30, 2011, an increase of $1,175,278 or 137.7% from the prior period.  The increase in rental revenue was primarily due to the increase of tool production, rental tool availability and the increase in field sales personnel.

We had cost of products and rental revenues of $682,441 for the three months ended June 30, 2012, compared to cost of products and rental revenues of $333,786 for the three months ended June 30, 2011, an increase in cost of product and rental revenues of $348,655 or 104.5% from the prior period, which increase was directly attributable to the increase in revenue for the three months ended June 30, 2012, compared to the three months ended June 30, 2011.

We had cost of revenue – depreciation of rental tools of $245,235 for the three months ended June 30, 2012, compared to $106,928 for the three months ended June 30, 2011, an increase of $138,307 or 129.3% from the prior period, which increase was mainly due to the increase of tool inventory depreciation.

Cost of revenues (including depreciation) as a percentage of revenue was 44.6% for the three months ended June 30, 2012, compared to 40.5% for the three months ended June 30, 2011, an increase in cost of revenues as a percentage of revenue of 4.1%.  The increase in cost of revenues as a percentage of revenues was due to increased tool inventory maintenance cost.

We had gross profit of $1,153,047 for the three months ended June 30, 2012, compared to gross profit of $647,672 for the three months ended June 30, 2011, an increase in gross profit of $505,375 or 78.0% from the prior period.

We had total selling and marketing expenses of $514,634 for the three months ended June 30, 2012, compared to $248,835 for the three months ended June 30, 2011, an increase of $265,799 or 106.8% from the prior period, which increase was mainly due to due to additional sales expenses associated with the increase in sales and service personnel.

We had total general and administrative expenses of $373,609 for the three months ended June 30, 2012, compared to total general and administrative expenses of $127,355 for the three months ended June 30, 2011, an increase in general and administrative expenses of $246,254 or 193.4% from the prior period. The main reasons for the increase in general and administrative expenses were mainly due to the increase in  payroll, professional service fees and overhead.

Depreciation and amortization expense increased by $20,903 or 53.1%, to $60,265 for the three months ended June 30, 2012, compared to $39,362 for the three months ended June 30, 2011.  The increase was primarily due to the associated depreciation expense on the addition of shop equipment and automobiles for the sales force.

We had total operating expenses of $948,508 for the three months ended June 30, 2012, compared to total operating expenses of $415,552 for the three months ended June 30, 2011, an increase in total operating expenses of $532,956 or 128.3% from the prior period.

We had income from operations of $204,539 for the three months ended June 30, 2012, compared to $232,120 for the three months ended June 30, 2011, a decrease of $27,581 or 11.9% from the prior period.

We had interest expense of $4,699 for the three months ended June 30, 2012, compared to interest expense of $8,403 for the three months ended June 30, 2011.

We had net income of $199,840 for the three months ended June 30, 2012, compared to net income of $223,717 for the three months ended June 30, 2011, a decrease in net income of $23,877 or 10.7% from the prior period.  The main reasons for the decrease in net income were the 128.3% increase in total operating expenses offset by the 91.2% increase in revenues for the three months ended June 30, 2012, compared to the three months ended June 30, 2011.

Six Months Ended June 30, 2012, Compared To The Six Months Ended June 30, 2011

We had total revenue of $4,345,806 for the six months ended June 30, 2012, compared to total revenue of $1,735,302 for the six months ended June 30, 2011, an increase in total revenue of $2,610,504 or 150.4% from the prior period.  Total revenues included $102,411 of product revenue for the six months ended June 30, 2012, compared to $437,238 for the six months ended June 30, 2011, a decrease in product revenue of $334,827 or 76.6% from the prior period. The decrease in product revenue was mainly due to a decrease in product sales with Weatherford.  Total revenues also included rental revenue of $4,243,395 for the six months ended June 30, 2012, compared to $1,298,064 for the six months ended June 30, 2011, an increase of $2,945,331 or 226.9% from the prior period.  The increase in rental revenue was primarily due to the increase in the production and inventory of rental tools and the increase in field sales personnel subsequent to June 30, 2011. Our rental tools increased from $463,439 for the year ended December 31, 2010 to $3,566,766 for the year ended December 31, 2011, an increase of $3,103,327.

We had cost of products and rental revenue of $1,334,444 for the six months ended June 30, 2012, compared to cost of products and rental revenue of $609,284 for the six months ended June 30, 2011, an increase in cost of products and rental revenue of $725,160 or 119.0% from the prior period, which increase was directly attributable to the increase in revenue for the six months ended June 30, 2012, compared to the six months ended June 30, 2011.

We had cost of revenue – depreciation of rental tools of $469,433 for the six months ended June 30, 2012, compared to $165,439 for the six months ended June 30, 2011, an increase of $303,994 or 183.7% from the prior period, which increase was mainly due to increased product and support equipment.

Cost of revenues (including depreciation) as a percentage of revenue was 41.5% for the six months ended June 30, 2012, compared to 44.6% for the six months ended June 30, 2011, a decrease in cost of revenues as a percentage of revenue of 3.1%.  The decrease in cost of revenues as a percentage of revenues was due to a reduction in inspection and tool maintenance.

We had gross profit of $2,541,929 for the six months ended June 30, 2012, compared to gross profit of $960,579 for the six months ended June 30, 2011, an increase in gross profit of $1,581,350 or 164.6% from the prior period.

We had total selling and marketing expenses of $1,033,763 for the six months ended June 30, 2012, compared to $421,092 for the six months ended June 30, 2011, an increase of $612,671 or 145.5% from the prior period, which increase was mainly due to due to additional sales expenses associated with the increase in sales and service personnel, the increase in sales staff and sales expenses.

We had total general and administrative expenses of $680,950 for the six months ended June 30, 2012, compared to total general and administrative expenses of $312,271 for the six months ended June 30, 2011, an increase in general and administrative expenses of $368,679 or 118.1% from the prior period. The main reasons for the increase in general and administrative expenses were mainly due to the increase in payroll, professional service fees and overhead.

Depreciation and amortization expense increased by $41,342 or 53.8%, to $118,187 for the six months ended June 30, 2012, compared to $76,845 for the six months ended June 30, 2011.  The increase was primarily due to the associated depreciation expense on the addition of shop equipment and automobiles for the sales force.

We had total operating expenses of $1,832,900 for the six months ended June 30, 2012, compared to total operating expenses of $810,208 for the six months ended June 30, 2011, an increase in total operating expenses of $1,022,692 or 126.2% from the prior period.

We had income from operations of $709,029 for the six months ended June 30, 2012, compared to $150,371 for the six months ended June 30, 2011, an increase of $558,658 or 371.5% from the prior period.

We had interest expense of $9,137 for the six months ended June 30, 2012, compared to interest expense of $23,643 for the six months ended June 30, 2011, a decrease of $14,506 or 61.4% from the prior period, which decrease was mainly attributed to the interest on the related party convertible notes which were converted into shares of the Company's common stock in May 2011.

We had net income of $699,892 for the six months ended June 30, 2012, compared to net income of $126,728 for the six months ended June 30, 2011, an increase in net income of $573,164 or 452.3% from the prior period.  The main reasons for the increase in net income were the 150.4% increase in total revenue offset by the 132.8% increase in total cost of revenues and the 126.2% increase in total operating expenses for the six months ended June 30, 2012, compared to the six months ended June 20, 2011.

Year Ended December 31, 2011 Compared To The Year Ended December 31, 2010

We had total revenue of $5,541,131 for the year ended December 31, 2011, compared to total revenue of $1,751,850 for the year ended December 31, 2010, an increase in total revenue of $3,789,281 or 216.3% from the prior period.  Total revenues included $281,697 of product revenue for the year ended December 31, 2011, compared to $533,026 for the year ended December 31, 2010, a decrease in product revenue of $251,329 or 47.2% from the prior period. The decrease in product revenue was mainly due to a decrease in sales to Weatherford International and the loss in whole tools.  Total revenues also included rental revenue of $5,259,434 for the year ended December 31, 2011, compared to $1,218,824 for the year ended December 31, 2010, an increase in rental revenue of $4,040,610 or 331.5% from the prior period.  The increase in rental revenue was mainly due to increased sales and marketing efforts of the Company and the increase in rental tool inventory.

We had cost of revenue products and rental revenues of $1,681,857 for the year ended December 31, 2011, compared to cost of products and rental revenues of $1,291,701 for the year ended December 31, 2010, an increase in cost of product and rental revenues of $390,156 or 30.2% from the prior period, which increase was directly attributable to the increase in revenue for the year ended December 31, 2011, compared to the year ended December 31, 2010.

We had cost of revenue – depreciation of rental tools of $544,013 for the year ended December 31, 2011, compared to $140,593 for the year ended December 31, 2010, an increase of $403,420 or 286.9% from the prior year, which increase was mainly due to increased inventory.

Cost of revenues (including depreciation) as a percentage of revenue was 40.2% for the year ended December 31, 2011, compared to 81.8% for the year ended December 31, 2010, a decrease in cost of revenues as a percentage of revenue of 41.6% from the prior period.  The decrease in cost of revenues as a percentage of revenues was due to increased sales and rental revenue.

We had gross profit of $3,315,261 for the year ended December 31, 2011, compared to gross profit of $319,556 for the year ended December 31, 2010, an increase in gross profit of $2,995,705 or 937.5% from the prior period.

We had total general and administrative expenses of $2,384,787 for the year ended December 31, 2011, compared to total general and administrative expenses of $678,181 for the year ended December 31, 2010, an increase in general and administrative expenses of $1,706,606 or 251.6% from the prior period. The main reason for the increase in general and administrative expenses was mainly due to additional sales expenses associated with the increase in sales and service personnel.

Depreciation and amortization expense increased by $126,354 to $170,751 for the year ended December 31, 2011, compared to $44,397 for the year ended December 31, 2010.  The increase was primarily due to the associated depreciation expense on the addition of shop equipment and automobiles for the sales force.

We had total operating expenses of $2,555,538 for the year ended December 31, 2011, compared to total operating expenses of $722,578 for the year ended December 31, 2010, an increase in total operating expenses of $1,832,960 or 253.7% from the prior period.

We had income from operations of $759,723 for the year ended December 31, 2011, compared to a loss from operations of $403,022 for the year ended December 31, 2010, an increase in income from operations of $1,162,745 from the prior period.

We had interest expense of $30,278 for the year ended December 31, 2011, compared to interest expense of $54,568 for the year ended December 31, 2010, a decrease of $24,290 or 44.5% from the prior year, which decrease was mainly attributed to the interest on the related party convertible notes which were converted into shares of the Company's common stock in May 2011.

We had net income of $729,445 for the year ended December 31, 2011, compared to net loss of $457,590 for the year ended December 31, 2010, an increase in net income of $1,187,035 from the prior year.  The main reasons for the increase in net income were the 216.3% increase in total revenue offset by the 55.4% increase in total cost of revenues and the 253.7% increase in total operating expenses for the year ended December 31, 2011, compared to the year ended December 31, 2010.

Liquidity and Capital Resources

As of June 30, 2012, we had total assets of $8,100,988, which included total current assets of $2,559,210, consisting of $637,592 of cash, $1,844,974 of accounts receivable, net, and $76,644 of other current assets; and long term assets including $3,930,585 of rental tools, net; $537,862 of property and equipment, net; and $1,073,331 of intangible assets, net, consisting of our rights to the patents purchased from Jerry Swinford pursuant to the IP Purchase Agreement, described in greater detail below.

We had total liabilities of $1,965,034 as of June 30, 2012, which included total current liabilities of $1,480,963, consisting of accounts payable of $802,588; accrued liabilities of $461,202; current portion of related party notes payable of $155,556, relating to amounts owed to Jerry Swinford in connection with the IP Purchase Agreement, described below; and current portion of notes payable of $61,617, relating to the amount due on loans associated with equipment financing; and long term liabilities consisting of $324,073 of related party notes payable, net of current portion, relating to the long term portion of the amounts owed to Jerry Swinford in connection with the IP Purchase Agreement, described below, and $159,998 of notes payable, net of current portion relating to equipment financing.

We had $1,078,247 of working capital and an accumulated deficit of $2,246,233 as of June 30, 2012.

We had net cash provided by operating activities of $841,519 for the six months ended June 30, 2012, which consisted of $699,892 of net income, $30,541 of bad debt expense, $587,620 of increase in depreciation and amortization and $184,381 in increase in accrued liabilities; offset by $294,613 of increase in accounts receivable, $22,154 of increase in other current assets and $344,148 of decrease in accounts payable.

We had $948,604 of net cash used in investing activities for the six months ended June 30, 2012, which included $833,252 of purchase of rental tools and $115,352 of purchase of machinery and equipment.

We had $518,927 of net cash provided by financing activities for the six months ended June 30, 2012, which included $652,500 of proceeds from sale of common stock and warrants (representing funds received in connection with the Unit sales to Mr. Pohlmann and Mr. Connaughton, as described below) offset by $77,778 of payments on related party notes payable, relating to amounts paid to Jerry Swinford in connection with the IP Purchase Agreement, described below, and $55,795 of payments on notes payable.

As described below under “Certain Relationships and Related Transactions”, the Company’s majority shareholder, Herbert C. Pohlmann loaned the Company an aggregate of $471,951 in fiscal 2010, which loans were evidenced and memorialized by four Convertible Promissory Notes, which accrued interest at the rate of 12% per annum, and were due and payable on February 1, 2012 (as to three notes totaling $212,404) and May 13, 2012 (as to one note totaling $259,547).  The Convertible Promissory Notes provided Mr. Pohlmann the right to convert the principal and accrued interest under the Convertible Promissory Notes into shares of the Company’s common stock at a conversion price of $0.90 per share, which Convertible Promissory Notes, along with accrued and unpaid interest thereon in the amount of $63,006 were converted into shares of the Company’s common stock pursuant to the Make Whole Agreement, described below.

As described in greater detail below under “Certain Relationships and Related Transactions”, in November 2010, the Company entered into an IP Purchase Agreement with Jerry Swinford, the Company’s Executive Vice President and Chairman, pursuant to which the Company purchased Mr. Swinford’s rights to the Patents for $25,000 in cash and $1,175,000 in the form of two promissory notes payable to Mr. Swinford (the “Swinford Notes”). The Company obtained an independent valuation in order to determine the value of the Patents. The first note, in the amount of $475,000 was due January 20, 2011, together with interest at the rate of 12% per annum, which note was paid in full in January 2011.

The second note in the amount of $700,000 is due September 15, 2015, and is payable in monthly installments of the lesser of $12,963 or the amount outstanding under such note per month, with the first such payment due on February 15, 2011. The Company also agreed to grant Mr. Swinford a security interest in all of the Company’s assets in connection with and to secure the repayment of the Swinford Notes and Holdings also agreed, pursuant to a Guaranty, to guaranty the repayment of the Swinford Notes.

The IP Purchase Agreement also provide that in the event Mr. Swinford was required to pay taxes totaling more than 15% of the proceeds received by Mr. Swinford in connection with the payment of the Swinford Notes in any calendar year (the “15% Limit”), the Company would reimburse Mr. Swinford for any and all taxes due over such 15% Limit, which may substantially increase the amount due to Mr. Swinford from the Company in connection with the payment of the Swinford Notes.

During the year ended December 31, 2010, the Company sold 466,666 shares of restricted common stock to Mr. Pohlmann for aggregate consideration of $1,000,000 as follows:

•	In August 2010, the Company sold 33,333 shares of the Company’s common stock to Herbert C. Pohlmann, in consideration for $100,000 or $3.00 per share;

•	In September 2010, the Company sold 100,000 shares of the Company’s common stock to Mr. Pohlmann in consideration for $300,000 or $3.00 per share;

•	In October 2010, the Company sold 66,667 shares of the Company’s common stock to Mr. Pohlmann in consideration for $200,000 or $3.00 per share;

•	In November 2010, the Company sold 133,333 shares of the Company’s common stock to Mr. Pohlmann in consideration for $200,000 or $1.50 per share; and

•	In December 2010, the Company sold 133,333 shares of the Company’s common stock to Mr. Pohlmann in consideration for $200,000 or $1.50 per share.

During the nine months ended September 30, 2011, the Company sold an aggregate of 1,900,001 shares of the Company’s restricted common stock for aggregate consideration of $2,800,000 as follows:

•	In January 2011, the Company sold 666,667 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $1,000,000 or $1.50 per share;

•	In February 2011, the Company sold 333,333 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $500,000 or $1.50 per share;

•	In May 2011, the Company sold 166,667 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $250,000 or $1.50 per share;

•	In May 2011, the Company sold 233,333 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $350,000 or $1.50 per share;

•	In July 2011, the Company sold 333,334 shares of the Company’s common stock to Richard J. Connaughton, a former Director of the Company, for consideration of $500,000 or $1.50 per share; and

•	Effective in September 2011, the Company sold 166,667 shares of the Company’s common stock to John Callis, a former Director of the Company, in consideration for $200,000 or $1.20 per share.

In May 2011, the Company and Mr. Pohlmann entered into an Anti-Dilution and Make Whole Agreement, which was subsequently amended in June 2011 (as amended, the “Make Whole Agreement”).  Pursuant to the Make Whole Agreement, we agreed to adjust the purchase price of Mr. Pohlmann’s August 2010, September 2010 and October 2010 purchases of 200,000 shares of our common stock from $3.00 per share to $1.50 per share (and to therefore issue Mr. Pohlmann an additional 200,000 shares of common stock).  We also agreed to provide Mr. Pohlmann anti-dilutive rights in connection with the 761,408 shares of common stock issuable to shareholders of Grifco and the Company as described under “Organizational History”, in connection with the shares of common stock which he held as of the issuance date of such shares and the Convertible Promissory Notes which he held as of such issuance date. The consideration for the Make Whole Agreement was Mr. Pohlmann’s continued funding of the Company throughout 2010 and through the date of such Make Whole Agreement. As a result of the anti-dilutive rights, Mr. Pohlmann was issued 6,474,154 shares of common stock in connection with the anti-dilutive rights associated with the shares of common stock he held and 3,511,580 shares of common stock in connection with the conversion of the Convertible Promissory Notes (and accrued interest thereon) into shares of the Company’s common stock, which notes were automatically converted into shares of common stock in connection with the parties’ entry into the Make Whole Agreement in order that Mr. Pohlmann could maintain his proportional ownership rights in the Company following such issuance of 761,408 shares in May through August 2011 in connection with the settlement of a lawsuit described in greater detail above under “Organizational History”. Mr. Pohlmann received 230,972 shares of common stock in connection with the Company’s Section 3(a)(10) distribution, which shares were issued as restricted securities and which were due to Mr. Pohlmann as a result of his ownership of the Company on the date of the Grifco distribution.

In October 2011, the Company sold 166,667 shares of the Company’s common stock to Mr. Pohlmann in consideration for $200,000 or $1.20 per share.

In December 2011, the Company sold an aggregate of 1,600,000 units to Mr. Pohlmann, each consisting of (a) one share of common stock and (b) one common stock purchase warrant to purchase one share of common stock with a five year term and an exercise price of $1.00 per share (collectively the “Units”) for an aggregate of $1,600,000 or $1.00 per Unit.  A total of $200,000 of the amount due in connection with the purchase of the Units was due prior to December 31, 2011; a total of $200,000 was due prior to January 25, 2012; a total of $100,000 was due prior to February 28, 2012; a total of $1,000,000 was due prior to April 30, 2012; and a total of $100,000 was due prior to May 31, 2012, with any and all unpaid amounts treated for all purposes as an outstanding promissory note due to the Company from Mr. Pohlmann, which notes did not accrue interest.  The entire $1,600,000 owed in connection with the purchase of the Units has been paid to date.

In January 2012, the Company sold 52,500 Units to Richard J. Connaughton, a former Director of the Company, in consideration for $52,500 or $1.00 per unit.  A total of $22,500 of the amount due in connection with the purchase of the Units was payable at the time of the parties’ entry into the subscription agreement evidencing the sale; a total of $2,500 was due prior to February 28, 2012; a total of $25,000 was due prior to April 30, 2012; and a total of $2,500 was due prior to May 31, 2012, with any and all unpaid amounts treated for all purposes as an outstanding promissory note due to the Company from Mr. Connaughton, which notes did not accrue interest.  All of the amounts due in connection with the January 2012 subscription have been paid to date.

We believe that we will be able to continue our business operations for approximately the next twelve months without raising any additional capital. We anticipate the need for approximately $10,000,000 in additional funding to support the planned expansion of our operations and acquisitions over the next approximately twelve months and $15,000,000 in additional funding to support our planned expansion and acquisitions over the next 24 months.  See also, “Management's Discussion and Analysis of Financial Condition and Results of Operations” – “Plan of Operation for the Next Twelve Months”, above.

In the future, we may be required to seek additional capital by selling additional debt or equity securities, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all. In the event we are unable to raise additional funding and/or obtain revenues sufficient to support our expenses, we will be forced to curtail or abandon our business operations, and any investment in the Company could become worthless.

Critical Accounting Policies:

Noncontrolling Interest. The Company follows paragraph 810-10-45 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) to recognize noncontrolling interest in Coil Tubing Technology Holdings, Inc., its current wholly-owned subsidiary (which was formerly a majority-owned subsidiary prior to November 2010), in the equity section of the consolidated balance sheets. During November 2010, the Company acquired the outstanding noncontrolling interest and now owns 100% of the equity of the Company’s subsidiary, Coil Tubing Technology Holdings, Inc. In accordance with ASC 810-10, the Company accounted for the transaction as an equity transaction.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Cash Equivalents. The Company considers all highly liquid investments with original purchased maturities of three months or less to be cash equivalents.

Revenue Recognition. The Company's revenue is generated primarily from the rental of its tools used for oilfield services primarily in the States of Texas and Pennsylvania. The Company also generates income from the sale of tools. Rental income is recognized over the rental periods, which are generally from one to thirty days. The estimated amounts of sales discounts, returns and allowances are accounted for as reductions of sales when the sale occurs and the realization of collectability is reasonably assured. These estimates are based on historical amounts and adjusted periodically based on changes in facts and circumstances when the changes become known to the Company.

Sales of coil tubing related products are primarily derived from instances where a customer has a specific need for a particular coil tubing related product and desires to have the Company obtain and/or manufacture the particular product. These sales may include replacement parts, as well as proprietary tools which are manufactured to the customer’s specification, but which are not part of the Company’s tool line. This is not a significant source of revenue for the Company at this time. The Company generally recognizes product revenue at the time the product is shipped. Concurrent with the recognition of revenue, the Company provides for the estimated cost of product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

Allowance for Doubtful Accounts. Accounts receivable consists of amounts billed and currently due from customers. The Company monitors the aging of its accounts receivable and related facts and circumstances to determine if an allowance should be established for doubtful accounts.

Machinery and Equipment. Machinery and Equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight line method over the useful lives of the assets of five to seven years. Maintenance, repairs, and minor renewals and betterments are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

Rental Tools. Rental tools are recorded on the Company’s books as rental equipment at cost. The primary focus of the rental equipment is to generate rental income. As a result, the Company does not list inventory as a line item on the Company’s balance sheet. Depreciation is calculated using the straight line method over the useful lives of the assets of five years.

Lost or destroyed tools are not a significant source of revenue for the Company; however, the Company bills customers for the full cost of any tools which are lost and/or damaged in use and the cost and related accumulated depreciation are removed from the accounts and any resulting revenue or expense is recognized. The gain or loss on lost tools is recognized in the revenue section and cost of sales expense, respectively.

Intangible Assets. The Company’s intangible assets, which are recorded at cost, consist primarily of the unamortized cost basis of issued and pending patents.  These assets are being amortized on a straight line basis over the estimated useful lives of 15 years. The Company continually evaluates the amortization period and carrying basis of intangible assets to determine whether subsequent events and circumstances warrant a revised estimated useful life or impairment in value. To date, no such impairment has occurred. To the extent such events or circumstances occur that could affect the recoverability of our Intangible assets, we may incur charges for impairment in the future.

Earnings or Loss Per Share. Basic earnings or loss per common share equals net earnings or loss attributable to common shareholders divided by the weighted average shares outstanding during the year. Diluted earnings per share include the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities. The common stock equivalents from contingent shares are determined by the treasury stock method.

Stock Based Compensation. The Company accounts for stock-based employee compensation arrangements using the fair value method that requires that the fair value of employee awards issued, modified, repurchased or cancelled after implementation, under share-based payment arrangements, be measured as of the date the award is issued, modified, repurchased or cancelled. The resulting cost is then recognized in the statement of earnings over the service period.

 The Company periodically issues common stock for acquisitions and services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the various weighted average assumptions, including dividend yield, expected volatility, average risk-free interest rate and expected lives.

Income Taxes. The Company uses the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date.

Financial instruments. Financial instruments consist of cash, accounts receivable, accounts payable, accrued expenses, notes payable, and debt.

The Company carries cash, accounts receivable, accounts payable and accrued expenses at historical costs; their respective estimated fair values approximate carrying values due to their current nature.  The Company also periodically carries convertible debt.  The fair values of the convertible debt instruments approximate carrying values based on the comparable market interest rates applicable to similar instruments.

Impairment of Long-Lived Assets. The carrying values of long-lived assets, which include intangible assets, are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. If necessary, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based on current and anticipated future undiscounted cash flows.

Customer Deposits. The Company receives deposits from customers under certain agreements. Deposits are usually liquidated over the period of product deliveries.

Recently Issued Accounting Pronouncements. We have adopted recently issued accounting pronouncements and have determined that they have no material effect on our financial position, results of operations, or cash flow.  We do not expect any recently issued but not yet adopted accounting pronouncements to have a material effect on our financial position, results of operations or cash flow.

Emerging Growth Company. Section 107 of the JOBS Act provides that an ”emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

In June 2009, the Company entered into a Line of Credit Promissory Note (the “Line of Credit”) with Charles Wayne Tynon, the former Chief Executive Officer of the Company’s wholly-owned subsidiary Holdings. Pursuant to the Line of Credit, Mr. Tynon agreed to loan the Company up to $250,000. Any amounts borrowed under the Line of Credit bear interest at the rate of 6% per annum, and are payable at maturity, which maturity date was June 1, 2011. The Line of Credit is secured by a Security Agreement entered into between the Company and Mr. Tynon (the “Security Agreement”). At any time after June 1, 2010, Mr. Tynon could convert the then outstanding amount of the Line of Credit into shares of the Company’s common stock at a conversion price of $0.99 per share. The Security Agreement provided Mr. Tynon a first priority security interest in all of the Company’s current or future, machinery and equipment, inventory and proceeds or products derived therefrom, and rights under contracts, causes of action, documents, and evidence of title to inventory and contract rights. In December 2010, the Line of Credit and associated interest were paid in full.

In February 2010, the Company entered into a Convertible Promissory Note (as amended and restated from time to time, the “First Note”) with Herbert C. Pohlmann our majority shareholder and Director, pursuant to which Mr. Pohlmann converted $100,000 of a prior advance, $10,000 of expenses associated with the loan and accrued interest of $3,950 into the First Note in the principal amount of $113,950. The First Note was due and payable on or before February 1, 2012. Interest on the unpaid balance of the First Note accrued at a rate of 12% per annum payable monthly.

In February 2010, the Company entered into a second Convertible Promissory Note (as amended and restated from time to time, the “Second Note”) with Mr. Pohlmann, pursuant to which Mr. Pohlmann converted prior advances totaling $42,880 plus $5,574 in interest on said loans into the Second Note evidencing the principal sum of $48,454. The Second Note was due and payable on or before February 1, 2012. Interest on the unpaid balance of the Second Note accrued at a rate of 12% per annum payable monthly.

In February 2010, the Company entered into a third Convertible Promissory Note (as amended and restated from time to time, the “Third Note”) with Mr. Pohlmann, pursuant to which Mr. Pohlmann loaned the Company $50,000. The Third Note was due and payable on or before February 1, 2012. Interest on the unpaid balance of the Third Note accrued at a rate of 12% per annum payable monthly.

In May 2010, the Company entered into a fourth Convertible Promissory Note (as amended and restated from time to time, the “Fourth Note” and together with the First Note, Second Note and Third Note, the “Convertible Promissory Notes”) with Mr. Pohlmann, pursuant to which Mr. Pohlmann converted prior advances totaling $225,000, plus $34,547 of expenses incurred by Mr. Pohlmann in connection with such note into the Fourth Note evidencing the principal sum of $259,547. The Fourth Note was due and payable on or before May 13, 2012. Interest on the unpaid balance of the Fourth Note accrued at a rate of 12% per annum payable monthly.

The Convertible Promissory Notes were convertible into shares of the Company’s common stock, at a conversion price equal to $0.90 per share.  In connection with the Company’s and Mr. Pohlmann’s entry into the Make Whole Agreement, described in greater detail under “Liquidity and Capital Resources”, above, the entire amount of the principal and accrued interest on the Convertible Promissory Notes was converted into an aggregate of 3,511,580 shares of the Company’s common stock in May 2011.

In November 2010, the Company entered into a Cancellation, Resignation, Repayment and Issuance Agreement (the “Cancellation Agreement”), with Charles Wayne Tynon, the former Chief Executive Officer of Holdings, the Company’s wholly-owned subsidiary, and the Company, pursuant to which Mr. Tynon agreed to (a) resign as Chief Executive Officer of Holdings; (b) agree to a payment schedule for the repayment of the Line of Credit; (c) cancel 1,140,000 shares of Holdings which he either held or was due pursuant to the terms of a Compensation Agreement, previously entered into between Holdings and Mr. Tynon (the “Compensation Agreement”); and to (d) cancel the Compensation Agreement. The Company in turn agreed to repay the Line of Credit pursuant to the terms of the Cancellation Agreement and to issue Mr. Tynon 10,000 shares of the Company’s common stock.

In November 2010, the Company entered into an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”) with Jerry Swinford, the Company’s Executive Vice President and Chairman. Pursuant to the IP Purchase Agreement, the Company agreed to purchase the patents and pending patents owned and held by Mr. Swinford (including those Patents described above under “Patents, Trademarks and Licenses” for $25,000 in cash and $1,175,000 in the form of two promissory notes payable to Mr. Swinford (the “Swinford Notes”). The Company obtained an independent valuation in order to determine the value of the Patents. The first note, in the amount of $475,000 was due January 20, 2011, together with interest at the rate of 12% per annum, which note was paid in full in January 2011.

The second note in the amount of $700,000 is due September 15, 2015, and is payable in monthly installments of the lesser of $12,963 or the amount outstanding under such note per month, with the first such payment due on February 15, 2011. The Company also agreed to grant Mr. Swinford a security interest in all of the Company’s assets in connection with and to secure the repayment of the Swinford Notes and Holdings also agreed, pursuant to a Guaranty, to guaranty the repayment of the Swinford Notes. Mr. Pohlmann agreed to subordinate the repayment of his Convertible Promissory Notes (as described above) to the repayment of the Swinford Notes.

The IP Purchase Agreement also provided that in the event Mr. Swinford was required to pay taxes totaling more than 15% of the proceeds received by Mr. Swinford in connection with the payment of the Swinford Notes in any calendar year (the “15% Limit”), the Company would reimburse Mr. Swinford for any and all taxes due over such 15% Limit, which may substantially increase the amount due to Mr. Swinford from the Company in connection with the payment of the Swinford Notes.

In November 2010, the Company entered into an Executive Employment Agreement with Jerry Swinford, pursuant to which Mr. Swinford agreed to serve as Chief Executive Officer of the Company (which was subsequently amended by the parties entry into an amended agreement pursuant to which Mr. Swinford agreed to serve as Executive Vice President in December 2011 and was subsequently amended again in August 2012 and October 2012 (effective August 2012), in each case to revise certain sections of the agreement, which amendments have been reflected in the discussion below) for five years (automatically renewable for additional one year terms unless terminated by either party as provided in the agreement), which is described in greater detail above under “Directors, Executive Officers And Corporate Governance”, “Employment Agreements”.  Pursuant to the Executive Employment Agreement, the Company granted Mr. Swinford an option to purchase 401,667 shares of the Company’s common stock (the “Option”), with 1,667 options vesting upon the parties entry into the agreement (the “Initial Option”), options to purchase the remaining amount of the Option vesting to Mr. Swinford as follows: 100,000 options on December 14, 2011 (the “2011 Option”); 100,000 options on December 31, 2012 (the “2012 Option”); 100,000 options on December 31, 2013 (the “2013 Option”); and 100,000 options on December 31, 2014 (the “2014 Option”), provided that Mr. Swinford is still employed (either as an officer or Director) by the Company on such vesting date(s). The Initial Option has an exercise price of $7.50 per share, the 2011 Option, 2012 Option, 2013 Option and 2014 Option have an exercise price of $1.00 per share. The Options have a term of 10 years from the original grant date (November 30, 2010) and include a cashless exercise provision.

The Board of Directors (consisting of himself and his son, Jason Swinford) along with the Company’s majority shareholder also agreed to pay Mr. Swinford a discretionary bonus of $108,000 in December 2011.

Finally, pursuant to the Executive Employment Agreement, Mr. Swinford agreed to cancel the 2,050,000 shares of common stock of Holdings which he was previously issued and any rights to additional shares pursuant to the employment agreement he previously entered into with Holdings as well as 1,000,000 shares of Series A Preferred Stock of the Company which he then held in consideration for 10,000 shares of the Company’s common stock.  A required term and condition of the cancellation of the Series A Preferred Stock of the Company was the entry by Mr. Pohlmann into the Voting Agreement described below. As a result of this cancellation, there was a change of control whereby Mr. Pohlmann obtained voting control over the Company.

In November 2010, Jason Swinford, Jerry Swinford’s son, also entered into an Executive Employment Agreement with the Company, whereby Jason Swinford agreed to serve as the Chief Operating Officer of the Company (which agreement was revised and amended to provide for Mr. Swinford to serve as Chief Executive Officer in December 2011 and was subsequently amended again in August 2012 and October 2012 (effective August 2012), in each case to revise certain other sections of the agreement, which amendments have been reflected in the discussion below) in consideration for an annual base salary of $132,000 per year ($200,000 per year subsequent to the December 2011 amendment), for a term of five years (automatically renewable for additional one year terms unless terminated by either party as provided in the agreement), which is described in greater detail above under “Employment Agreements.”  Jason Swinford was also granted an identical Option as Jerry Swinford was granted as discussed above.

The Board of Directors (consisting of himself and his father, Jerry Swinford) along with the Company’s majority shareholder also agreed to pay Mr. Swinford a discretionary bonus of $144,000 in December 2011.

In January 2011, the Company’s majority shareholder and Director, Mr. Pohlmann, and the Company’s then Chief Executive Officer and then sole Director, Jerry Swinford, entered into a Voting Agreement, pursuant to which Mr. Herbert C. Pohlmann agreed to vote the shares of the Company which he owns as directed by Mr. Swinford from time to time, to appoint at least 40% of the Company’s Board of Directors, rounded up to the nearest whole number of Directors. The Company currently anticipates increasing the number of its Board of Directors to five (5) members in the future, which would provide Mr. Swinford the rights to direct Mr. Pohlmann to appoint two (2) of such five (5) Directors, as determined by Mr. Swinford in his sole discretion, pursuant to the Voting Agreement, which remains in effect until December 31, 2015.

In January 2011, the Company entered into a consulting agreement with Charles Wayne Tynon, the former Chief Executive Officer of Holdings, pursuant to which Mr. Tynon agreed to provide the Company consulting services in consideration for $5,000 per month, which agreement was terminated effective March 31, 2012.

In June 2011, Mr. Pohlmann, the Company’s largest shareholder and a current Director, agreed to provide Mr. Swinford, the Company’s Executive Vice President and Chairman, an aggregate of $3.75 million, adjusted for the payment of Mr. Pohlmann’s estate taxes, from Mr. Pohlmann’s estate upon his death; provided that if Mr. Swinford were to pre-decease Mr. Pohlmann, such funds would be distributed 50% to Mr. Swinford’s spouse and 50% to his descendants.   Mr. Pohlmann’s provision for Mr. Swinford from his estate after his death was not a required term or condition of any agreement, was voluntarily provided to Mr. Swinford by Mr. Pohlmann, and can be changed at any time by Mr. Pohlmann prior to his death.

From May 2007 to October 2011, Mr. Pohlmann purchased an aggregate of 2,184,854 shares of the Company’s common stock in consideration for an aggregate of $4.3 million in funding, which does not include the effects of the Make Whole Agreement or the Convertible Promissory Notes.

In December 2011, the Company sold an aggregate of 1,600,000 units to Mr. Pohlmann, each consisting of (a) one share of common stock and (b) one common stock purchase warrant to purchase one share of common stock with a five year term and an exercise price of $1.00 per share (collectively the “Units”) for an aggregate of $1,600,000 or $1.00 per Unit.  A total of $200,000 of the amount due in connection with the purchase of the Units was due prior to December 31, 2011; a total of $200,000 was due prior to January 25, 2012; a total of $100,000 was due prior to February 28, 2012; a total of $1,000,000 was due prior to April 30, 2012; and a total of $100,000 was due prior to May 31, 2012, with any and all unpaid amounts treated for all purposes as an outstanding promissory note due to the Company from Mr. Pohlmann, which notes did not accrue interest.  All of the amounts due in connection with the December 2011 subscription have been paid to date.

In January 2012, Jerry Swinford, the Company’s Executive Vice President and Chairman entered into an Intellectual Property Assignment agreement with the Company, pursuant to which he assigned all rights to the Patents (defined above under “Patents, Trademarks and Licenses”) to the Company, provided that Mr. Swinford has a first priority security interest over the Patents until such time as the promissory notes he was provided in connection with the IP Purchase Agreement (described above) are satisfied in full.

In January 2012, the Company sold 52,500 Units to Richard J. Connaughton, a former Director of the Company, in consideration for $52,500 or $1.00 per unit.  A total of $22,500 of the amount due in connection with the purchase of the Units was payable at the time of the parties’ entry into the subscription agreement evidencing the sale; a total of $2,500 was due prior to February 28, 2012; a total of $25,000 was due prior to April 30, 2012; and a total of $2,500 was due prior to May 31, 2012, with any and all unpaid amounts treated for all purposes as an outstanding promissory note due to the Company from Mr. Connaughton, which notes did not accrue interest. All of the amounts due in connection with the January 2012 subscription have been paid to date. The shares of common stock and the shares of common stock issuable upon exercise of the warrants are being registered herein.

Effective February 1, 2012, the number of Directors of the Company was increased from two (2) to five (5) and Herbert C. Pohlmann, Richard J. Connaughton and John Callis were appointed as Directors of the Company. Mr. Callis is the son-in-law of our Director and majority shareholder, Herbert C. Pohlmann.

Effective June 20, 2012 and June 21, 2012, respectively, Mr. Callis and Mr. Connaughton resigned as Directors of the Company.

Effective August 28, 2012, the Board of Directors of the Company granted the Company’s Director and majority shareholder, Herbert C. Pohlmann, options to purchase an aggregate of 400,000 shares of the Company’s common stock at an exercise price of $1.00 per share and with a term of ten years in consideration for among other things, services rendered.

Effective August 28, 2012, the Board of Directors of the Company granted John Callis, a former Director of the Company, (a) warrants to purchase 220,000 shares of common stock of the Company with a term of one (1) year and an exercise price of $1.00 per share; and (b) warrants to purchase 52,500 shares of common stock of the Company with a term expiring on January 5, 2017 and an exercise price of $1.00 per share (collectively, the “Warrants”), in consideration for services rendered to the Company.  The shares of common stock and the shares of common stock issuable upon exercise of the Warrants are being registered herein.

In September 2012, the Board of Directors approved a discretionary bonus of $108,000 for Jerry Swinford and a discretionary bonus of $200,000 for Jason Swinford, for the year ended December 31, 2012; provided that the 2012 bonuses have been accrued and are unpaid to date.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Directors. In connection with the approval of the transactions described above, our Directors took into account various factors, including their fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors.  On a moving forward basis, our Directors will continue to approve any related party transaction based on the criteria set forth above.

Independence of Directors

The Company is not required to maintain independent Directors at this time. The Company will seek to appoint independent Directors, if and when it is required to do so.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK
Common Stock

We have authorized capital stock consisting of 200,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock").  We have 1,000,000 designated shares of Series A Preferred Stock and 1,000,000 designated shares of Series B Preferred Stock.

Holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of common stock are entitled to share pro rata in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the Directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the Board out of funds legally available therefore. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Directors are appointed by a plurality of the votes present at any special or annual meeting of shareholders (by proxy or in person), and a majority of the votes present at any special or annual meeting of shareholders (by proxy or in person) shall determine all other matters. There is no cumulative voting of the election of Directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.

Dividend Rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.

Liquidation. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Other Rights.  All of our outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Additionally, while it is not possible to state the actual effect of the issuance of any additional shares of Preferred Stock on the rights of holders of the common stock until the Board determines the specific rights of the holders of any additional shares of Preferred Stock, such rights may be superior to those associated with our common stock, and may include:

o	Restricting dividends on the common stock;

o	Rights and preferences including dividend and dissolution rights, which are superior to our common stock;

o	Diluting the voting power of the common stock;

o	Impairing the liquidation rights of the common stock; or

o	Delaying or preventing a change in control of the Company without further action by the stockholders.

Series A Preferred Stock

We designated 1,000,000 shares of Series A Preferred Stock, $0.001 par value per share in May 2007 (the "Series A Preferred Stock"). The Series A Preferred Stock had no dividend rights, no liquidation preference, no redemption rights and no conversion rights. Shortly after being designated, we granted all 1,000,000 shares of such Series A Preferred Stock to our Executive Vice President and Chairman, Jerry Swinford, who held such shares until his entry into the Executive Employment Agreement in November 2010, described above under “Employment Agreements” pursuant to which the Series A Preferred Stock was cancelled. The Series A Preferred Stock had the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. Additionally, we were not allowed to adopt any amendments to our Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of the Series A Preferred Stock.

In addition to our Series A Preferred Stock, Holdings has 1,000,000 shares of Series A Preferred Stock designated and outstanding with substantially similar terms and conditions to our Series A Preferred Stock as described above, which shares are still outstanding and are held by Jerry Swinford, our Executive Vice President and Chairman.

Series B Preferred Stock

In June 2007, we designated 1,000,000 shares of Series B Preferred Stock and subsequently issued such Series B Preferred Stock to Grifco.  The Series B Preferred Stock have no voting rights, but are convertible into 66,667 shares of our common stock (0.0667 of one share for each share of Series B Preferred Stock outstanding), if Grifco exercises its option to purchase the Series A Preferred Stock of the Company for aggregate consideration of $100, which option is exercisable for two (2) years from the date that Mr. Swinford no longer desired to hold such Series A Preferred Stock (which date was November 30, 2010 and which option expires on November 30, 2012).  We believe that Grifco is no longer an operating entity and we further believe that the likelihood of Grifco exercising its rights under the Series B Preferred Stock is minimal at this time.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

The common stock of the Company is currently quoted on the OTC Pink Market (otherwise known as the "pink sheets") under the symbol "CTBG". However, the fact that our securities have limited and sporadic trading on the OTC Pink Market does not by itself constitute a public market, and as such, historical price quotations relating to trades in our stock on the OTC Pink Market have not been included in this registration statement. In the future, following the effectiveness of our registration statement, we plan to apply for quotation on the Over-The-Counter Bulletin Board.

Holders of Our Common Stock and Preferred Stock

As of October 16, 2012, we had 15,651,827 shares of common stock outstanding, held by 861 shareholders of record, no shares of Series A Preferred Stock issued or outstanding, and 1,000,000 shares of Series B Preferred Stock issued and outstanding held by one shareholder of record, as described in greater detail above under “Description of Capital Stock.”

Dividends

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business, or;

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Equity Compensation Plan Information

On January 19, 2011, and with an effective date of November 30, 2010, the Company’s then sole Director, Jerry Swinford and its majority shareholder, Herbert C. Pohlmann approved the Company’s 2010 Stock Incentive Plan, which allows the Board of Directors to grant up to an aggregate of 83,333 qualified and non-qualified stock options, restricted stock and performance based awards of securities to the Company’s officers, Directors and consultants to help attract and retain qualified Company personnel (the “2010 Stock Plan”).

On and effective January 12, 2012, the Company’s Board of Directors and its majority shareholder, Herbert C. Pohlmann, approved the Company’s 2012 Stock Incentive Plan, which allows the Board of Directors to grant up to an aggregate of 750,000 qualified and non-qualified stock options, restricted stock and performance based awards of securities to the Company’s officers, Directors and consultants to help attract and retain qualified Company personnel (the “2012 Stock Plan” and together with the 2010 Stock Plan, the “Stock Plans”).

The following table provides information as of the filing of this report regarding the Plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding those in first column)*
Equity compensation plans approved by the security holders	600,000	$1.04	233,333
Equity compensation plans not approved by the security holders	875,834	$1.00	-
Total	1,475,834		233,333

* Also takes into account modified and terminated options originally issued under the 2010 Stock Plan.

 SELLING STOCKHOLDERS

This Prospectus relates to the resale of 887,501 shares of common stock by the Selling Stockholders. The table below sets forth information with respect to the resale of shares of common stock by the Selling Stockholders. We will not receive any proceeds from the resale of common stock by the Selling Stockholders for shares currently outstanding. The Selling Stockholders are not broker/dealers and/or affiliated with a broker/dealer. Except as described in footnotes below, the Selling Stockholders have not had a material relationship with us, our predecessors or affiliates during the past three years.

Selling Stockholder	Common Stock Beneficially Owned Before Resale		Amount Offered		Shares Beneficially Owned After Resale(1)	Percentage Owned After Offering

Charles Wayne Tynon (2)	10,000		10,000		-	-
John Callis (3)	439,167	(4)	439,167	(5)	-	-
Richard Connaughton (6)	438,334	(7)	438,334	(8)	-	-
TOTAL	887,501		887,501

Notes

(1)	Assumes all shares offered herein are sold.

(2)
Former Chief Executive Officer and President of Holdings, the Company’s wholly-owned subsidiary, which position he held from June 1, 2009 to November 23, 2010.  Mr. Tynon no longer holds any position with the Company or its subsidiaries and the consulting agreement the Company previously had with Mr. Tynon was terminated on March 31, 2012.

(3)
Former Director of the Company from February 1, 2012 to June 20, 2012. Mr. Callis no longer holds any position with the Company or its subsidiaries.  Mr. Callis is the son-in-law of our Director and majority shareholder, Herbert C. Pohlmann.

(4)
Includes (a) warrants to purchase 220,000 shares of common stock of the Company which expire on August 28, 2013, with an exercise price of $1.00 per share; and (b) warrants to purchase 52,500 shares of common stock of the Company with a term expiring on January 5, 2017 and an exercise price of $1.00 per share.

(5)	Includes shares of common stock issuable upon exercise of the warrants described in footnote 4, above.

(6)	Former Director of the Company from February 1, 2012 to June 21, 2012. Mr. Connaughton no longer holds any position with the Company or its subsidiaries.

(7)	Includes warrants to purchase 52,500 shares of common stock of the Company with a term expiring on January 5, 2017 and an exercise price of $1.00 per share.

(8)	Includes shares of common stock issuable upon exercise of the warrants described in footnote 7, above.

The Selling Stockholders and any broker or dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this Prospectus, there are 15,651,827 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement, 887,501 shares of common stock to be resold pursuant to this Prospectus (including 325,000 shares issuable upon exercise of warrants) will be eligible for immediate resale in the public market if and when any market for the common stock develops. Additionally, 14,422,699 shares of our currently issued and outstanding common stock which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Securities Act of 1933, as amended (the “Act”) and bear appropriate legends, restricting transferability. The Company may also raise capital in the future by issuing additional restricted shares to investors.  In addition to the 887,501 shares being registered herein and the 14,422,699 “restricted securities” which are currently outstanding, an aggregate of 666,627 shares of the Company are non-“restricted securities” currently eligible to be freely traded on the OTC Pink Sheets market and will be eligible to be freely traded on the Over-The-Counter Bulletin Board, assuming our common stock is quoted on the Over-The-Counter Bulletin Board following the effectiveness of our Registration Statement of which this Prospectus is a part.

“Restricted securities” may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were previously a “shell company” pursuant to Rule 144 and as such sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company” (we believe that we ceased to be a “shell company” in approximately November 2005); 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (which we will be following the effectiveness of the Registration Statement of which this Prospectus is a part), and have filed all of our required periodic reports for the previous one year period prior to any sale; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company” (which information is included in our Registration Statement).   As such, none of our securities will be eligible to be sold pursuant to Rule 144 until at least a year after the date that our Registration Statement is declared effective by the Commission and any “restricted shares” which are not registered herein will have no liquidity and will in fact be ineligible to be resold until and unless such securities are registered with the Commission and/or until a year after our Registration Statement has been declared effective and the other requirements of Rule 144 have been complied with, as described above.

Assuming our Registration Statement is declared effective by the Commission and we are not deemed to be a “shell company” in the future and we otherwise meet the requirements of Rule 144, including our status as a “reporting company”, a person (or persons whose shares are aggregated) who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously (six months after a period of at least one year has elapsed after the date of the Registration Statement), would be entitled to sell such securities without restrictions other than the availability of current public information about us and the requirement that we continue to timely file our periodic filings for one year from the date they acquired such securities. A person who may be deemed our affiliate, who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously (six months after a period of at least one year has elapsed after the date of our Registration Statement), would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of the Company’s common stock. Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. If the Company has complied with the requirements above, and continues to be a “reporting company” and timely file its filings, a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

In the event we become a “shell company” or non-“reporting company” in the future, under Rule 144, due to the fact that we are deemed to be a former “shell company”, no sales of our “restricted securities” are eligible to be made pursuant to Rule 144 until we comply with the requirements of Rule 144, as described above, including, in the event we do not become a “shell company”, becoming current in our filings with the Commission and in the event we do become a “shell company”, complying with Rule 144 above, as such relates to “shell companies.”

PLAN OF DISTRIBUTION

This Prospectus relates to the registration of 887,501 of common shares on behalf of the Selling Stockholders (including 325,000 shares issuable upon exercise of warrants).

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our shares of common stock quoted on the Over-The-Counter Bulletin Board, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, California, Illinois, Kentucky, Louisiana, Montana, New York, Pennsylvania, and Tennessee.

Market for our Shares

Our common stock is currently traded on the OTC Pink Sheet market. In the future, following the effectiveness of our Registration Statement, of which this Prospectus is a part, we plan to apply for quotation on the Over-The-Counter Bulletin Board.

The securities traded on the Over-The-Counter Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-The-Counter Bulletin Board in the future, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 (not including the value of the individual’s principal residence) or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The shares may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	Any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this Prospectus.

In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in sales in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this Prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the Selling Stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the Selling Stockholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The Selling Stockholders named in this Prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

·	Not engage in any stabilization activities in connection with our common stock;
·	Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus from time to time, as may be required by such broker or dealer; and
·	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our common stock, you should refer to the Registration Statement and to its exhibits. Whenever we make reference in this Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this Prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock covered by this Prospectus will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

FINANCIAL STATEMENTS

The Financial Statements included below are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Coil Tubing Technology, Inc. are filed as part of this Prospectus.

TABLE OF CONTENTS TO FINANCIAL STATEMENTS
of Coil Tubing Technology, Inc.

COIL TUBING TECHNOLOGY, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
Assets	(Unaudited)

Current Assets:
Cash	$637,592	$225,750
Accounts receivable, net	1,844,974	1,580,901
Other current assets	76,644	54,490
Total Current Assets	2,559,210	1,861,141

Rental tools, net	3,930,585	3,566,766
Property and equipment, net	537,862	500,696
Intangible assets, net	1,073,331	1,113,333
Total Assets	$8,100,988	$7,041,936

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$802,588	$1,146,736
Accrued liabilities	461,202	276,820
Related party notes payable - current	155,556	155,556
Notes payable - current	61,617	73,818
Total Current Liabilities	1,480,963	1,652,930

Long Term Liabilities:
Related party notes payable, net of current portion	324,073	401,851
Notes payable, net of current portion	159,998	203,593
Total Liabilities	1,965,034	2,258,374

Commitments and contingencies

Stockholders' Equity:
Preferred Stock, $.001 par value, 5,000,000 shares authorized
Series A Preferred Stock, $.001 par value, 1,000,000 shares authorized;
0 shares issued and outstanding	-	-
Series B Convertible Preferred Stock, $.001 par value, 1,000,000 shares
authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Common Stock, $.001 par value, 200,000,000 shares authorized;
15,651,827 and 15,599,327 shares issued and outstanding, respectively	15,652	15,599
Subscription receivable	(800,000)	(1,400,000)
Additional paid-in capital	9,165,535	9,113,088
Accumulated deficit	(2,246,233)	(2,946,125)
Total Stockholders' Equity	6,135,954	4,783,562

Total Liabilities and Stockholders' Equity	$8,100,988	$7,041,936

See accompanying notes to consolidated financial statements

COIL TUBING TECHNOLOGY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2012 and 2011
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue:
Product revenue	$51,973	$234,914	$102,411	$437,238
Rental revenue	2,028,750	853,472	4,243,395	1,298,064
Total revenue	2,080,723	1,088,386	4,345,806	1,735,302

Cost of revenue:
Cost of products and rental revenue	682,441	333,786	1,334,444	609,284
Cost of revenue - depreciation of rental tools	245,235	106,928	469,433	165,439
Total cost of revenue	927,676	440,714	1,803,877	774,723

Gross profit	1,153,047	647,672	2,541,929	960,579

Operating Expenses:
Selling and marketing	514,634	248,835	1,033,763	421,092
General and administrative	373,609	127,355	680,950	312,271
Depreciation and amortization	60,265	39,362	118,187	76,845
Total operating expenses	948,508	415,552	1,832,900	810,208

Income from operations	204,539	232,120	709,029	150,371

Other expense:
Interest expense	(4,699)	(8,403)	(9,137)	(23,643)
Total other expense	(4,699)	(8,403)	(9,137)	(23,643)

Net income	$199,840	$223,717	$699,892	$126,728

Net income per share :
Basic	$0.01	$0.04	$0.04	$0.03
Diluted	$0.01	$0.03	$0.04	$0.03

Weighted average common shares outstanding:
Basic	16,411,333	6,040,131	16,409,314	3,904,915
Diluted	18,732,517	7,013,346	18,730,498	4,878,130

See accompanying notes to consolidated financial statements

COIL TUBING TECHNOLOGY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2012 and 2011
(Unaudited)

	June 30,	June 30,
	2012	2011
Cash Flows From Operating Activities:
Net income	$699,892	$126,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	587,620	242,284
Loss on sale of property and equipment	-	10,022
Bad debt expense	30,541	-
Changes in:
Accounts receivable	(294,613)	(595,021)
Other current assets	(22,154)	(32,850)
Accounts payable	(344,148)	841,819
Accrued liabilities	184,381	(88,494)
Net cash provided by operating activities	841,519	504,488

Cash Flows From Investing Activities:
Purchase of rental tools	(833,252)	(2,010,406)
Purchase of machinery and equipment	(115,352)	(289,346)
Proceeds from sale of machinery and equipment	-	14,500
Net cash used in investing activities	(948,604)	(2,285,252)

Cash Flows From Financing Activities:
Payments on notes payable	(55,795)	(539,815)
Proceeds from notes payable, net	-	233,638
Payments on related party notes payable	(77,778)
Proceeds from sale of common stock and warrants	652,500	2,100,000
Net cash provided by financing activities	518,927	1,793,823

Net increase in cash	411,842	13,059
Cash at beginning of period	225,750	330,313
Cash at end of period	$637,592	$343,372

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$9,137	$10,286
Income taxes	$-	$-

Supplemental non-cash investing and financing activities:
Common stock issued for satisfaction of related party notes payable	$-	$534,958

See accompanying notes to consolidated financial statements

COIL TUBING TECHNOLOGY, INC. & SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

BASIS OF ACCOUNTING

The accompanying unaudited consolidated financial statements include the accounts of Coil Tubing Technology, Inc. (“we” or the “Company”), and its wholly-owned subsidiary, Coil Tubing Technology Holdings, Inc., a Nevada corporation and its subsidiaries, Precision Machining Resources, Inc. (“PMR”) and Coil Tubing Technology, Inc. (“CTT Texas”) Texas corporations and Coil Tubing Technology Canada Inc., an Alberta, Canada corporation (“CTT Canada”). The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Company’s consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying unaudited interim consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial reporting. Accordingly, these consolidated financial statements do not include all information and footnote disclosures required for an annual set of financial statements prepared under United States generally accepted accounting principles. In the opinion of our management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial position, results of operations and cash flows as of June 30, 2012 and for all interim periods presented herein have been reflected in these consolidated financial statements and the notes thereto.  Interim results for the three and six months ended June 30, 2012 are not necessarily indicative of the results to be expected for the fiscal year as a whole. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes as included in this Form S-1 Registration Statement for the fiscal year ended December 31, 2011.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Earnings or Loss Per Share. Basic earnings or loss per common share equals net earnings or loss attributable to common shareholders divided by the weighted average shares outstanding during the period. Diluted earnings per share include the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities. The common stock equivalents from contingent shares are determined by the treasury stock method. The Company had net income for the three and six months ended June 30, 2012 and 2011, respectively. All previously reported earnings per share amounts in the accompanying financial statements are being retroactively presented to reflect the stock distribution and the reverse stock split described in Notes 6 and 12 of the accompanying audited financial statements for the year ended December 31, 2011 included in this filing.

For the three and six months ended June 30, 2012 and 2011, dilutive securities existed. Diluted earnings per share reflect the potential dilution of security that could share in the earnings of an entity, such as stock options and warrants. The calculation of diluted earnings per share for the three and six months ended June 30, 2012 includes 359,059 shares of common stock assuming all stock options were exercised; 988,909 shares of common stock assuming all warrants to purchase shares of common stock were exercised; and 973,216 shares of common stock assuming all Series B Convertible Preferred Stock were converted.

The calculation of diluted earnings per share for the three and six months ended June 30, 2011 includes 973,216 shares of common stock assuming all Series B Convertible Preferred Stock were converted.

Recently Issued Accounting Pronouncements. We have adopted recently issued accounting pronouncements and have determined that they have no material effect on our financial position, results of operations, or cash flow.  We do not expect any recently issued but not yet adopted accounting pronouncements to have a material effect on our financial position, results of operations or cash flow.

NOTE 2 – STOCKHOLDERS’ EQUITY

The total number of shares of stock of all classes which the Company has authority to issue as a result of the amendment in September 2011 and described below is two hundred and five million (205,000,000), of which five million (5,000,000) are shares of Preferred Stock with a par value of $0.001 per share ("Preferred Stock"), and two hundred million (200,000,000) are shares of Common Stock with a par value of $0.001 per share ("Common Stock").

In January 2011, the Company’s majority shareholder, Mr. Herbert C. Pohlmann, and the Company’s then sole Director, Jerry Swinford, entered into a Voting Agreement, pursuant to which Mr. Herbert C. Pohlmann agreed to vote the shares of the Company which he owns as directed by Mr. Swinford from time to time, and to appoint at least 40% of the Company’s Board of Directors, rounded up to the nearest whole number of Directors. The Voting Agreement remains in effect until December 31, 2015.

PREFERRED STOCK

The Company has five million (5,000,000) shares of preferred stock authorized. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors.

The total number of designated shares of the Company’s Series A Preferred Stock is one million (1,000,000). As of June 30, 2012, the Company had -0- shares of its Series A Preferred Stock, $0.001 par value issued and outstanding. The Series A Preferred Stock has no dividend rights, no liquidation preference, no redemption rights and no conversion rights and has 51% voting rights or voting rights equal to 51% of the Company’s outstanding common stock.

The total number of designated shares of the Company’s Series B Convertible Preferred Stock is one million (1,000,000). As of June 30, 2012, the Company had one million (1,000,000) shares of its Series B Convertible preferred stock, $0.001 par value issued and outstanding.

The Series B Convertible Preferred Stock has no dividend rights, no liquidation preference, no redemption rights, no voting rights and conversion rights of 0.0667 shares of common stock for each one preferred share during the Option Period (the “Option”).  The “Option Period” allows the holder of such Series B Convertible Preferred Stock to purchase shares of Series A Preferred Stock of the Company for aggregate consideration of one hundred dollars and lasts two years from the date that the holder of the Series A Preferred Stock no longer desires to hold the Series A Preferred Stock (November 30, 2010).

Series A Preferred Stock – Coil Tubing Technology Holdings, Inc.

The Series A Preferred Stock of our wholly-owned subsidiary Coil Tubing Technology Holdings, Inc., has no dividend rights, no liquidation preference, no redemption rights and no conversion rights and has 51% voting rights or voting rights equal to 51% of Holdings’ outstanding common stock. As of June 30, 2012, the Company has -0- shares of its’ $0.001 par value Series A Preferred Stock issued and outstanding.

COMMON STOCK

As of June 30, 2012, the Company had 15,651,827 shares of its $0.001 par value common stock issued and outstanding.

In May 2011, the Company’s then sole Director and its majority shareholder approved the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada, pursuant to which our authorized shares of common stock were increased to 4,990,000,000 shares of common stock $0.001 par value per share and pursuant to which we re-authorized 5,000,000 shares of preferred stock $0.001 par value per share, which was filed and effective with the Secretary of State of Nevada in May 2011.

In September 2011, the Company’s then sole Director and majority shareholder approved an amendment to the Company’s Articles of Incorporation to affect a 1:300 reverse stock split of the Company’s outstanding shares of common stock and to authorize 205,000,000 shares of capital stock, including 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, which amendment was effective with the Secretary of State of Nevada on October 21, 2011.  All share amounts presented herein reflect retroactive recognition of the 1:300 reverse stock split.

During the six months ended June 30, 2012, the Company sold an aggregate of 52,500 units to Mr. Richard Connaughton, a former director, each consisting of (a) one share of common stock and (b) one common stock purchase warrant to purchase one share of common stock with a five year term and an exercise price of $1.00 per share (collectively the “Units”) for an aggregate of $52,500 or $1.00 per Unit.   These shares were issued in June 2012. The relative fair value of the warrants issued was approximately 50% of the proceeds.

In December 2011, the Company sold an aggregate of 1,600,000 units to Mr. Bert Pohlmann, each consisting of (a) one share of common stock and (b) one common stock purchase warrant to purchase one share of common stock with a five year term and an exercise price of $1.00 per share (collectively the “Units”) for an aggregate of $1,600,000 or $1.00 per Unit. A total of $200,000 of the amount due in connection with the purchase of the Units was due prior to December 31, 2011. As of June 30, 2012, the Company has collected $800,000 of the total $1,600,000.  The total subscription amount of $1,600,000 has been received as of the filing date of this report. These shares were issued on July 30, 2012.

NOTE 3 - STOCK OPTIONS AND WARRANTS

2010 Stock Incentive Plan

In January 2011, with an effective date of November 30, 2010, the Company’s then sole Director and its majority shareholder, approved the Company’s 2010 Stock Incentive Plan, which allows the Board of Directors to grant up to an aggregate of eighty-three thousand three hundred and thirty-three (83,333) qualified and non-qualified stock options, restricted stock and performance based awards of securities to the Company’s officers, Directors and consultants to help attract and retain qualified Company personnel (“the “2010 Stock Plan”).

2012 Stock Incentive Plan

On and effective January 12, 2012, the Company’s Board of Directors and its majority shareholder approved the Company’s 2012 Stock Incentive Plan, which allows the Board of Directors to grant up to an aggregate of 750,000 qualified and non-qualified stock options, restricted stock and performance based awards of securities to the Company’s officers, Directors and consultants to help attract and retain qualified Company personnel (the “2012 Stock Plan” and together with the 2010 Stock Plan, the “Stock Plans”).

As of June 30, 2012, 603,334 shares of common stock have been reserved under the Stock Plans.

Stock Options
There were no options granted during the six months ended June 30, 2012.

Summary of options outstanding and exercisable as of June 30, 2012 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (in years)
Outstanding at January 1, 2012	603,334	$0.37	5.7
Granted	-	-
Exercised	-	-
Forfeited and canceled	-	-

Outstanding at June 30, 2012	603,334	$0.37	5.5

Exercisable at June 30, 2012	203,334	$1.11	4.5

Investor Warrants
In December 2011, the Company completed a private placement of 1,600,000 Units to Mr. Herbert C. Pohlmann as described in Note 2 above.  Each Unit consisted of one share of common stock, and a warrant. Each warrant entitles the holder to purchase one additional share of common stock at a price of $1.00 per share at any time until December 14, 2016.  The Company sold each Unit at a price of $1.00 per Unit, which represents total proceeds of $1,600,000. A total of $800,000 was received as of June 30, 2012 with the balance of $800,000 received on July 5, 2012.

In January, 2012, the Company completed a private placement of 52,500 Units to a third party as described in Note 2 above.  Each Unit consisted of one share of common stock, and a warrant. Each warrant entitles the holder to purchase one additional share of common stock at a price of $1.00 per share at any time until January 5, 2017. The Company sold each Unit at a price of $1.00 per Unit, which represents total proceeds of $52,500.   The relative fair value of the warrants issued was approximately 50% of the proceeds.

Summary of warrants outstanding and exercisable as of June 30, 2012 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (# years)
Outstanding at January 1, 2012	1,600,000	$1.00	4.72
Granted	52,500	1.00	4.52
Exercised	-	-
Forfeited and canceled	-	-

Outstanding at June 30, 2012	1,652,500	$1.00	4.47

Exercisable at June 30, 2012	1,652,500	$1.00	4.47

NOTE 4 - RELATED PARTY TRANSACTIONS

Promissory Notes – Jerry Swinford

In November 2010, the Company entered into an Intellectual Property Purchase Agreement (the “IP Agreement”) with Jerry Swinford, the Company’s former Chief Executive Officer and current Executive Vice President. Pursuant to the IP Agreement, the Company agreed to purchase the patents and pending patents owned and held by Mr. Swinford for $25,000 cash and $1,175,000 in the form of two promissory notes payable to Mr. Swinford (the “Swinford Notes”). The Company obtained an independent valuation in order to determine the value of the patents and pending patents. The first note, in the amount of $475,000 was paid in full in January 2011.

The second note in the amount of $700,000 is due September 15, 2015, and is payable in monthly installments of $12,963.  As of June 30, 2012, $479,629 is outstanding of which $155,556 is classified as current in the accompanying financial statements.

The Company also agreed to grant Mr. Swinford a security interest in all of the Company’s assets in connection with and to secure the repayment of the Swinford Notes and Holdings also agreed, pursuant to a Guaranty, to guaranty the repayment of the Swinford Notes.

In connection with the IP Agreement, Mr. Swinford agreed to cancel 1,000,000 shares of the Company’s Series A Preferred Stock which he previously held. As a result of this cancellation, there was a change of control whereby Mr. Pohlmann obtained voting control over the Company in November 2010.

Mr. Swinford has a first priority security interest over the patents until such time as the promissory notes he was provided in connection with the IP Purchase Agreement (described above) are satisfied in full.

Executive Bonuses

In December 2011 the Board of Directors, along with the Company’s majority shareholder, agreed to pay the Company’s executive management discretionary bonuses totaling $252,000. The bonuses, which had been accrued in 2011, were paid on July 15, 2012.

In September, 2012 the Board of Directors, along with the Company’s majority shareholder agreed to pay the Company’s executive management discretionary bonuses totaling $308,000.  As of June 30, 2012, the Company accrued $154,000 for such bonuses, which amount is classified as current in the accompanying financial statements in the Accrued Liabilities section of the Balance Sheet.

NOTE 5 – CONCENTRATION OF RISK

The Company had gross sales of $4,345,806 and $1,735,302 during the six months ended June 30, 2012 and 2011, respectively. The Company had two customers representing approximately 14% and 10% of gross sales during the six months ended June 30, 2012. The Company had three customers representing approximately 12%, 11%, and 10% of gross sales during the six months ended June 30, 2011.

NOTE 6 – INCOME TAXES

At June 30, 2012, the Company had an unused net operating loss carryover of approximately $1,979,000 that is available to offset future taxable income which expires beginning in 2028.

The ability of the Company to utilize NOL carryforwards to reduce future federal taxable income and federal income tax is subject to various limitations under the Internal Revenue Code of 1986, as amended. The utilization of such carryforwards may be limited upon the occurrence of certain ownership changes, including the issuance or exercise of rights to acquire stock, the purchase or sale of stock by 5% stockholders, as defined in the Treasury regulations, and the offering of stock during any three-year period resulting in an aggregate change of more than 50% in the beneficial ownership of the Company.

In the event of an ownership change (as defined for income tax purposes), Section 382 of the Code imposes an annual limitation on the amount of a corporation's taxable income that can be offset by these carryforwards. The limitation is generally equal to the product of (i) the fair market value of the equity of the company multiplied by (ii) a percentage approximately equivalent to the yield on long-term tax exempt bonds during the month in which an ownership change occurs. In addition, the limitation is increased if there are recognized built-in gains during any post-change year, but only to the extent of any net unrealized built-in gains (as defined in the Code) inherent in the assets sold. Certain NOLs acquired through various acquisitions are also subject to limitations.

There are no significant differences between the Company’s operating results for financial reporting purposes and for income tax purposes.

NOTE 7 – BOARD OF DIRECTOR CHANGES

On June 20, 2012, John Callis resigned from the Board of Directors of the Company and on June 21, 2012, Richard Connaughton resigned as a Director of the Company.

NOTE 8 - SUBSEQUENT EVENTS

On July 5, 2012 the Company received $800,000 from Mr. Bert Pohlmann which amount represents the balance due under the subscription agreement as described in Note 3 above.  The shares subject to the subscription agreement were issued on July 30, 2012.

On July 15, 2012 the Company paid its Chief Executive Officer and Executive Vice President their 2011 bonuses totaling $252,000 as described in Note 4 above.

Effective August 28, 2012, the Board of Directors of the Company granted the Company’s Director and majority shareholder, Herbert C. Pohlmann options to purchase an aggregate of 400,000 shares of the Company’s common stock at an exercise price of $1.00 per share and with a term of ten years in consideration for services rendered and to be rendered and providing financing to the Company for the past six years.

Effective August 28, 2012, the Board of Directors of the Company granted John Callis, a former Director of the Company, (a) warrants to purchase 220,000 shares of common stock of the Company with a term of one (1) year and an exercise price of $1.00 per share; and (b) warrants to purchase 52,500 shares of common stock of the Company with a term expiring on January 5, 2017 and an exercise price of $1.00 per share (collectively, the “Warrants”), in consideration for services rendered to the Company.

Employment Agreements

Jerry Swinford

In November 2010, the Company entered into an executive employment agreement with Jerry Swinford that expires in November, 2015 (automatically renewable for additional one year terms unless terminated by either party as provided in the agreement). This agreement was amended in November 2011 (First Amendment) and August 2012 (Second Amendment).  Pursuant to the First Amendment, Mr. Swinford will receive (i) a base salary of $108,000 per year, (ii) standard benefits that are available to other executive officers, (iii) a one-time option to purchase up to 301,667 shares, (iv) and an annual bonus ranging from 20% to 100% of the prior year salary if certain earnings before income taxes, depreciation and amortization (EBITDA) are met.

Pursuant to the Second Amendment, (i) Mr. Jerry Swinford’s based salary increased to $120,000 effective July 1, 2012, (ii) Mr. Jerry Swinford received an option to purchase an additional 100,000 shares of the Company’s common stock at $1.00 per share, vesting on December 31, 2014, (iii) the option to purchase shares (401,667 in aggregate) was extended from five years to ten year, (iv) and a profit bonus equal to 2.5% of the Company’s gross profit for the 2013 fiscal year (in lieu of the EBITDA bonus).

In the event of termination, for good reason, by Mr. Jerry Swinford, including but not limited to death or disability, the Company will continue to pay his salary through the term of the agreement, plus a $100,000 lump-sum payment within ten (10) days of such termination. In the event of termination, for cause, by the Company, the Company will pay his compensation and benefits, through the date of termination within ten (10) days of such termination, and thereafter the Company shall have no further compensation, benefit or payment obligations to him, and all unvested options will terminate and be forfeited by him.

Jason Swinford

In November 2010, the Company entered into an executive employment agreement with Jason Swinford that expires in November, 2015 (automatically renewable for additional one year terms unless terminated by either party as provided in the agreement). This agreement was amended in November 2011 (First Amendment) and August 2012 (Second Amendment). Pursuant to the First Amendment, Mr. Jason Swinford will receive (i) a base salary of $200,000 per year, (ii) standard benefits that are available to other executive officers, (iii) a one-time stock grant of up to 301,667 shares, (iv) and an annual bonus ranging from 20% to 100% of the prior year salary if certain earnings before income taxes, depreciation and amortization (EBITDA) are met.

Pursuant to the Second Amendment, (i) Mr. Jason Swinford received an option to purchase an additional 100,000 shares of the Company’s common stock at $1 per share, vesting on December 31, 2014, (ii) the option to purchase the aggregate 401,667 shares was extended from five years to ten year, (iii) a profit bonus equal to 2.5% of the Company’s gross profit for the 2013 fiscal year (in lieu of the EBITDA bonus), and (iv) a transaction bonus ranging from $3 million to $5 million based on certain corporate events.

In the event of termination, for good reason, by Mr. Jason Swinford, including but not limited to death or disability, the Company will continue to pay his salary through the term of the agreement, plus a $100,000 lump-sum payment within ten (10) days of such termination. In the event of termination, for cause, by the Company, the Company will pay his compensation and benefits through the date of termination within ten (10) days of such termination, and thereafter the Company shall have no further compensation, benefit or payment obligations to him, and all unvested options will terminate and be forfeited by him.

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Coil Tubing Technology, Inc. and Subsidiaries
Spring, Texas

We have audited the accompanying consolidated balance sheets of Coil Tubing Technology, Inc. and Subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coil Tubing Technology, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
March 22, 2012

COIL TUBING TECHNOLOGY, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

	2011	2010
Assets

Current Assets:
Cash	$225,750	$330,313
Accounts receivable, net	1,580,901	280,353
Other current assets	54,490	3,795
Total Current Assets	1,861,141	614,461

Rental tools, net	3,566,766	463,439
Property and equipment, net	500,696	114,983
Intangible assets, net	1,113,333	1,193,333
Total Assets	$7,041,936	$2,386,216

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$1,146,736	$386,993
Accrued liabilities	276,820	65,109
Related party notes payable - current	155,556	617,593
Notes payable - current	73,818	-
Total Current Liabilities	1,652,930	1,069,695

Long Term Liabilities:
Related party notes payable, net of current portion	401,851	557,407
Related party convertible notes payable	-	471,951
Notes payable, net of current portion	203,593	-
Total Liabilities	2,258,374	2,099,053

Commitments and contingencies

Stockholders' Equity:
Preferred Stock, $.001 par value, 5,000,000 shares authorized
Series A Preferred Stock, $.001 par value, 1,000,000 shares authorized;
0 shares issued and outstanding	-	-
Series B Convertible Preferred Stock, $.001 par value, 1,000,000 shares
authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Common Stock, $.001 par value, 200,000,000 shares authorized;
15,599,327 and 985,518 shares issued and outstanding	15,599	986
Subscription receivable	(1,400,000)	-
Additional paid-in capital	9,113,088	3,960,747
Accumulated deficit	(2,946,125)	(3,675,570)
Total Stockholders' Equity	4,783,562	287,163

Total Liabilities and Stockholders' Equity	$7,041,936	$2,386,216

See accompanying notes to consolidated financial statements

COIL TUBING TECHNOLOGY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2011 and 2010

	2011	2010
Revenue:
Product revenue	$281,697	$533,026
Rental revenue	5,259,434	1,218,824
Total revenue	5,541,131	1,751,850

Cost of revenue:
Cost of products and rental revenue	1,681,857	1,291,701
Cost of revenue - depreciation of rental tools	544,013	140,593
Total cost of revenue	2,225,870	1,432,294

Gross profit	3,315,261	319,556

Operating Expenses:
General and administrative	2,384,787	678,181
Depreciation and amortization	170,751	44,397
Total operating expenses	2,555,538	722,578

Income (loss) from operations	759,723	(403,022)

Other expense:
Interest expense	(30,278)	(54,568)
Total other expense	(30,278)	(54,568)

Net income/(loss)	729,445	(457,590)

Net income (loss) per share :
Basic income (loss)	$0.08	$(0.34)
Diluted income (loss)	$0.07	$(0.34)

Weighted average common shares outstanding:
Basic	9,310,359	1,347,307
Diluted	9,767,502	1,347,307

See accompanying notes to consolidated financial statements

COIL TUBING TECHNOLOGY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2011 and 2010

	Preferred Stock				Common Stock		Subscription	Paid-In	Accumulated	Noncontrolling
	Series A	Amount	Series B	Amount	Shares	Amount	Receivable	Capital	Deficit	Interests	Totals

Balances at December 31, 2009	1,000,000	1,000	1,000,000	1,000	498,851	499	-	2,902,510	(3,217,220)	31,964	(280,247)

Issuance of common stock for cash	-	-	-	-	466,667	467	-	999,533	-	-	1,000,000
Stock dividend in connection with Depository
Trust and Clearing Corporation	-	-	-	-	-	-	-	760	(760)	-	-
Issuance of common stock and cancellation of Series A Preferred Stock	(1,000,000)	(1,000)	-	-	10,000	10	-	16,972	-	(15,982)	-
Issuance of common stock in connection with the cancellation of Coil Tubing Technology Holdings, Inc. common stock	-	-	-	-	10,000	10	-	15,972	-	(15,982)	-
Option expense								25,000	-	-	25,000
Net loss	-	-	-	-	-	-	-	-	(457,590)	-	(457,590)
Balances at December 31, 2010	-	-	1,000,000	1,000	985,518	986	-	3,960,747	(3,675,570)	-	287,163

Issuance of common stock and warrants for cash	-	-	-	-	11,339,737	11,340	(1,400,000)	4,588,660	-	-	3,200,000
Issuance of common stock for conversion of related party notes payable and accrued interest	-	-	-	-	2,512,665	2,513	-	532,446	-	-	534,959
Issuance of common stock in connection with DTC settlement	-	-	-	-	761,408	761	-	(761)	-	-	-
Option expense	-	-	-	-	-	-	-	31,996	-	-	31,996
Net income	-	-	-	-	-	-	-	-	729,445	-	729,445
Balances at December 31, 2011	-	-	1,000,000	$1,000	15,599,327	$5,599	$(1,400,000)	$9,113,088	$(2,946,125)	-	$4,783,562

See accompanying notes to consolidated financial statements

COIL TUBING TECHNOLOGY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2011 and 2010

	2011	2010
Cash Flows From Operating Activities:
Net income (loss)	$729,445	$(457,590)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock based compensation	31,996	25,000
Depreciation and amortization	714,764	184,990
Bad debt expense	1,150	-
Loss on sale of property and equipment	11,908	1,900
Changes in:
Accounts receivable	(1,301,698)	(106,886)
Other assets	(50,695)	(3,283)
Accounts payable	822,750	(91,854)
Accrued liabilities	211,711	(44,267)
Net provided by (used in) operating activities	1,171,331	(491,990)

Cash Flows From Investing Activities:
Purchase of rental tools	(3,662,876)	(225,120)
Purchase of machinery and equipment	(495,635)	(52,073)
Purchase of intangible assets	-	(25,000)
Proceeds from sale of machinery and equipment	22,798	7,800
Net cash used in investing activities	(4,135,713)	(294,393)

Cash Flows From Financing Activities:
Payments on notes payable	(52,301)	-
Proceeds from notes payable	329,713	-
(Payments on) related party advances	(617,593)	(7,000)
Procceds from related party notes payable	-	310,712
Proceeds from sale of common stock and warrants	3,200,000	1,000,000
Proceeds (payment) from line of credit, net	-	(187,255)
Net cash provided by financing activities	2,859,819	1,116,457

Net change in cash	(104,563)	330,074
Cash at beginning of period	330,313	239
Cash at end of period	$225,750	$330,313

Supplemental disclosure of cashflow information:
Cash paid for:
Interest	$13,181	$10,286
Income taxes	$-	$-

Supplemental non-cash investing and financing activities:
Cancellation of Series A Preferred Stock	$-	$1,000
Issuance of common stock for non-controlling interst	$-	$31,964
Issuance of common stock for satisfaction of related party notes payable	$534,959	$-
Reclassification of related party advances to convertible notes	$-	$471,951
Issuance of notes payable for intangible assets	$-	$1,175,000

See accompanying notes to consolidated financial statements.

COIL TUBING TECHNOLOGY, INC. & SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS OVERVIEW AND SUMMARY OF ACCOUNTING POLICIES

Organization and Business. Coil Tubing Technology, Inc. (“we” or the “Company”) was formed as a result of a series of transactions in November and December 2005, that resulted in a reverse merger, change in domicile and name change.

In November 2005, IPMC Holdings Corp., a Florida corporation, formed on October 4, 1998, Coil Tubing Technology Holdings, Inc. (our current wholly-owned subsidiary) (“Holdings”) and Grifco International, Inc. (“Grifco”) entered into an Agreement For Exchange of Common Stock (the “Exchange Agreement”), whereby IPMC Holdings Corp. (which is the predecessor to the Company) agreed to exchange 250,000 newly issued shares of its common stock (representing approximately 89% of IPMC Holdings Corp.’s then outstanding stock) to Grifco for 20,000,000 shares of Holdings’ common stock, representing 100% of Holdings’ then outstanding shares. As a result of the Exchange Agreement, Holdings became our wholly-owned subsidiary and we became a majority owned subsidiary of Grifco.

In connection with the reverse merger and to convert our state of incorporation and change our name, on November 30, 2005, Coil Tubing Technologies, Inc. was formed in Nevada.  On December 8, 2005, IPMC Holdings Corp. entered into a Plan and Agreement of Merger and Reorganization (the “Merger”) with Coil Tubing Technologies, Inc., pursuant to which each outstanding share of IPMC Holdings Corp. was exchanged for one share of Coil Tubing Technologies, Inc.   As a result of the Merger, we became the sole surviving corporate entity of the merger between IPMC Holdings Corp. and Coil Tubing Technologies, Inc. (taking the name “Coil Tubing Technology, Inc.” in connection with the Merger).  Coil Tubing Technologies, Inc. had no business or operations prior to the Merger with IPMC Holdings Corp.

In August 2007, Grifco distributed 250,000 of our shares which it held to certain of its shareholders of record as of May 1, 2006 (the “Grifco Distribution”).  We subsequently filed a lawsuit (see Note 12) in connection with the Grifco Distribution and agreed to issue an aggregate of 761,408 shares of our common stock to (i) Grifco shareholders and our shareholders as of the record date of the Grifco Distribution and (ii) an additional shareholder who purchased shares of our common stock following the Grifco Distribution as partial consideration in connection with the settlement of such lawsuit.

The Company specializes in the design and production of proprietary tools for the coil tubing industry. The Company concentrates on three categories of coil tubing applications: tubing fishing, tubing work over and coil tubing drilling. The Company supplies a full line of tools to oil companies, coiled tubing operators and well servicing companies.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Coil Tubing Technology Holdings, Inc., a Nevada corporation and its subsidiaries, Precision Machining Resources, Inc. (“PMR”) and Coil Tubing Technology, Inc. (“CTT Texas”) Texas corporations and Coil Tubing Technology Canada Inc., an Alberta, Canada corporation (“CTT Canada”). The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Company’s consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Noncontrolling Interest. The Company follows paragraph 810-10-45 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) to recognize noncontrolling interest in Coil Tubing Technology Holdings, Inc., its current wholly-owned subsidiary (which was formerly a majority owned subsidiary prior to November 2010), in the equity section of the consolidated balance sheets. During November 2010, the Company acquired the outstanding noncontrolling interest and now owns 100% of the equity of the Company’s subsidiary, Coil Tubing Technology Holdings, Inc. In accordance with ASC 810-10, the Company accounted for the transaction as an equity transaction.

Reclassifications. Certain amounts in the consolidated financial statements of prior periods have been reclassified to conform to the current presentation for comparative purposes.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Cash Equivalents. The Company considers all highly liquid investments with original purchased maturities of three months or less to be cash equivalents.

Revenue Recognition. The Company's revenue is generated primarily from the rental of its tools used for oilfield services primarily in the States of Texas and Pennsylvania. The Company also generates income from the sale of tools. Rental income is recognized over the rental periods, which are generally from one to thirty days. The estimated amounts of sales discounts, returns and allowances are accounted for as reductions of sales when the sale occurs and the realization of collectability is reasonably assured. These estimates are based on historical amounts and adjusted periodically based on changes in facts and circumstances when the changes become known to the Company.

Sales of coil tubing related products are primarily derived from instances where a customer has a specific need for a particular coil tubing related product and desires to have the Company obtain and/or manufacture the particular product. These sales may include replacement parts, as well as proprietary tools which are manufactured to the customer’s specification, but which are not part of the Company’s tool line. This is not a significant source of revenue for the Company at this time. The Company generally recognizes product revenue at the time the product is shipped. Concurrent with the recognition of revenue, the Company provides for the estimated cost of product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

Allowance for Doubtful Accounts. Accounts receivable consists of amounts billed and currently due from customers. The Company monitors the aging of its accounts receivable and related facts and circumstances to determine if an allowance should be established for doubtful accounts. The Company recorded an allowance of $-0- as of December 31, 2011 and 2010, respectively.

Machinery and Equipment. Machinery and Equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight line method over the useful lives of the assets of five to seven years. Maintenance, repairs, and minor renewals and betterments are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

Rental Tools. Rental tools are recorded on the Company’s books as rental equipment at cost. The primary focus of the rental equipment is to generate rental income. Depreciation is calculated using the straight line method over the useful lives of the assets of five years.

Lost or destroyed tools is not a significant source of revenue for the Company; however, the Company bills customers for the full cost of any tools which are lost and/or damaged in use and the cost and related accumulated depreciation are removed from the accounts and any resulting revenue or expense is recognized. Lost tools are recognized as product revenue and cost of products, respectively.

Intangible Assets. The Company’s intangible assets, which are recorded at cost, consist primarily of the unamortized cost basis of issued and pending patents.  These assets are being amortized on a straight line basis over their estimated useful lives of 15 years. The Company continually evaluates the amortization period and carrying basis of intangible assets to determine whether subsequent events and circumstances warrant a revised estimated useful life or impairment in value. To date, no such impairment has occurred. To the extent such events or circumstances occur that could affect the recoverability of our Intangibles assets, we may incur charges for impairment in the future.

Earnings or Loss Per Share. Basic earnings or loss per common share equals net earnings or loss attributable to common shareholders divided by the weighted average shares outstanding during the period. Diluted earnings per share include the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities. The common stock equivalents from contingent shares are determined by the treasury stock method. The Company had net income for the twelve months ended December 31, 2011. Basic and diluted earnings per share are the same for 2010 as all potential common equivalent shares are anti-dilutive. Diluted earnings per share for 2011 reflect the potential dilution of securities that could share in the earnings of an entity, such as stock options and warrants. The calculation of diluted earnings per share for the year ended December 31, 2011 includes warrants to purchase 457,143 shares.  Diluted earnings per share for 2011 does not include any stock options due to their anti-dilutive effect.

All previously reported earnings per share amounts in the accompanying financial statements are being retroactively presented to reflect the stock distribution and the reverse stock split described in Note 6, in accordance with ASC 260-10-55-12

Stock Based Compensation. The Company accounts for stock-based employee compensation arrangements using the fair value method  that requires that the fair value of employees awards issued, modified, repurchased or cancelled after implementation, under share-based payment arrangements, be measured as of the date the award is issued, modified, repurchased or cancelled. The resulting cost is then recognized in the statement of earnings over the service period.

 The Company periodically issues common stock for acquisitions and services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the various weighted average assumptions, including dividend yield, expected volatility, average risk-free interest rate and expected lives.

Income Taxes. The Company uses the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date.

Financial instruments. Financial instruments consist of cash, accounts receivable, accounts payable, accrued expenses, notes payable, and debt.

The Company carries cash, accounts receivable, accounts payable and accrued expenses at historical costs; their respective estimated fair values approximate carrying values due to their current nature.  The Company also periodically carries convertible debt.  The fair values of the convertible debt instruments approximate carrying values based on the comparable market interest rates applicable to similar instruments.

Impairment of Long-Lived Assets. The carrying values of long-lived assets, which include intangible assets, are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. If necessary, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based on current and anticipated future undiscounted cash flows. As of December 31, 2011 and 2010, no impairment has been incurred.

Customer Deposits. The Company receives deposits from customers under certain agreements. Deposits are usually liquidated over the period of product deliveries.

Recently Issued Accounting Pronouncements. We have adopted recently issued accounting pronouncements and have determined that they have no material effect on our financial position, results of operations, or cash flow.  We do not expect any recently issued but not yet adopted accounting pronouncements to have a material effect on our financial position, results of operations or cash flow.

NOTE 2 – RENTAL TOOLS

Rental tools are depreciated over their estimated useful life of 5 years and are presented in the accompanying financial statements, net of accumulated depreciation of $3,566,766 and $463,439 as of December 31, 2011 and 2010, respectively.  For the years ended December 31, 2011 and 2010, depreciation expense of $544,013 and $140,593, respectively, was included in the cost of revenue.

NOTE 3 – PROPERTY AND EQUIPMENT

As of December 31, 2011 and 2010, machinery and equipment consisted of the following:

Description	Life	2011	2010
Furniture	7 years	$-	$1,879
Office equipment	5 years	11,751	25,767
Shop Equipment	5 years	171,591	55,727
Vehicle	4 Years	381,838	28,630
Leasehold improvements	10 years	95,699	95,699
		$660,879	$207,702
Less: accumulated depreciation		(160,183)	(92,719)
		$500,696	$114,983

For the years ended December 31, 2011 and 2010, depreciation expense was $90,751 and $37,730, respectively.  During the year ended December 31, 2011, the Company sold equipment, traded in vehicles and disposed of obsolete equipment resulting in a loss of $11,908.

 NOTE 4 - INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2011 and 2010:

Description	Life	2011	2010
Issued patents	15 years	$550,000	$550,000
Pending patents	15 years	650,000	650,000
Total intangible assets		1,200,000	1,200,000
Less: accumulated amortization		(86,667)	(6,667)
Intangible assets, net		$1,113,333	$1,193,333

Amortization expense was $80,000 and $6,667 during the years ended December 31, 2011 and 2010, respectively and is reflected as a component of operating expenses in the accompanying consolidated financial statements.

In November 2010, the Company entered into an Intellectual Property Purchase Agreement (the “IP Agreement”) with Jerry Swinford, the Company’s Chief Executive Officer. Pursuant to the IP Agreement, the Company agreed to purchase the patents and pending patents owned and held by Mr. Swinford for $25,000 cash and $1,175,000 in the form of two promissory notes payable to Mr. Swinford (the “Swinford Notes”).  Mr. Swinford preserves a first priority security interest over these patents until such time as the Swinford Notes are paid in full. The Company obtained an independent valuation in order to determine the value of the patents and pending patents. (See Note 8)

NOTE 5 – INCOME TAXES

The provision for Federal income tax consists of the following for the years ended December 31,

	2011	2010
Federal income tax provision
attributable to current operations	$250,000	$(150,000)
Less change in valuation allowance	(250,000)	150,000
Net refundable amount	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows for the years ended December 31,

	2011	2010
Deferred tax asset attributable to:
Net operating loss carryover	$1,000,000	$1,250,000
Less, valuation allowance	(1,000,000)	(1,250,000)
Net deferred tax asset	$-	$-

At December 31, 2011, the Company had an unused net operating loss carryover of approximately $3.0 million that is available to offset future taxable income which expires beginning in 2028.

The ability of the Company to utilize NOL carryforwards to reduce future federal taxable income and federal income tax is subject to various limitations under the Internal Revenue Code of 1986, as amended. The utilization of such carryforwards may be limited upon the occurrence of certain ownership changes, including the issuance or exercise of rights to acquire stock, the purchase or sale of stock by 5% stockholders, as defined in the Treasury regulations, and the offering of stock during any three-year period resulting in an aggregate change of more than 50% in the beneficial ownership of the Company.

In the event of an ownership change (as defined for income tax purposes), Section 382 of the Code imposes an annual limitation on the amount of a corporation's taxable income that can be offset by these carryforwards. The limitation is generally equal to the product of (i) the fair market value of the equity of the company multiplied by (ii) a percentage approximately equivalent to the yield on long-term tax exempt bonds during the month in which an ownership change occurs. In addition, the limitation is increased if there are recognized built-in gains during any post-change year, but only to the extent of any net unrealized built-in gains (as defined in the Code) inherent in the assets sold. Certain NOLs acquired through various acquisitions are also subject to limitations.

There are no significant differences between the Company’s operating results for financial reporting purposes and for income tax purposes.

NOTE 6 – STOCKHOLDERS’ EQUITY

The total number of shares of stock of all classes which the Company has authority to issue as a result of the amendment in September 2011 and described below is two hundred and five million (205,000,000), of which five million (5,000,000) are shares of Preferred Stock with a par value of $0.001 per share ("Preferred Stock"), and two hundred million (200,000,000) are shares of Common Stock with a par value of $0.001 per share ("Common Stock").

In January 2011, the Company’s majority shareholder, Mr. Herbert C. Pohlmann, and the Company’s then sole Director, Jerry Swinford, entered into a Voting Agreement, pursuant to which Mr. Herbert C. Pohlmann agreed to vote the shares of the Company which he owns as directed by Mr. Swinford from time to time, to appoint at least 40% of the Company’s Board of Directors, rounded up to the nearest whole number of Directors. The Voting Agreement remains in effect until December 31, 2015.

In May 2011, the Company’s sole Director and its majority shareholder approved the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada, pursuant to which our authorized shares of common stock were increased to 4,990,000,000 shares of common stock $0.001 par value per share and we re-authorized 5,000,000 shares of preferred stock $0.001 par value per share, which was filed and effective with the Secretary of State of Nevada in May 2011.

In September 2011, the Company’s sole Director and majority shareholder approved an amendment to the Company’s Articles of Incorporation to affect a 1:300 reverse stock split of the Company’s outstanding shares of common stock and to authorize 205,000,000 shares of capital stock, including 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, which amendment was effective with the Secretary of State of Nevada on October 21, 2011.  All share amounts presented herein reflect retroactive recognition of the 1:300 reverse stock split.

PREFERRED STOCK

The Company has five million (5,000,000) shares of preferred stock authorized. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors.

The total number of designated shares of the Company’s Series A Preferred Stock is one million (1,000,000). As of December 31, 2011 and 2010, the Company had -0- shares of its Series A preferred stock, $.001 par value issued and outstanding. The Series A Preferred Stock has no dividend rights, no liquidation preference, no redemption rights and no conversion rights and has 51% voting rights or voting rights equal to 51% of the Company’s outstanding common stock.

The total number of designated shares of the Company’s Series B Preferred Stock is one million (1,000,000). As of December 31, 2011 and 2010, the Company had 1,000,000 shares of its Series B preferred stock, $0.001 par value issued and outstanding, respectively.

The Series B Preferred Stock has no dividend rights, no liquidation preference, no redemption rights, no voting rights and conversion rights of 0.0667 shares of common stock for each one preferred share during the Option Period (the “Option”).  The “Option Period” that allows the holder of such Series B Preferred Stock to purchase shares of Series A Preferred Stock of the Company for aggregate consideration of one hundred dollars and lasts two years from the date that the holder of the Series A Preferred Stock no longer desires to hold the Series A Preferred Stock (November 30, 2010).

Series A Preferred Stock – Coil Tubing Technology Holdings, Inc.

The Series A Preferred Stock of our wholly-owned subsidiary Coil Tubing Technology Holdings, Inc., has no dividend rights, no liquidation preference, no redemption rights and no conversion rights and has 51% voting rights or voting rights equal to 51% of Holdings’ outstanding common stock.

COMMON STOCK

As of December 31, 2011 and 2010, the Company had 15,599,327 shares and 985,518 shares of its $0.001 par value common stock issued and outstanding, respectively.

During 2011 the Company issued 14,613,809 shares of common stock as follows:

•	In January 2011, the Company sold 666,667 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $1,000,000 or $1.50 per share.

•	In February 2011, the Company sold 333,333 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $500,000 or $1.50 per share.

•	In May 2011, the Company sold 166,667 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $250,000 or $1.50 per share.

•	In May 2011, the Company sold 233,333 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $350,000 or $1.50 per share.

•
In May 2011, the Company issued 2,512,664 shares of the Company’s common stock to Mr. Herbert C. Pohlmann in connection with the conversion of the Convertible Promissory Notes (and accrued interest thereon) as described in Note 8, below.

•	In May 2011, the Company issued 761,408 shares of common stock to shareholders of Grifco and the Company as described in Note 8, below.

•
In May 2011, the Company issued 7,673,070 shares of the Company’s common stock to Mr. Herbert C. Pohlmann in connection with an Anti-Dilution and Make Whole Agreement, which was subsequently amended in June 2011 (as amended, the “Make Whole Agreement”). In connection with the Make Whole Agreement, we agreed to adjust the purchase price of certain of Mr. Herbert C. Pohlmann’s common stock purchases and to provide Mr. Herbert C. Pohlmann anti-dilutive rights in connection with the 761,408 shares of common stock issuable to shareholders of Grifco and the Company as described in Note 8, below, and to adjust the conversion price of his Convertible Promissory Notes. The Company accounted for this transaction in accordance with ASC 470-50-15 and ASC 470-50-40.

•	In July 2011, the Company sold 333,333 shares of the Company’s common stock to a third party for consideration of $500,000 or $1.50 per share.

•	In October 2011, the Company sold 166,667 shares of the Company’s common stock to a third party for consideration of $200,000 or $1.20 per share.

•	In October 2011, the Company sold 166,667 shares of the Company’s common stock to Mr. Pohlmann for consideration of $200,000 or $1.20 per share.

•
In December 2011, the Company sold an aggregate of 1,600,000 units to Mr. Pohlmann, each consisting of (a) one share of common stock and (b) one common stock purchase warrant to purchase one share of common stock with a five year term and an exercise price of $1.00 per share (collectively the “Units”) for an aggregate of $1,600,000 or $1.00 per Unit.  A total of $200,000 of the amount due in connection with the purchase of the Units was due prior to December 31, 2011 (amount was received as of 12/31/11); a total of $200,000 was due prior to January 25, 2012 (amount has been received as of the filing date of this report); a total of $100,000 was due prior to February 28, 2012 (amount has been received as of the filing date of this report); a total of $1,000,000 is due prior to April 30, 2012; and a total of $100,000 is due prior to May 31, 2012, with any and all unpaid amounts treated for all purposes as an outstanding promissory note due to the Company from Mr. Pohlmann, which notes shall not accrue interest until due. These shares have not been issued as of December 31, 2011.

As a result of the issuances made pursuant to the Make Whole Agreement and the issuances described above, the Company had 15,599,327 shares of common stock issued and outstanding of which 14,113,809 shares (or approximately 90%) were held by Mr. Herbert C. Pohlmann, as of December 31, 2011.

NOTE 7 - STOCK OPTIONS AND WARRANTS

In January 2011, the Company’s then sole Director and its majority shareholder, approved the Company’s 2010 Stock Incentive Plan, which allows the Board of Directors to grant up to an aggregate of eighty-three thousand three hundred and thirty-three (83,333) qualified and non-qualified stock options, restricted stock and performance based awards of securities to the Company’s officers, Directors and consultants to help attract and retain qualified Company personnel.

Employee Options

During the year ended December 31, 2010, the Company granted an officer and employee 6,667 stock options each, pursuant to the terms of their employment agreements (See Note 11 below). The Company recognized total option expense of $25,000 for one-fourth of the options that vested on the grant date. The remaining amount of unamortized options expense at December 31, 2011 was $75,000. The fair value was determined using a Black-Scholes option-pricing model. Pursuant to the amendments to the employment agreements in November 2011 discussed below, the Company granted the officer and employee additional stock options to purchase 300,000 shares of the Company’s stock. The Company recognized total option expense of $31,996 at December 31, 2011.  Furthermore, as of December 31, 2011, 3,333 of the original options have expired.

Summary of options outstanding and exercisable as of December 31, 2011 is as follows:

Exercise Price	Weighted Average Remaining Life (years)	Number of Options Outstanding	Number of Options Exercisable
$7.50	4.9	3,334	1,667
$1.00	5.0	200,000	-
*	6.0	200,000	-
*	7.0	200,000	-
$1.00 to $7.50	6.0	603,334	1,667

* Exercise price will be determined on December 31, 2012 and 2013, and will equal the mean between the highest and lowest quoted selling prices of the Company’s common stock on the OTC Pink market.

Investor Warrants

On December 14, 2011, the Company completed a private placement of 1,600,000 Units to Mr. Herbert C. Pohlmann as described in Note 6 above. Each Unit consisted of one share of common stock, and a warrant. Each warrant entitles the holder to purchase one additional share of common stock at a price of $1.00 per share at any time until December 14, 2016. The Company sold each Unit at a price of $1.00 per Unit, which represents total proceeds of $1,600,000.

Summary of warrants outstanding and exercisable as of December 31, 2011 is as follows:

Exercise Price	Weighted Average Remaining Life (years)	Number of Warrants Outstanding	Number of Warrants Exercisable
$1.00	4.96	1,600,000	1,600,000
$1.00	4.96	1,600,000	1,600,000

NOTE 8 - RELATED PARTY TRANSACTIONS

NOTES PAYABLE – RELATED PARTIES AND OTHER

Convertible Promissory Notes – Herbert C. Pohlmann

In February 2010, the Company entered into a Convertible Promissory Note (as amended and restated from time to time, the “Note”) with Mr. Pohlmann (the “Lender”), pursuant to which the Lender converted $100,000 of a prior advance, $10,000 of expenses associated with the loan and accrued interest of $3,950 into a Note for the principal sum of $113,950. The Note was due and payable on or before February 1, 2012 (the “Maturity Date”). Interest on the unpaid balance of the Note accrued at a rate of 12% per annum payable monthly on or before the last business day of each month beginning in February, 2010. At the option of the Lender, the monthly interest accruing after February 1, 2010 accrued until such time as part or all of the principal was repaid in cash to Lender or could be paid by the Company to the Lender in shares of the Company’s common stock. The Note was convertible into shares of the Company’s common stock, at a conversion price equal to $0.90 per share.

In February 2010, the Company entered into a second Convertible Promissory Note (as amended and restated from time to time, the “Second Note”) with the Lender, pursuant to which the Lender converted prior advances totaling $42,880 plus $5,574 in interest on said loans into a Note for the principal sum of $48,454. The Second Note was due and payable on or before February 1, 2012 (the “Second Note Maturity Date”). Interest on the unpaid balance of the Second Note accrued at a rate of 12% per annum payable monthly on or before the last business day of each month beginning in February 2010. At the option of the Lender, the monthly interest accruing after February 1, 2010 accrued until such time as part or all of the principal was repaid in cash to Lender or could be paid by the Company to the Lender in shares of the Company’s common stock. The Second Note was convertible into shares of the Company’s common stock, at a conversion price equal to $0.90 per share.

In February 2010, the Company entered into a third Convertible Promissory Note (as amended and restated from time to time, the “Third Note”) with the Lender, to which the Lender loaned the Company $50,000. The Third Note was due and payable on or before February 1, 2012 (the “Third Note Maturity Date”). Interest on the unpaid balance of the Third Note accrued at a rate of 12% per annum payable monthly on or before the last business day of each month beginning in February 2010. At the option of the Lender, the monthly interest accruing after February 1, 2010 accrued until such time as part or all of the principal is repaid in cash to Lender or could be paid in shares of the Company’s common stock at a conversion price of $0.90 per share.

The notes referred to above are collectively referred to as the “February notes”.

In May 2010, the Company entered into a fourth Convertible Promissory Note (as amended and restated from time to time, the “Fourth Note”) with the Lender, pursuant to which the Lender converted prior advances totaling $225,000, plus $34,547 of expenses incurred by Lender in connection with such note into a Note for the principal sum of $259,547. The Fourth Note was due and payable on or before May 13, 2012 (the “Fourth Note Maturity Date”). Interest on the unpaid balance of the Fourth Note accrued at a rate of 12% per annum payable monthly on or before the last business day of each month beginning in June 2010. At the option of the Lender, the monthly interest accruing after May 13, 2010 accrued until such time as part or all of the principal was repaid in cash to Lender or could be paid by the Company to the Lender in shares of the Company’s common stock. The Fourth Note was convertible into shares of the Company’s common stock, at a conversion price equal to $0.90 per share. This note is referred to as the “May note”.

In May 2011, the Company and Mr. Pohlmann entered into an Anti-Dilution and Make Whole Agreement, which was subsequently amended in June 2011 (as amended, the “Make Whole Agreement”).  Pursuant to the Make Whole Agreement, we agreed to adjust the purchase price of Mr. Pohlmann’s August 2010, September 2010 and October 2010 purchases of 200,000 shares of our common stock from $3.00 per share to $1.50 per share (and to therefore issue Mr. Pohlmann an additional 200,000 shares of common stock).  We also agreed to provide Mr. Pohlmann anti-dilutive rights in connection with the 761,408 shares of common stock issuable to shareholders of Grifco and the Company (as described greater detail above under “Organizational History”), in connection with the shares of common stock which he held as of the issuance date of such shares and the Convertible Promissory Notes which he held as of such issuance date. The consideration for the Make Whole Agreement was Mr. Pohlmann’s continued funding of the Company throughout 2010 and through the date of such Make Whole Agreement. As a result of the anti-dilutive rights, Mr. Pohlmann was issued 6,474,154 shares of common stock in connection with the anti-dilutive rights associated with the shares of common stock he held and 3,511,580 shares of common stock in connection with the conversion of the Convertible Promissory Notes (and accrued interest thereon) into shares of the Company’s common stock, which notes were automatically converted into shares of common stock in connection with the parties’ entry into the Make Whole Agreement in order that Mr. Pohlmann could maintain his proportional ownership rights in the Company following such issuance of such 761,408 shares.

All of the Convertible Promissory Notes described above were converted into shares of the Company’s Common Stock in May 2011, in connection with the entry into the Make Whole Agreement. The Company accounted for this transaction in accordance with ASC 470-50-15 and ASC 470-50-40.

Promissory Notes – Jerry Swinford

In November 2010, the Company entered into an Intellectual Property Purchase Agreement (the “IP Agreement”) with Jerry Swinford, the Company’s Chief Executive Officer. Pursuant to the IP Agreement, the Company agreed to purchase the patents and pending patents owned and held by Mr. Swinford for $25,000 cash and $1,175,000 in the form of two promissory notes payable to Mr. Swinford (the “Swinford Notes”). The Company obtained an independent valuation in order to determine the value of the patents and pending patents. The first note, in the amount of $475,000 was paid in full in January 2011.

The second note in the amount of $700,000 is due September 15, 2015, and is payable in monthly installments of $12,963.  The Company also agreed to grant Mr. Swinford a security interest in all of the Company’s assets in connection with and to secure the repayment of the Swinford Notes and Holdings also agreed, pursuant to a Guaranty, to guaranty the repayment of the Swinford Notes. Mr. Pohlmann agreed to subordinate the repayment of his Convertible Promissory Notes (as described above) to the repayment of the Swinford Notes.

In connection with the IP Agreement, Mr. Swinford agreed to cancel 1,000,000 shares of the Company’s Series A Preferred Stock. As a result of this cancellation, there was a change of control whereby Mr. Pohlmann obtained voting control over the Company.

Mr. Swinford has a first priority security interest over the patents until such time as the promissory notes he was provided in connection with the IP Purchase Agreement (described above) are satisfied in full.

As of December 31, 2011 and 2010, the following promissory notes were outstanding:

	2011	2010
Promissory note - Herbert Pohlmann	$-	$471,951
Promissory note - Jerry Swinford	-	475,000
Promissory note - Jerry Swinford	557,407	700,000
Total debt	557,407	1,646,951
Less current portion	155,556	617,593
Long-term debt	$401,851	$1,029,358

Future maturities under promissory notes at December 31, 2011 were as follows:

Year Ending December 31,	Amount
2012	$155,556
2013	155,556
2014	155,556
2015	90,739
Total	$557,407

NOTE 9 – LINE OF CREDIT – RELATED PARTY

In June 2009, the Company entered into a Line of Credit Promissory Note (the “Line of Credit”) with Charles Wayne Tynon, the former Chief Executive Officer of the Company’s wholly-owned subsidiary. Pursuant to the Line of Credit, Mr. Tynon agreed to loan the Company up to $250,000. Any amounts borrowed under the Line of Credit accrued interest at the rate of 6% per annum, and were payable at maturity, which maturity date was June 1, 2011. The Line of Credit was secured by a Security Agreement entered into between the Company and Mr. Tynon (the “Security Agreement”). At any time after June 1, 2010, Mr. Tynon could convert the then outstanding amount of the Line of Credit into shares of the Company’s common stock at a conversion price of $0.0033333 per share. The Security Agreement provided Mr. Tynon a first priority security interest in all of the Company’s current or future, machinery and equipment, inventory and proceeds or products derived there from, and rights under contracts, causes of action, documents, and evidence of title to inventory and contract rights. In December 2010, the Line of Credit and associated interest was paid in full. See Note 11.

NOTE 10 – CONCENTRATION OF RISK

The Company had gross sales of $5,541,131 and $1,751,850 for the years ended December 31, 2011 and 2010, respectively. The Company had one customer that represented greater than 10% of gross sales for the year ended December 31, 2011. The Company had three customers that represented approximately 18%, 14%, and 11% of gross sales for the year ended December 31, 2010.

NOTE 11 – AGREEMENTS

Cancellation Agreement

In November 2010, the Company entered into a Cancellation, Resignation, Repayment and Issuance Agreement (the “Cancellation Agreement”), with Charles Wayne Tynon, the former Chief Executive Officer of Coil Tubing Technology Holdings, Inc. (“Holdings”), the Company’s wholly-owned subsidiary, and the Company, pursuant to which Mr. Tynon agreed to (a) resign as Chief Executive Officer of Holdings; (b) agree to a payment schedule for the repayment of the Line of Credit (described in Note 9, above); (c) cancel 1,140,000 shares of Holdings which he either held or was due pursuant to the terms of a Compensation Agreement, previously entered into between Holdings and Mr. Tynon (the “Compensation Agreement”); and to (d) cancel the Compensation Agreement. The Company in turn agreed to repay the Line of Credit pursuant to the terms of the Cancellation Agreement and to issue Mr. Tynon 10,000 shares of the Company’s common stock.

 As discussed in Note 1, the Company accounted for the issuance of common stock, to Mr. Tynon, in exchange for Coil Tubing Technology Holdings, Inc. common stock as an equity transaction, in accordance with ASC 810-10-45.

Employment Agreements

Jerry Swinford

In November 2010, the Company entered into an executive employment agreement with Jerry Swinford that expires in November, 2015 (automatically renewable for additional one year terms unless terminated by either party as provided in the agreement). This agreement was amended in November 2011. During the initial term of his employment, Mr. Swinford is entitled to (i) a base salary of $108,000 per year, (ii) standard benefits that are available to other executive officers, (iii) a one-time stock grant of up to 301,667 shares, (iv) and an annual bonus ranging from 20% to 100% of the prior year salary if certain earnings before income taxes, depreciation and amortization (EBITDA) are met.

In the event of termination, for good reason, by Mr. Jerry Swinford, including but not limited to death or disability, the Company will continue to pay his salary through the term of the agreement, plus a $100,000 lump-sum payment within ten (10) days of such termination. In the event of termination, for cause, by the Company, the Company will pay his compensation and benefits, through the date of termination within ten (10) days of such termination, and thereafter the Company shall have no further compensation, benefit or payment obligations to him, and all unvested options will terminate and be forfeited by him.

Finally, pursuant to the Executive Employment Agreement, Mr. Jerry Swinford agreed to cancel the 2,050,000 shares of common stock of Holdings which he was previously issued and any rights to additional shares pursuant to the employment agreement he previously entered into with Holdings as well as the 1,000,000 shares of Series A Preferred Stock of the Company which he then held in consideration for 10,000 shares of the Company’s common stock.

Jason Swinford

In November 2010, the Company entered into an executive employment agreement with Jason Swinford that expires in November, 2015 (automatically renewable for additional one year terms unless terminated by either party as provided in the agreement). This agreement was amended in November 2011. During the initial term of his employment, Mr. Jason Swinford is entitled to (i) a base salary of $200,000 per year, (ii) standard benefits that are available to other executive officers, (iii) a one-time stock grant of up to 301,667 shares, (iv) and an annual bonus ranging from 20% to 100% of the prior year salary if certain earnings before income taxes, depreciation and amortization (EBITDA) are met.

In the event of termination, for good reason, by Mr. Jason Swinford, including but not limited to death or disability, the Company will continue to pay his salary through the term of the agreement, plus a $100,000 lump-sum payment within ten (10) days of such termination. In the event of termination, for cause, by the Company, the Company will pay his compensation and benefits through the date of termination within ten (10) days of such termination, and thereafter the Company shall have no further compensation, benefit or payment obligations to him, and all unvested options will terminate and be forfeited by him.

NOTE 12 – LITIGATION

In March 2010, the Company filed a Motion for Fairness Hearing to Issue Securities Pursuant to Section 3(a)(10) of the Securities Act of 1933, as Amended (the “Motion”) in order to issue shares of common stock to certain prior shareholders of the Company, Grifco International, Inc., a Nevada corporation (“Grifco”), and Mr. Pohlmann in order to settle an ongoing lawsuit. The court subsequently held a fairness hearing and approved the issuance of 761,408 shares of the Company’s common stock, plus additional shares issuable due to rounding (the “Shares”) without restrictive legend pursuant to an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Act”). The issuance of the common stock was accrued as of December 31, 2010 and recorded as a stock dividend, in accordance with ASC 260-10-55-12.

 As a result of the court order, we reclassified approximately $760 from the Company’s accumulated deficit account to its common stock account. The $760 represents the fair value of the shares issued pursuant to the court order.

All previously reported earnings per share amounts in the accompanying financial statements are being retroactively presented to reflect the issuance of the 761,408 shares.

NOTE 13 – COMMITMENTS

Leases

The Company sub-leases approximately 10,000 square feet in Spring, Texas that serves as its corporate offices and repair shop. The lease is on a month-to-month basis at a monthly cost of $6,625. Additionally, the Company leases space for its sales offices in (1) Dallas, Texas at a cost of $666 per month, which lease expires in February 2012, (2) Kilgore, Texas at a cost of $500 per month, which lease is on a month-to-month basis,(3) Aultman, Pennsylvania at a cost of $600 per month, which lease expires in May 2012,(4) Blairsville, Pennsylvania at a cost of $850 per month, which lease expires in December 2012 and (5) Red Deer Alberta Canada at a cost of $1,877 per month, which lease expires in November 2012.  The Company has a sales office in Haynesville, Louisiana which lease expired in August 2012, but has been extended for two years at $500 per month.

Years Ending December 31,	Amount
2012	$19,706
2013	1,331
Total	$21,037

NOTE 14 - SUBSEQUENT EVENTS

In January 2012, the Company sold 52,500 Units to a third party in consideration for $52,500 or $1.00 per unit.  A total of $22,500 of the amount due in connection with the purchase of the Units was payable at the time of the parties’ entry into the subscription agreement evidencing the sale; a total of $2,500 was due prior to February 28, 2012 (which amount has been received to date); a total of $25,000 is due prior to April 30, 2012; and a total of $2,500 is due prior to May 31, 2012, with any and all unpaid amounts treated for all purposes as an outstanding promissory note due to the Company from the third party, which notes shall not accrue interest until due.

In January 2012, Jerry Swinford resigned as President of the Company and was named Executive Vice President and Chairman of the Board of Directors. This did not change his employment agreement as disclosed in Note 11 above.

A total of $300,000 was received from Mr. Herbert Pohlmann pursuant to the terms of the subscription entered into on December 14, 2011 and described in Note 8 above.

[Back Page of Prospectus]

PROSPECTUS

887,501 Shares of Common Stock

 We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ninety (90) Days after the later of (1) the effective date of the Registration Statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2012

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$289
Attorney's fees and expenses	45,000	*
Accountant's fees and expenses	30,000	*
Transfer agent's and registrar fees and expenses	5,000	*
Printing and engraving expenses	5,000	*
Miscellaneous expenses	4,711	*
Total	$90,000	*

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

In May 2007, the Company sold 37,879 units, consisting of one share of common stock and one warrant to purchase one share of the Company’s common stock for $6.60 per share, to Herbert C. Pohlmann, an individual and a current Director, for aggregate consideration of $250,000.

In August 2007, the Company sold 37,879 units, consisting of one share of common stock and one warrant to purchase one share of the Company’s common stock for $6.60 per share, to Herbert C. Pohlmann, an individual and a current Director, for aggregate consideration of $250,000.

In January 2008, Mr. Pohlmann exercised the warrants to purchase shares of common stock he held (as described above) and purchased 75,758 shares of the Company’s common stock at an exercise price of $6.60 per share or $500,000 in aggregate.

The Company did not issue or sell any equity securities during the year ended December 31, 2009.

During the year ended December 31, 2010, the Company sold 466,666 shares of restricted common stock to Mr. Pohlmann for aggregate consideration of $1,000,000 as follows:

•	In August 2010, the Company sold 33,333 shares of the Company’s common stock to Herbert C. Pohlmann, in consideration for $100,000 or $3.00 per share;

•	In September 2010, the Company sold 100,000 shares of the Company’s common stock to Mr. Pohlmann in consideration for $300,000 or $3.00 per share;

•	In October 2010, the Company sold 66,667 shares of the Company’s common stock to Mr. Pohlmann in consideration for $200,000 or $3.00 per share;

•	In November 2010, the Company sold 133,333 shares of the Company’s common stock to Mr. Pohlmann in consideration for $200,000 or $1.50 per share; and

•	In December 2010, the Company sold 133,333 shares of the Company’s common stock to Mr. Pohlmann in consideration for $200,000 or $1.50 per share.

As described above under “Certain Relationships and Related Transactions”, the Company’s majority shareholder and current Director, Herbert C. Pohlmann loaned the Company an aggregate of $471,951 in fiscal 2010, which loans were evidenced and memorialized by four Convertible Promissory Notes, which accrued interest at the rate of 12% per annum, and were due and payable on February 1, 2012 (as to three notes totaling $212,404) and May 13, 2012 (as to one note totaling $259,547).  The Convertible Promissory Notes provided Mr. Pohlmann the right to convert the principal and accrued interest under the Convertible Promissory Notes into shares of the Company’s common stock at a conversion price of $0.90 per share, which Convertible Promissory Notes, along with accrued and unpaid interest thereon in the amount of $63,006 were converted into shares of the Company’s common stock pursuant to the Make Whole Agreement, described below.

In November 2010, the Company entered into a Cancellation, Resignation, Repayment and Issuance Agreement (the “Cancellation Agreement”), with Charles Wayne Tynon, the former Chief Executive Officer of Holdings, the Company’s wholly-owned subsidiary, and the Company, pursuant to which Mr. Tynon agreed to (a) resign as Chief Executive Officer of Holdings; (b) agree to a payment schedule for the repayment of the Line of Credit (described above in greater detail under “Certain Relationships and Related Transactions”); (c) cancel 1,140,000 shares of Holdings which he either held or was due pursuant to the terms of a Compensation Agreement, previously entered into between Holdings and Mr. Tynon (the “Compensation Agreement”); and to (d) cancel the Compensation Agreement. The Company in turn agreed to repay the Line of Credit pursuant to the terms of the Cancellation Agreement and to issue Mr. Tynon 10,000 shares of the Company’s common stock.

In November 2010, the Company entered into an Executive Employment Agreement with Jerry Swinford, pursuant to which Mr. Swinford agreed to serve as Chief Executive Officer of the Company (which was subsequently amended by the parties entry into an amended agreement pursuant to which Mr. Swinford agreed to serve as Executive Vice President in December 2011 and was subsequently amended again in August 2012 and October 2012 (effective August 2012), in each case to revise certain sections of the agreement, which amendments have been reflected in the discussion below) for five years (automatically renewable for additional one year terms unless terminated by either party as provided in the agreement), which is described in greater detail above under “Employment Agreements.”  Pursuant to the Executive Employment Agreement, the Company granted Mr. Swinford an option to purchase 401,667 shares of the Company’s common stock (the “Option”), with 1,667 options vesting upon the parties entry into the agreement (the “Initial Option”), options to purchase the remaining amount of the Option vesting to Mr. Swinford as follows: 100,000 options on December 14, 2011 (the “2011 Option”); 100,000 options on December 31, 2012 (the “2012 Option”); 100,000 options on December 31, 2013 (the “2013 Option”); and 100,000 options on December 31, 2014 (the “2014 Option”), provided that Mr. Swinford is still employed (either as an officer or Director) by the Company on such vesting date(s). The Initial Option has an exercise price of $7.50 per share, the 2011 Option, 2012 Option, 2013 Option and 2014 Option have an exercise price of $1.00 per share. The Options have a term of 10 years from the original grant date (November 30, 2010) and include a cashless exercise provision.

Finally, pursuant to the Executive Employment Agreement, Mr. Swinford agreed to cancel the 2,050,000 shares of common stock of Holdings which he was previously issued and any rights to additional shares pursuant to the employment agreement he previously entered into with Holdings as well as 1,000,000 shares of Series A Preferred Stock of the Company which he then held in consideration for 10,000 shares of the Company’s common stock.  A required term and condition of the cancellation of the Series A Preferred Stock of the Company was the entry by Mr. Pohlmann into the Voting Agreement described above. As a result of this cancellation, there was a change of control whereby Mr. Pohlmann obtained voting control over the Company.

In November 2010, Jason Swinford, Jerry Swinford’s son, also entered into an Executive Employment Agreement with the Company, whereby Jason Swinford agreed to serve as the Chief Operating Officer of the Company (which agreement was revised and amended to provide for Mr. Swinford to serve as Chief Executive Officer in December 2011 and was subsequently amended again in August 2012 and October 2012 (effective August 2012),  in each case to revise certain other sections of the agreement, which amendments have been reflected in the discussion below) in consideration for an annual base salary of $132,000 per year ($200,000 per year subsequent to the December 2011 amendment), for a term of five years (automatically renewable for additional one year terms unless terminated by either party as provided in the agreement), which is described in greater detail above under “Employment Agreements.”  Jason Swinford was also granted an identical Option as Jerry Swinford was granted as discussed above.

During the nine months ended September 30, 2011, the Company sold an aggregate of 1,900,001 shares of the Company’s restricted common stock for aggregate consideration of $2,800,000 as follows:

•	In January 2011, the Company sold 666,667 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $1,000,000 or $1.50 per share;

•	In February 2011, the Company sold 333,333 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $500,000 or $1.50 per share;

•	In May 2011, the Company sold 166,667 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $250,000 or $1.50 per share;

•	In May 2011, the Company sold 233,333 shares of the Company’s common stock to Mr. Herbert C. Pohlmann for consideration of $350,000 or $1.50 per share;

•
In July 2011, the Company sold 333,334 shares of the Company’s common stock to Richard J. Connaughton, a former Director of the Company, for consideration of $500,000 or $1.50 per share (which shares are being registered herein); and

•
Effective in September 2011, the Company sold 166,667 shares of the Company’s common stock to John Callis, a former Director of the Company, in consideration for $200,000 or $1.20 per share (which shares are being registered herein).

In May 2011, the Company and Mr. Pohlmann entered into an Anti-Dilution and Make Whole Agreement, which was subsequently amended in June 2011 (as amended, the “Make Whole Agreement”).  Pursuant to the Make Whole Agreement, we agreed to adjust the purchase price of Mr. Pohlmann’s August 2010, September 2010 and October 2010 purchases of 200,000 shares of our common stock from $3.00 per share to $1.50 per share (and to therefore issue Mr. Pohlmann an additional 200,000 shares of common stock).  We also agreed to provide Mr. Pohlmann anti-dilutive rights in connection with the 761,408 shares of common stock issuable to shareholders of Grifco and the Company (as described greater detail above under “Organizational History”)(of which , in connection with the shares of common stock which he held as of the issuance date of such shares and the Convertible Promissory Notes which he held as of such issuance date. The consideration for the Make Whole Agreement was Mr. Pohlmann’s continued funding of the Company throughout 2010 and through the date of such Make Whole Agreement. As a result of the anti-dilutive rights, Mr. Pohlmann was issued 6,474,154 shares of common stock in connection with the anti-dilutive rights associated with the shares of common stock he held and 3,511,580 shares of common stock in connection with the conversion of the Convertible Promissory Notes (and accrued interest thereon) into shares of the Company’s common stock, which notes were automatically converted into shares of common stock in connection with the parties’ entry into the Make Whole Agreement in order that Mr. Pohlmann could maintain his proportional ownership rights in the Company following such issuance of such 761,408 shares. Mr. Pohlmann received 230,972 shares of common stock in connection with the Company’s Section 3(a)(10) distribution, which shares were issued as restricted securities and which were due to Mr. Pohlmann as a result of his ownership of the Company on the date of the Grifco distribution.

 In October 2011, the Company sold 166,667 shares of the Company’s common stock to Mr. Pohlmann in consideration for $200,000 or $1.20 per share.

In December 2011, the Company sold an aggregate of 1,600,000 units to Mr. Pohlmann, each consisting of (a) one share of common stock and (b) one common stock purchase warrant to purchase one share of common stock with a five year term and an exercise price of $1.00 per share (collectively the “Units”) for an aggregate of $1,600,000 or $1.00 per Unit.  A total of $200,000 of the amount due in connection with the purchase of the Units was due prior to December 31, 2011; a total of $200,000 is due prior to January 25, 2012; a total of $100,000 was due prior to February 28, 2012; a total of $1,000,000 was due prior to April 30, 2012; and a total of $100,000 was due prior to May 31, 2012, with any and all unpaid amounts treated for all purposes as an outstanding promissory note due to the Company from Mr. Pohlmann, which notes did not accrue interest. All of the amounts due in connection with the December 2011 subscription have been paid to date.

In January 2012, the Company sold 52,500 Units to Richard J. Connaughton, a former Director of the Company, in consideration for $52,500 or $1.00 per unit (which shares and shares of common stock issuable upon exercise of the warrants sold as part of the Units are being registered herein).  A total of $22,500 of the amount due in connection with the purchase of the Units was payable at the time of the parties’ entry into the subscription agreement evidencing the sale; a total of $2,500 was due prior to February 28, 2012; a total of $25,000 was due prior to April 30, 2012; and a total of $2,500 was due prior to May 31, 2012, with any and all unpaid amounts treated for all purposes as an outstanding promissory note due to the Company from Mr. Connaughton, which notes did not accrue interest.  All of the amounts due in connection with the January 2012 subscription have been paid to date.

Effective August 28, 2012, the Board of Directors of the Company granted the Company’s Director and majority shareholder, Herbert C. Pohlmann, options to purchase an aggregate of 400,000 shares of the Company’s common stock at an exercise price of $1.00 per share and with a term of ten years in consideration for among other things, services rendered to the Company as a Director.

Effective August 28, 2012, the Board of Directors of the Company granted John Callis, a former Director of the Company, (a) warrants to purchase 220,000 shares of common stock of the Company with a term of one (1) year and an exercise price of $1.00 per share; and (b) warrants to purchase 52,500 shares of common stock of the Company with a term expiring on January 5, 2017 and an exercise price of $1.00 per share (collectively, the “Warrants”), in consideration for services rendered to the Company as a former Director (which shares and shares of common stock issuable upon exercise of the warrants are being registered herein).

The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances and grants did not involve a public offering, the recipients took the shares, options and warrants, as applicable, for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients were either (a) “accredited investors” and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions.  Additionally, the Company claims an exemption from registration afforded by Section 3(a)(9) of the Act for the conversions of the Convertible Promissory Notes, as the securities were exchanged by the Company with its existing security holders exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
2.1(1)	Definitive Acquisition Purchase Agreement
2.2(1)	Agreement For Exchange of Common Stock between Grifco and Coil Tubing
2.3(1)	Plan and Agreement of Merger and Reorganization
3.1(1)	Articles of Incorporation
3.2(1)	Articles of Merger
3.3(1)	Series A Preferred Stock Designation
3.4(1)	Series B Preferred Stock Designation
3.5(1)	Certificate of Amendment (increasing authorized shares to 750,000,000 shares of common stock)
3.6(1)	Certificate of Amendment (increasing authorized shares to 1,990,000,000 shares of common stock)
3.7(1)	Certificate of Amendment (increasing authorized shares to 4,990,000,000 shares of common stock)
3.8(1)	Certificate of Amendment (affecting 1:300 reverse split and authorization of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock)
3.9(1)	Bylaws (Nevada)
4.1(1)	Coil Tubing Technology, Inc. 2010 Stock Incentive Plan
4.2(1)	Coil Tubing Technology, Inc. 2012 Stock Incentive Plan
5.1*	Form of Opinion and consent of The Loev Law Firm, PC
10.1(1)	Hammelmann Statement of Understanding Coil Tubing Cleaner
10.2(1)	Hammelmann Statement of Understanding 5 1/8” RotorJet and TurboJet
10.3(1)	Agreement and Release between Grifco and Coil Tubing
10.4(1)	Restatement and Novation of Agreement for Exchange of Common Stock between Grifco and Coil Tubing
10.5(1)	Employment Agreement with Jerry Swinford
10.6(1)	At-Will Employment, Non-Competition, Confidential information, Invention Assignment and Arbitration Agreement with Jerry Swinford
10.7(1)	Employment Agreement with Jason Swinford
10.8(1)	At-Will Employment, Non-Competition, Confidential information, Invention Assignment and Arbitration Agreement with Jason Swinford
10.9(1)	Intellectual Property Purchase Agreement Between Jerry Swinford and the Company
10.10(1)	Secured Promissory Note ($475,000) – November 30, 2010
10.11(1)	Secured Promissory Note ($700,0000) – November 30, 2010
10.12(1)	Guaranty Agreement, Whereby Holdings Guaranteed The Repayment of Jerry Swinford’s Notes
10.13(1)	Cancellation, Resignation, Repayment and Issuance Agreement with Charles Wayne Tynon
10.14(1)	Voting Agreement Between Herbert C. Pohlmann and Jerry Swinford
10.15(1)	Anti-Dilution and Make Whole Agreement with Herbert C. Pohlmann
10.16(1)	First Amendment to Anti-Dilution and Make Whole Agreement with Herbert C. Pohlmann
10.17(1)	First Amendment to Employment Agreement with Jerry Swinford
10.18(1)	First Amendment to Employment Agreement with Jason Swinford
10.19(1)	Intellectual Property Assignment Agreement between Jerry Swinford and the Company
10.20(1)	Form of Officer and Director Stock Option Agreement (granted to Jerry and Jason Swinford)
10.21(1)	Form of Common Stock Purchase Warrant (granted in connection with the January 2012 sale of Units)
10.22*	Distribution Agreement with Supreme Oilfield Services
10.23*	Second Amendment to Employment Agreement with Jerry Swinford
10.24*	Second Amendment to Employment Agreement with Jason Swinford

10.25*	Stock Option Agreement – Jerry Swinford
10.26*	Stock Option Agreement – Jason Swinford
10.27*	Stock Option Agreement – Herbert C. Pohlmann
10.28*	Third Amendment to Employment Agreement with Jerry Swinford
10.29*	Third Amendment to Employment Agreement with Jason Swinford
21.1(1)	Subsidiaries
23.1*	Consent of LBB & Associates Ltd., LLP
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

(1) Filed as exhibits to the Company’s Form 10 Registration Statement, filed with the Commission on January 23, 2012, and incorporated by reference herein.

* Filed herein.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	That, for the purpose of determining liability under the Securities Act:

Each Prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Houston, Texas, on October 16, 2012.

COIL TUBING TECHNOLOGY, INC.

/s/ Jason Swinford Jason Swinford
Chief Executive Officer (Principal Executive Officer) and Director

/s/ Jerry Swinford Jerry Swinford
Chief Financial Officer (Principal Accounting/Financial Officer), Secretary, Treasurer, Executive Vice President and Chairman

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

NAME	TITLE	DATE

/s/ Jason Swinford Jason Swinford	Chief Executive Officer (Principal Executive Officer) and Director	October 16, 2012

/s/ Jerry Swinford Jerry Swinford	Chief Financial Officer (Principal Accounting/Financial Officer), Secretary, Treasurer, Executive Vice President and Chairman	October 16, 2012

/s/ Herbert C. Pohlmann Herbert C. Pohlmann	Director	October 16, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1(1)	Definitive Acquisition Purchase Agreement
2.2(1)	Agreement For Exchange of Common Stock between Grifco and Coil Tubing
2.3(1)	Plan and Agreement of Merger and Reorganization
3.1(1)	Articles of Incorporation
3.2(1)	Articles of Merger
3.3(1)	Series A Preferred Stock Designation
3.4(1)	Series B Preferred Stock Designation
3.5(1)	Certificate of Amendment (increasing authorized shares to 750,000,000 shares of common stock)
3.6(1)	Certificate of Amendment (increasing authorized shares to 1,990,000,000 shares of common stock)
3.7(1)	Certificate of Amendment (increasing authorized shares to 4,990,000,000 shares of common stock)
3.8(1)	Certificate of Amendment (affecting 1:300 reverse split and authorization of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock)
3.9(1)	Bylaws (Nevada)
4.1(1)	Coil Tubing Technology, Inc. 2010 Stock Incentive Plan
4.2(1)	Coil Tubing Technology, Inc. 2012 Stock Incentive Plan
5.1*	Form of Opinion and consent of The Loev Law Firm, PC
10.1(1)	Hammelmann Statement of Understanding Coil Tubing Cleaner
10.2(1)	Hammelmann Statement of Understanding 5 1/8” RotorJet and TurboJet
10.3(1)	Agreement and Release between Grifco and Coil Tubing
10.4(1)	Restatement and Novation of Agreement for Exchange of Common Stock between Grifco and Coil Tubing
10.5(1)	Employment Agreement with Jerry Swinford
10.6(1)	At-Will Employment, Non-Competition, Confidential information, Invention Assignment and Arbitration Agreement with Jerry Swinford
10.7(1)	Employment Agreement with Jason Swinford
10.8(1)	At-Will Employment, Non-Competition, Confidential information, Invention Assignment and Arbitration Agreement with Jason Swinford
10.9(1)	Intellectual Property Purchase Agreement Between Jerry Swinford and the Company
10.10(1)	Secured Promissory Note ($475,000) – November 30, 2010
10.11(1)	Secured Promissory Note ($700,0000) – November 30, 2010
10.12(1)	Guaranty Agreement, Whereby Holdings Guaranteed The Repayment of Jerry Swinford’s Notes
10.13(1)	Cancellation, Resignation, Repayment and Issuance Agreement with Charles Wayne Tynon
10.14(1)	Voting Agreement Between Herbert C. Pohlmann and Jerry Swinford
10.15(1)	Anti-Dilution and Make Whole Agreement with Herbert C. Pohlmann
10.16(1)	First Amendment to Anti-Dilution and Make Whole Agreement with Herbert C. Pohlmann
10.17(1)	First Amendment to Employment Agreement with Jerry Swinford
10.18(1)	First Amendment to Employment Agreement with Jason Swinford
10.19(1)	Intellectual Property Assignment Agreement between Jerry Swinford and the Company
10.20(1)	Form of Officer and Director Stock Option Agreement (granted to Jerry and Jason Swinford)
10.21(1)	Form of Common Stock Purchase Warrant (granted in connection with the January 2012 sale of Units)
10.22*	Distribution Agreement with Supreme Oilfield Services
10.23*	Second Amendment to Employment Agreement with Jerry Swinford
10.24*	Second Amendment to Employment Agreement with Jason Swinford

10.25*	Stock Option Agreement – Jerry Swinford
10.26*	Stock Option Agreement – Jason Swinford
10.27*	Stock Option Agreement – Herbert C. Pohlmann
10.28*	Third Amendment to Employment Agreement with Jerry Swinford
10.29*	Third Amendment to Employment Agreement with Jason Swinford
21.1(1)	Subsidiaries
23.1*	Consent of LBB & Associates Ltd., LLP
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

(1) Filed as exhibits to the Company’s Form 10 Registration Statement, filed with the Commission on January 23, 2012, and incorporated by reference herein.

* Filed herein.